UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
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CADENCE DESIGN SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held as follows:

When:	Where:

May 2, 2024 1:00 p.m. Pacific Time	Virtual Meeting www.meetnow.global/M5WZT79

Items of Business:

The purpose of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) is to consider and take action on the following:

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To elect the nine directors named in the proxy statement to serve until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To approve the amendment of the Employee Stock Purchase Plan.

3.	To approve the amendment of the Restated Certificate of Incorporation to limit monetary liability of certain officers as permitted by law.

4.	To approve the amendment of the Restated Certificate of Incorporation regarding stockholder action by written consent.

5.	To vote on an advisory resolution to approve named executive officer compensation.

6.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2024.

7.	To vote on a stockholder proposal regarding vote on golden parachutes, if properly presented at the meeting.

8.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:

Holders of Cadence Design Systems, Inc. common stock at the close of business on March 4, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

How to Vote:

Your vote is important to us. Please cast your vote promptly via the internet, telephone or mail. Specific instructions on how to vote are included in the Notice of Internet Availability of Proxy Materials that Cadence will mail to its stockholders as of the Record Date on or about March 20, 2024. You will also be able to vote your shares electronically during the virtual Annual Meeting.

How to Attend:

The Annual Meeting will be held online at www.meetnow.global/ M5WZT79 via live audio webcast. Stockholders will be able to attend and participate in the Annual Meeting online, vote their shares electronically, and submit questions through the virtual meeting platform during the meeting. Please refer to the “Information About the Annual Meeting” section of the proxy statement for detailed instructions on how to register for and attend the Annual Meeting.

By Order of the Board of Directors,

San Jose, California March 21, 2024	Karna Nisewaner Senior Vice President, General Counsel and Corporate Secretary

Letter to Our Stockholders	1

Corporate Governance	3

Board of Directors	7

Stockholder Engagement	19

Matters to Be Considered at the Annual Meeting	20

Proposal 1: Election of Directors	20

Proposal 2: Approval of the Amended and Restated Employee Stock Purchase Plan	30

Proposal 3: Approval and Adoption of the Amendment of the Restated Certificate of Incorporation to Limit Monetary Liability of Certain Officers as Permitted By Law	36

Proposal 4: Approval and Adoption of the Amendment of the Restated Certificate of Incorporation Regarding Stockholder Action By Written Consent	38

Proposal 5: Advisory Resolution to Approve Named Executive Officer Compensation	40

Proposal 6: Ratification of the Selection of the Independent Registered Public Accounting Firm	41

Audit Committee Report	42

Fees Billed to Cadence by the Independent Registered Public Accounting Firm During Fiscal 2023 and 2022	43

Proposal 7: Stockholder Proposal Regarding Vote on Golden Parachutes	44

Security Ownership of Certain Beneficial Owners and Management	47

Delinquent Section 16(a) Reports	50

Compensation Discussion and Analysis	51

Compensation Committee Report	67

Compensation Committee Interlocks and Insider Participation	68

Compensation of Executive Officers	69

Potential Payments Upon Termination or Change in Control	77

Equity Compensation Plan Information	83

Pay Ratio Disclosure	84

Pay Versus Performance	85

Certain Transactions	92

Information About the Annual Meeting	95

Other Matters	102

Appendix A: Cadence Design Systems, Inc. Amended and Restated Employee Stock Purchase Plan	A-1

Appendix B: Proposed Amendment to Cadence Design Systems, Inc. Restated Certificate of Incorporation to Limit Monetary Liability of Certain Officers as Permitted By Law	B-1

Appendix C: Proposed Amendment to Cadence Design Systems, Inc. Restated Certificate of Incorporation Regarding Stockholder Action by Written Consent	C-1

PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS

Dear Cadence Stockholders:

On behalf of the Board of Directors, I would like to thank you for your continued trust and confidence in Cadence. The Board represents your interests as we work towards creating sustainable long-term value for stockholders. We are continuing our focus on overseeing the execution of Cadence’s business strategy and prudent risk management, and I am pleased to communicate with you about several of our priorities and actions since the 2023 Annual Meeting of Stockholders.

Business Strategy and Risk Management

The Board discusses Cadence’s business strategy and risk throughout the year. In 2023 and early 2024, Cadence delivered several significant products including the revolutionary Millennium™ M1 platform, the industry’s first accelerated multi-physics supercomputing platform. Cadence also substantially grew its footprint at market shaping customers in 2023 and furthered its relationships with key ecosystem partners. Generational trends such as AI, hyperscale computing, autonomous driving, 5G, and IoT continue driving strong design activity and our Intelligent System Design™ strategy has us extremely well positioned to benefit from the resulting opportunities. Cadence is at the forefront of the AI revolution, closely partnering with several marquee semiconductor and systems companies on their trailblazing AI designs. Over the course of 2023, Cadence continued building out its generative Cadence.AI portfolio, the industry’s broadest AI offerings spanning chip to board to system, delivering exceptional optimization and productivity benefits. Accelerating momentum of the Cadence.AI portfolio has led to an almost tenfold increase in the number of customers adopting Cadence’s GenAI solutions in 2023, as customers embrace the technology to develop optimized products much more efficiently. Cadence continues to return significant value to stockholders through our continued focus on delivering innovative products, consistent execution, and driving customer success.

Human Capital Management and Corporate Social Responsibility

Cadence employees are at the center of everything we create and the business success we achieve. Our people-first One Team culture drives the employee experience and enables us to attract and retain the best talent. Our programs foster high trust, collaboration, inclusiveness and teamwork, and Cadence is dedicated to creating an environment where employees of all backgrounds can have a meaningful career and can achieve their full potential. Our One Team culture cultivates the innovation needed to develop Cadence’s suite of industry-leading products and services. Our team of passionate, dedicated, and talented employees go above and beyond for our customers, our communities, and each other, generating long-term value for Cadence and all its stakeholders. Our 49% headcount growth over the last five years and average tenure of 6.9 years reflect our efforts to create an environment that attracts and retains high-performing talent. Cadence was again recognized for its One Team culture in 2023, receiving accolades such as #9 on Fortune’s World’s Best Workplaces list, The Wall Street Journal’s Best-Managed Companies, the Human Rights Campaign Equality 100 Award for LGBTQ+ inclusion, and Global Semiconductor Alliance’s (GSA) Designing the Difference Award. Of employees surveyed, 94% say they are proud to tell others they work at Cadence and 93% say Cadence is a great place to work.

Cadence is dedicated to building ethical and sustainable business operations and supply chains, and to maintaining governance structures that are in line with the best practices of our peers. In 2023, we submitted our greenhouse gas reduction targets to the Science Based Targets Initiative (SBTi) for validation, procured 100% renewable energy for our global operations, and expect to secure CarbonNeutral® certification for the third year in a row. The Cadence Giving Foundation partnered with the Clinton Health Access Initiative to provide funding and

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technology to develop and scale access to low-emission AC units in India and Indonesia, an effort that is expected to mitigate 60Gt of CO2 emissions by 2050 – a year’s worth of current emissions for the entire planet. In addition, Cadence’s products and services enable our customers to design tomorrow’s products and help drive advancements in sustainability across industries.

We encourage you to review the Corporate Social Responsibility section of this proxy statement, as well as our 2023 ESG Report, which will be available on the Corporate Social Responsibility page at www.cadence.com, for more information on our environmental, social and governance initiatives.

Board Refreshment

Dr. John B. Shoven is not seeking re-election at the Annual Meeting of Stockholders when his current term expires. The Board thanks Dr. Shoven for his 32 years of service on the Board, including 16 years as Chair, and for his invaluable contributions to Cadence. As we continue to evaluate board refreshment, we remain committed to seeking skilled and talented leaders who can apply their unique and valuable experiences to the stewardship of Cadence. Since the beginning of 2020, we have added five directors to the Board, each of whom enhances our Board through their distinct and diverse professional and personal experiences. We regularly review board composition and will continue to proactively manage the composition of the Board to ensure it has the appropriate mix of tenures and the requisite skills to address Cadence’s current and future needs.

Corporate Governance and Stockholder Engagement

We routinely evaluate our corporate governance in light of best practices at fellow S&P 500 companies, investor guidelines and alignment with Cadence’s strategy and needs. As our stockholders play an important role in governance, Cadence maintains a robust stockholder engagement program to better understand your viewpoints on topics such as sustainable business practices, board composition and refreshment, culture, diversity, equity and inclusion, and executive compensation. For our engagement in the fall of 2023, Cadence reached out to more than 20 stockholders representing over half of our outstanding shares. Our stockholders also have the opportunity to communicate their views at the Annual Meeting, quarterly earnings process, or by writing to us at the address provided in the section of this proxy statement entitled “Communication with Directors.”

Your vote is important to us. We encourage you to read this proxy statement and vote your shares.

Sincerely,

ML Krakauer
Board Chair

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

Board:

✓  Independent director serving as chair of the Board of Directors of Cadence (the “Board” or the “Board of Directors”)

✓  Substantial majority of independent directors – nine of the ten current directors are independent

✓  All Board committees comprised entirely of independent directors

✓  Regular executive sessions of the independent directors

✓  Annual Board and committee evaluations – overseen by the Corporate Governance and Nominating Committee

✓  Board refreshment and succession planning

✓  Annual Chief Executive Officer (“CEO”) and senior leadership succession review

✓  Principled Code of Business Conduct

✓  Robust insider trading and related party transactions policies

✓  Committee authority to retain independent advisors

✓  Stock Ownership Guidelines – each non-employee director required to hold Cadence shares valued at a minimum of $375,000 within five years of appointment or election

✓  Proactive, ongoing and responsive stockholder engagement program, including direct involvement by the Board

✓  Board continuing education – new director orientation and continuing education on critical topics and issues

Stockholder Rights:	Compensation:

✓  No “poison pill” (stockholders’ rights plan)

✓  No dual class common stock structure

✓  Ability to act by written consent

✓  Ability to call a special meeting

✓  Proxy access

✓  No supermajority voting requirements

✓  Robust stockholder engagement program

✓  Directors elected by majority vote in an uncontested election

✓  All directors elected annually (no classified Board structure)

✓  Annual Say-on-Pay stockholder vote

✓  Compensation Recovery (“Clawback”) Policy

✓  Prohibition on hedging of Cadence securities

✓  Use of an independent compensation consultant

✓  Stock Ownership Guidelines – (i) 3X the annual base salary for the CEO and (ii) 1X the annual base salary for all other executive officers, in each case within five years of appointment

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CORPORATE GOVERNANCE PRACTICES

Cadence is governed by the Board and the committees of the Board, which meet throughout the year. Cadence and its Board are committed to sound corporate governance which helps Cadence compete more effectively, sustain its success and build long-term stockholder value. The Board and management regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents, including the charters of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, the Code of Business Conduct, the Related Party Transactions Policies and Procedures and the Board’s Corporate Governance Guidelines, are available on the Corporate Governance page at www.cadence.com. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which cover various topics relating to the Board and its activities, including the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures, Board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee annually reviews the Corporate Governance Guidelines, which may be amended by the Board at any time and were most recently amended in May 2023.

Code of Business Conduct

Cadence has adopted a Worldwide Code of Business Conduct (the “Code of Business Conduct”) to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials and others. The Code of Business Conduct applies to Cadence’s directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition to continued service or employment with Cadence. The Code of Business Conduct covers topics including diversity and inclusion, health and safety, confidentiality of assets and information, conflicts of interest, anonymous reporting of non-compliance, compliance with federal and state securities laws, employment practices, political contributions, payment practices and compliance with competition, human rights, anti-corruption and other laws and regulations.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board. Any waivers for other employees may be granted only by the Chief Executive Officer or the General Counsel or their respective designees. To the extent required under applicable U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq Stock Market (“Nasdaq”) rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer in accordance with applicable law by posting such information on its website at www.cadence.com.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines for Cadence’s directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each non-employee member of the Board is required to hold shares of Cadence common stock with a value of at least $375,000 within five years of the date of his or her initial appointment or election to the Board. Cadence’s Chief Executive Officer is required to hold shares of Cadence common stock with a value of at least three times his or her annual base salary within five years of the date of his or her appointment, and Cadence’s other executive officers are required to hold shares of Cadence common stock with a value of at least his or her annual base salary within five years of the date of his or her appointment.

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As of the Record Date, all directors and executive officers met the stock ownership guidelines applicable to them.

Anti-Hedging Policy and Trading Restrictions

Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits Cadence’s directors, executive officers and all other Cadence employees (and their respective family and household members) from hedging their ownership of Cadence securities (regardless of whether such securities were granted as compensation or are otherwise held, directly or indirectly, by such employee or director), including by purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or trading in publicly-traded options, puts, calls or other derivative instruments related to Cadence securities. Cadence’s Securities Trading Policy also prohibits short-sales and similar transactions and pledges of Cadence stock or deposits of Cadence stock in margin accounts.

CORPORATE SOCIAL RESPONSIBILITY

Cadence’s commitment to corporate social responsibility and its environmental, social and governance (“ESG”) initiatives create value for the company and all of its stakeholders. Our employees are at the center of everything we create and the business success we achieve. Cadence is committed to maximizing innovation by fostering an environment where all employees have an equal opportunity to share their ideas and to be heard. Fostering a high-performing, inclusive culture is a foundational tenet of our business strategy. We believe that as a global leader in electronic design whose offerings enable the world’s most innovative companies to bring to market products that transform the way people live, work and play, Cadence has an opportunity and a responsibility to be an organization that positively impacts society. As we work towards this goal, Cadence is committed to building ethical and sustainable business operations and supply chains and to maintaining governance structures that are in line with the best practices of our peers.

For more information on Cadence’s ESG strategy, programs and activities, see Cadence’s Corporate Social Responsibility page at www.cadence.com for our annual ESG Report, including the 2022 ESG Report and the 2023 ESG Report, which will be available later this year. Our most recent EEO-1 data will also be made available on our website when complete. The contents of Cadence’s ESG Report and website, including our EEO-1 data, are not part of or incorporated by reference into this proxy statement.

Environmental Sustainability

As the impact of climate change intensifies, Cadence is increasingly providing creative solutions to reduce power consumption and enable more sustainable innovation across the technology industry. We are committed to our target of reaching Net-Zero greenhouse gas (“GHG”) emissions in our operations by 2040. Since 2019, we have significantly decreased the combined Scope 1, 2, and 3 emissions, and we are on track to halve GHG emissions by 2030. Cadence secured CarbonNeutral® certification across our global operations for 2021 and 2022, and we expect to secure certification for 2023 as well. While we are excited about our progress, we continue to invest in value chain engagement around decarbonization through our full value chain to achieve Net-Zero by 2040.

Diversity, Equity and Inclusion

It is important to the success of Cadence that we provide the support our employees need to thrive. Cadence strives to foster an environment where all employees can have a meaningful career and equal opportunities to make an impact. This includes building an inclusive culture based on trust, cooperation, respect and equitable treatment. We believe a diverse team can create a competitive advantage by contributing unique perspectives that advance high performance, innovation and teamwork.

Our key programs and initiatives, which are described in more detail in our annual ESG Report available on our Corporate Social Responsibility page at www.cadence.com, are focused on improving diversity in our hiring pipeline, increasing recruiting and engagement efforts in underrepresented communities, providing career support,

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maintaining pay equity among our employees and raising awareness of unconscious bias. We currently support global Inclusion Groups for Black, Latinx, LGBTQ+, Veteran and Women employees and their allies, in addition to supporting U.S. Inclusion Groups for Asian American and Pacific Islander employees, employees who are neurodivergent or have disabilities and their allies. Each of these forums encourages dialogue for sharing and connecting, as well as promoting belonging in the workplace and awareness of experiences.

Supply Chain Management

Cadence is committed to doing business honestly and ethically, and we expect the same from our suppliers. We partner with suppliers that share our values and aim to build long-lasting relationships that are mutually beneficial and create value for society beyond our respective organizations. In 2023, we continued to identify and promote diversity in our supply chain as well as to extend our rigorous governance standards across our value chain with our Supplier Code of Conduct that was introduced in 2020.

We are partnering with key suppliers to improve the accuracy of GHG emissions calculations, and more than half of our 2023 upstream Scope 3 emissions are now calculated using suppliers’ reported emissions, up from one-third in 2022. We continue to track and analyze key suppliers’ carbon reduction goals and disclosures, and 100 of our key suppliers were included in our climate-risk assessment to better understand our upstream climate-related risk and opportunities.

Oversight and Management of Corporate Social Responsibility

Our Board, through its Corporate Governance and Nominating Committee, oversees our corporate social responsibility program and the progress of our environmental (including climate-related risks and opportunities), social (including health, wellness and safety) and governance efforts, matters and initiatives. The Corporate Governance and Nominating Committee formally reviews our environmental, social and governance efforts and climate-related issues within the organization at every regular meeting and regularly reports to the Board on such programs. In 2023, the Corporate Governance and Nominating Committee held three meetings, and in the quarter that it did not meet, the Corporate Governance and Nominating Committee received and reviewed materials relating to ESG. The Board and its Compensation Committee formally review the benefits provided to our employees, including health and wellness, once a year. In 2023, the Compensation Committee charter was amended to add that the Compensation Committee is responsible for overseeing our human capital management (“HCM”) practices.

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BOARD OF DIRECTORS

OVERVIEW AS OF THE RECORD DATE

BOARD MEMBERSHIP

The Board currently consists of ten members: Mark W. Adams, Ita Brennan, Lewis Chew, Anirudh Devgan, ML Krakauer, Julia Liuson, James D. Plummer, Alberto Sangiovanni-Vincentelli, John B. Shoven, and Young K. Sohn. Dr. Shoven is not on the slate of nominees for re-election and his term as a director will expire at the Annual Meeting. As a result, the size of the Board will be reduced to nine members immediately following the expiration of Dr. Shoven’s term at the Annual Meeting.

Cadence remains committed to ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long-term interests of stockholders. See “Director Qualifications and Diversity of Background” below for more information.

DIRECTOR INDEPENDENCE

The Board determines director independence in accordance with the Corporate Governance Guidelines, which require that at least a majority of the Board be “independent” within the meaning of the Nasdaq listing standards.

To be “independent” under the Nasdaq listing standards, among other bright line tests enumerated in the standards, a director must not be an executive officer or employee of the company and must not have a

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relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board considers all relevant facts and circumstances in conjunction with the guidelines provided by the Nasdaq listing standards. This includes, without limitation, Mr. Adams’ role as President and Chief Executive Officer of SMART Global Holdings, Inc. (“SMART”), Ms. Brennan’s role as the former Senior Vice President, Chief Financial Officer of Arista Networks, Inc. (“Arista”), Mr. Chew’s role as the former Executive Vice President, Chief Financial Officer of Dolby Laboratories, Inc. (“Dolby”) and Mr. Sohn’s role as co-founder and co-manager of one of Walden International’s funds, Walden Catalyst, and Cadence’s ordinary course business transactions with SMART, Arista, Dolby and companies in which Mr. Sohn and Walden Catalyst are involved. The Board considers these transactions as part of its overall analysis of the independence of the Board. The Board also considers other board membership, employment, advisory and academic relationships of its members with other companies and institutions with which Cadence does business or to which it makes charitable gifts.

In addition, all such transactions are subject to the terms of the Code of Business Conduct and Related Party Transactions Policies and Procedures. These policies and internal procedural guidelines also require that directors recuse themselves from any discussion or approval by the Corporate Governance and Nominating Committee of Cadence’s transactions with those companies and institutions that are associated with such directors, except to provide material information concerning such transactions to the Corporate Governance and Nominating Committee.

The aggregate annual amounts involved in each of the foregoing transactions involving an entity in which an independent director is or was a partner, or a controlling shareholder or an executive officer in each of the last three fiscal years were less than the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, and the affiliated Board members were determined not to have a direct or indirect material interest in such transactions.

CURRENT INDEPENDENT DIRECTORS

Among the current members of the Board, the Board has determined that Directors Adams, Brennan, Chew, Krakauer, Liuson, Plummer, Sangiovanni-Vincentelli, Shoven and Sohn are independent directors within the meaning of the Nasdaq listing standards. Dr. Devgan, the President and CEO of Cadence, is not deemed independent.

BOARD LEADERSHIP

Dr. Devgan serves as CEO and Ms. Krakauer, an independent director, serves as Board Chair. The Board believes that at this time, Cadence and its stockholders are best served by this leadership structure because it facilitates effective oversight and further strengthens the Board’s independent leadership and commitment to sound governance. This also allows the CEO to focus on the day-to-day business of Cadence, while allowing the Chair to lead the Board in its oversight of management. While the Corporate Governance Guidelines permit the role of Chair to be filled by an officer or employee of Cadence, a lead independent director is required if the Chair is also a Cadence officer or employee. This provides the Board with flexibility to determine whether the two roles should be combined based on the Board’s assessment of Cadence’s needs and leadership from time to time.

PROCESS FOR SELECTING DIRECTOR NOMINEES AND CANDIDATES

The Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. The Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate skills and characteristics required of directors (such as integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, ability to commit sufficient time and attention to Board activities, understanding of

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Cadence’s products, technologies and strategy, and the specific skills set forth under “Director Nominee Qualifications, Skills and Experience” below in Proposal 1 regarding the election of directors) in the context of the current composition of the Board and its committees.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

Stockholders who wish to recommend a prospective candidate for the Board must notify Cadence’s Corporate Secretary in writing with the supporting materials required by Cadence’s Bylaws as described under “Information About the Annual Meeting” below and any other material the stockholder considers necessary or appropriate in order for their recommended candidate to be considered by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any such candidate in the same manner as it evaluates candidates recommended from other sources; provided that, with respect to those candidates recommended by stockholders, such stockholders have provided Cadence with a notice that sets forth information as to such stockholders and director candidates in accordance with Cadence’s Bylaws.

DIRECTOR ATTENDANCE

During the fiscal year ended December 31, 2023, the Board held nine meetings, in addition to taking actions by unanimous written consent for certain of its committees in lieu of a meeting. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2023, with the exception of Ms. Liuson. In the fourth quarter of 2023, Ms. Liuson experienced a death in her family the same week Cadence held multiple Board and committee meetings, and her attendance subsequently fell below 75% for the year. Prior to the fourth quarter of 2023, she attended 100% of the meetings of the Board and the committees on which she served that were held during the period for which she was a director or committee member. The Corporate Governance Guidelines encourage directors to attend the Annual Meeting, and all of Cadence’s directors attended the 2023 Annual Meeting of Stockholders.

INDEPENDENT DIRECTOR SESSIONS

Pursuant to the Corporate Governance Guidelines, Cadence’s independent directors meet privately at least twice each year and Ms. Krakauer as Board Chair and an independent director, presides over portions of Board meetings attended exclusively by independent directors.

BOARD EVALUATIONS

The Board is committed to reviewing its performance through an annual evaluation process. Through the evaluations, the Board assesses its processes, meetings, planning and overall effectiveness. The directors provide feedback on the Board and its committees through questionnaires and interviews with an independent third party. Each year, the independent third party reviews the results and feedback provided by the directors and follows up with the directors regarding their evaluations and presents to the full Board. Any findings that require additional consideration are addressed at subsequent Board and committee meetings, as appropriate.

BOARD SUCCESSION PLANNING

Board succession planning is a regular topic for discussion at Board meetings. The Corporate Governance and Nominating Committee reviews with the Board at least annually the appropriate experience, skills and characteristics required of Board members in the context of the current composition of the Board. New directors undergo a robust orientation process overseen by the Corporate Governance and Nominating Committee that includes a series of briefings with senior management and other experts designed to enable new directors to quickly become active, knowledgeable and effective members of the Board. The briefings include profiles on Cadence’s business, industry, technology, financial landscape, people and culture, as well as corporate governance and regulatory matters.

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CEO AND MANAGEMENT SUCCESSION PLANNING

The Board is actively engaged and involved in the succession planning of Cadence’s management. The Compensation Committee regularly discusses and annually reports to the Board with respect to CEO succession planning, including policies for CEO selection and succession in the event of incapacitation, emergency situations, operational needs, retirement or removal of the CEO and evaluations of and development plans for potential successors to the CEO. In addition, the Compensation Committee, in consultation with the CEO, regularly discusses and annually reviews senior leadership succession planning and reports to the Board with respect to Cadence’s management development program and succession planning.

BOARD RISK OVERSIGHT

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management but has delegated the oversight of certain risks to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee as set forth in the table below.

Committee	Primary Areas of Risk Oversight

Audit Committee	Cadence’s financial condition, financial statements, financial reporting process, accounting, internal control and cybersecurity matters

Compensation Committee	Cadence’s overall compensation and senior leadership succession planning practices, policies and programs, and human capital management practices

Corporate Governance and Nominating Committee	Cadence’s corporate governance, the composition, structure and evaluation of, and succession planning for, the Board and its committees, ESG practices and review and approval of related party policy and transactions

The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

Cybersecurity

Cybersecurity continues to be an important area of focus. Cadence is committed to the protection of our customers’, vendors’, partners’ and employees’ personal information and our Information Security team works to identify and prevent cybersecurity risks through enhanced privacy and data cybersecurity initiatives. Our Chief Information Security Officer administers our data privacy and cybersecurity program with oversight by the Audit Committee and regularly updates the Board and Audit Committee on our cybersecurity performance and risk profile.

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COMMITTEES OF THE BOARD

The Board currently has the following committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each of these committees meets regularly, reports on its activities to the full Board, is authorized to engage external advisors and has a written charter that is approved by the Board and available on the Corporate Governance page at www.cadence.com. The table below shows the current composition of the committees.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance

Mark W. Adams				✓

Ita Brennan	✓

Lewis Chew				✓

Anirudh Devgan

ML Krakauer		✓	✓

Julia Liuson		✓	✓

James D. Plummer	✓		✓

Alberto Sangiovanni-Vincentelli			✓	✓

John B. Shoven	✓	✓

Young K. Sohn

   Committee Chair ✓ Member

Audit Committee

The Board has determined that all four members of the Audit Committee are “independent” as defined by the Nasdaq listing standards applicable to audit committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Directors Brennan, Chew and Shoven are “audit committee financial experts” as defined in rules promulgated by the SEC.

The Audit Committee charter was last amended in February 2023 and complies with the Nasdaq listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and discharging Cadence’s independent registered public accounting firm;

•

Pre-approving (or where permitted by SEC rules in the case of de minimis non-audit services, subsequently approving) all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•

Engaging in dialogues with the independent registered public accounting firm with respect to any relationships or services between Cadence and the independent registered public accounting firm that may impact the objectivity and independence of the independent registered public accounting firm;

•	Setting clear policies regarding employment by Cadence of individuals employed or formerly employed by the independent auditors;

•	Reviewing audit and internal quality control procedures, the results of the annual audit and any audit problems, difficulties or significant disagreements with management;

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•

Reviewing Cadence’s annual and quarterly financial statements, annual reports on Form 10-K and quarterly reports on Form 10-Q, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on Form 10-K;

•

At least annually, reviewing, discussing with management and assessing the adequacy and effectiveness of Cadence’s internal controls and procedures, disclosure controls and procedures, and Cadence’s guidelines, policies and practices with respect to risk assessment and risk management as they relate to Cadence’s financial condition, financial statements, financial reporting process and accounting matters, cybersecurity, and overseeing financial risk exposures;

•

Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by Cadence regarding accounting, internal controls, auditing or violations of federal securities law matters;

•

At least on a quarterly basis, inquiring from the independent auditor whether Cadence’s financial statements have been selected by the Public Company Accounting Oversight Board, or PCAOB, for inspection. The Committee shall be apprised on a “real time” basis of any material developments in connection with any inspection; and

•	Annually reviewing and evaluating its performance, including by reviewing its compliance with the Audit Committee charter.

The Audit Committee held five meetings during fiscal 2023. See “Audit Committee Report” below for more information.

Compensation Committee

The Compensation Committee is currently comprised of four members, each of whom the Board has determined to be “independent” as defined by the Nasdaq listing standards applicable to compensation committee members and satisfies the applicable independence standards under the Exchange Act for compensation committee service. All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

The Compensation Committee may delegate its authority over certain matters to management when it deems it to be appropriate and in the best interests of Cadence. In fiscal 2023, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO, Chief Financial Officer (“CFO”) and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend Cadence’s Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors, and the Compensation Committee did not delegate any authority with respect to the consideration and determination of director compensation in fiscal 2023.

The Compensation Committee charter was last amended in February 2024. The duties and responsibilities of the Compensation Committee include:

•

Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any director who is also a Cadence employee, and evaluating the performance of the CEO and any employee director in light of those goals and objectives;

•	Overseeing the evaluation of Cadence’s management;

•	Reviewing at least annually Cadence’s senior leadership succession planning in consultation with the CEO;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

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•

Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation;

•

Reviewing annually an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Compensation Committee or management, who are involved in determining or recommending executive or Board compensation;

•

Assessing the independence of any consultants or other outside advisors that the Compensation Committee selects or receives advice from, and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee;

•

Overseeing Cadence’s human capital management practices, including periodically reviewing the development, implementation and effectiveness of Cadence’s policies and strategies relating to talent management and development, talent acquisition, culture, employee engagement, and diversity, equity and inclusion; and

•	Overseeing Cadence’s compliance with the compensation recovery policy.

The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence stockholders. In fiscal 2023, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), for advice regarding the compensation of Cadence’s executive officers and Board. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and certain other employees and providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence. Pursuant to the factors set forth in Item 407 of Regulation S-K promulgated by the SEC and the Nasdaq listing standards, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

In determining the compensation of Cadence’s executive officers, including Cadence’s named executive officers (as defined below in “Compensation Discussion and Analysis”), the Compensation Committee considers the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	Cadence’s Securities Trading Policy, which restricts certain transactions in Cadence’s securities, prohibits hedging by members of the Board and all employees and requires executive officers and

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members of the Board to obtain permission from the General Counsel or their designee before trading any shares of Cadence common stock, except those transactions expressly permitted in such policy;

•

Cadence’s Clawback Policy, which generally provides for the mandatory recovery of erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement;

•	Caps on bonus awards to limit windfalls; and

•	The consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the named executive officers.

The Compensation Committee held three meetings during fiscal 2023.

Corporate Governance and Nominating Committee

The Board has determined that all five members of the Corporate Governance and Nominating Committee are “independent” as defined by the Nasdaq listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2024. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

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Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

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Considering potential director candidates recommended by Cadence’s management and stockholders in the same manner as nominees identified by the Corporate Governance and Nominating Committee; provided that, with respect to those candidates recommended by stockholders, such stockholders have provided Cadence with a notice that sets forth information as to such stockholders and director candidates in accordance with Cadence’s Bylaws;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each director’s performance and effectiveness and determining whether the Board desires his or her continued service;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

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Reviewing and approving any related party transactions and recommending to the full Board for approval policies and procedures for the review, approval and ratification of such transactions and amendments to such policies and procedures;

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Reviewing whether it is appropriate for a director to continue to serve as a member of the Board if his or her business responsibilities or personal circumstances change and making a recommendation to the Board as to any action to be taken with respect to such change;

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Determining whether to approve any director (a) accepting employment, directorship, consulting engagement, advisory board position or any other affiliation with another company or (b) starting a new business which may be, or give the appearance of, a conflict of interest;

•	Overseeing the orientation program that Cadence provides to new directors and making recommendations regarding director continuing education programs; and

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•

Overseeing Cadence’s policies and practices regarding corporate social responsibility and sustainability programs, including environmental / climate-related, social and governance matters and initiatives, and reporting to the Board at least annually on such programs (with the Compensation Committee having primary responsibility relating to human capital management).

The Corporate Governance and Nominating Committee regularly discusses and annually reviews the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2023.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to third parties and has the authority to approve those that involve amounts up to $200 million. The Finance Committee charter was last amended in July 2020.

The Finance Committee held five meetings during fiscal 2023.

COMPONENTS OF DIRECTOR COMPENSATION

The Compensation Committee, with input from its independent compensation consultant Semler Brossy, annually reviews and recommends to the Board the compensation program for directors who are not employees of Cadence. Directors who are Cadence employees, such as Dr. Devgan, do not receive additional compensation for their service on the Board. In setting non-employee director compensation, the Compensation Committee considers the competitiveness of Cadence’s director compensation from a number of different perspectives, including average total compensation, aggregate compensation for the full Board and individual director compensation as differentiated by committee membership and leadership roles. The Compensation Committee also reviews Cadence’s director compensation relative to Cadence’s peer group, which is also used to determine market levels for executive compensation (see “Compensation Discussion and Analysis” below for more information).

The following table sets forth the components of the non-employee directors’ compensation for fiscal 2023:

Compensation Component	Director Compensation

Annual Retainer(1)	$80,000

Lead Independent Director Fees(2) (3)	$80,000 for Lead Independent Director

Chair Fees(3)	$80,000 for Board Chair(4) $40,000 for Chair of the Audit Committee $30,000 for Chair of the Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee

Meeting Attendance Fees(5)	$2,000 per meeting attended in person or by videoconference $1,000 per meeting attended by telephone

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Compensation Component	Director Compensation

Incentive Stock Award(6)	Incentive stock award with a grant date fair value of $219,997 for each non-employee director that fully vests on the first anniversary of the date of grant

New Director Equity Award (one-time grant)	Each non-employee director who joins the Board may be granted incentive stock awards, stock options and restricted stock units (“RSUs”) under the 1995 Directors Stock Incentive Plan (the “Directors Plan”), the amounts of which are determined at the sole discretion of the Board or its designated committee

Stock Ownership Guidelines(7)	Each non-employee director is required to hold shares of Cadence common stock with a value equal to at least $375,000 within five years of initial appointment or election to the Board

(1)

The annual retainer fees paid to our non-employee directors are typically paid quarterly, with proration for partial terms served. Directors may elect to defer cash compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Cadence does not match contributions made under Cadence’s deferred compensation plan.

(2)	Dr. Shoven served as Lead Independent Director of the Board until the 2023 Annual Meeting of Stockholders.

(3)	Chair and Lead Independent Director fees are typically paid quarterly.

(4)

Ms. Krakauer has served as Board Chair since the date of the 2023 Annual Meeting of Stockholders. A non-employee director serving as Board Chair is also eligible to receive fees for service as the Chair of any of the Board committees.

(5)

No additional compensation is paid when the Board or a committee acts by unanimous written consent in lieu of a meeting. Non-employee directors are also eligible for reimbursement of expenses they incur in connection with attending Board meetings in accordance with Cadence’s expense reimbursement policy.

(6)

On May 4, 2023, each then-serving non-employee director was granted an incentive stock award of 1,073 shares of Cadence common stock under the Directors Plan (which award had a grant date fair value of approximately $219,997). Incentive stock awards granted to each of the non-employee directors will vest in their entirety on the earlier to occur of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, provided that the director continues to serve Cadence on that date.

(7)

As of the Record Date, all directors met the stock ownership guidelines applicable to them. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities, as discussed above under “Anti-Hedging Policy and Trading Restrictions.”

In addition, a medical and prescription benefits coverage reimbursement plan is available to active non-employee directors who were directors on December 31, 2014 (the “Eligible Directors”), eligible retired directors who retired from the Board on or prior to December 31, 2014 (the “Eligible Retired Directors”) and their respective dependents (the “Medical Reimbursement Plan”). Directors first elected or appointed to the Board after December 31, 2014 are not eligible to participate in the Medical Reimbursement Plan. Eligible Directors and their dependents may obtain coverage under the Medical Reimbursement Plan during their term of service on the Board. Eligible Retired Directors, Eligible Directors and their dependents may continue coverage under the Medical Reimbursement Plan starting immediately after the director’s termination of service for a continuous term not to exceed such director’s term of service on the Board.

A director’s eligibility for participation in the Medical Reimbursement Plan immediately ceases if the plan administrator determines that he or she has violated the Code of Business Conduct or is engaged as an

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employee, consultant, director or advisor of, or significant investor in, a competitor of Cadence. Under the Medical Reimbursement Plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 for expenses incurred per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the Medical Reimbursement Plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

DIRECTOR COMPENSATION FOR FISCAL 2023

The following table sets forth the compensation earned in fiscal 2023 by Cadence’s directors (other than Dr. Devgan) who served on the Board in fiscal 2023. Dr. Devgan, Cadence’s President and CEO, and Lip-Bu Tan, former Executive Chair, did not receive any additional compensation for serving as director in fiscal 2023. Dr. Devgan’s compensation is disclosed in the Compensation Discussion and Analysis and Compensation of Executive Officers sections of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)(5)	Total ($)

Mark W. Adams	144,000	219,997	—	—	364,737

Ita Brennan	142,000	219,997	—	—	362,420

Lewis Chew	158,000	219,997	—	—	379,184

ML Krakauer	162,747	219,997	—	—	384,808

Julia Liuson	102,000	219,997	—	—	321,997

James D. Plummer	114,000	219,997	—	—	334,737

Alberto Sangiovanni-Vincentelli	114,000	219,997	—	17,314	357,711

John B. Shoven	141,473	219,997	—	16,036	378,245

Young K. Sohn	138,000	219,997	—	—	357,997

Lip-Bu Tan	—	—	—	427,143	427,143

(1)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards granted during fiscal 2023 calculated pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation — Stock Compensation) (“FASB ASC 718”). The assumptions used to calculate the valuation of the stock awards for fiscal 2023 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore may not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award.

(2)	As of December 31, 2023, the number of unvested shares of restricted stock held by each director other than Dr. Devgan was as follows:

Mark W. Adams	1,073	James D. Plummer	1,073
Ita Brennan	1,073	Alberto Sangiovanni-Vincentelli	1,073
Lewis Chew	1,073	John B. Shoven	1,073
ML Krakauer	1,073	Young K. Sohn	1,073
Julia Liuson	1,073	Lip-Bu Tan	235,984

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(3)

No option awards were granted to the directors, other than Dr. Devgan, during fiscal 2023. As of December 31, 2023, the number of outstanding stock options held by each director other than Dr. Devgan was as follows:

Mark W. Adams	0	James D. Plummer	0
Ita Brennan	0	Alberto Sangiovanni-Vincentelli	10,000
Lewis Chew	0	John B. Shoven	0
ML Krakauer	0	Young K. Sohn	0
Julia Liuson	0	Lip-Bu Tan	785,520

(4)	The amounts listed in the “All Other Compensation” column above for Dr. Sangiovanni-Vincentelli and Dr. Shoven consist of reimbursements pursuant to the Medical Reimbursement Plan described above.

(5)

Mr. Tan served as Executive Chair through the date of the 2023 Annual Meeting of Stockholders and as an employee throughout 2023. The amounts listed in the “All Other Compensation” column above for Mr. Tan consist of his base salary and cash incentive compensation for 2023 for his services as an employee.

BOARD DIVERSITY MATRIX

The table below provides certain highlights of the composition of our current Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq listing standards.

Board Diversity Matrix (As of March 4, 2024)
Board Size:
Total Number of Current Directors	10
Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	7	3	0	0
Number of directors who identify in any of the categories below:

African American or Black	0	0	0	0

Alaskan Native or American Indian	0	0	0	0

Asian	3	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	4	2	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Undisclosed	0

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STOCKHOLDER ENGAGEMENT

Cadence values and actively solicits input from its stockholders, which directly informs the Board’s decision-making on a variety of topics. In addition to management’s regular engagement with stockholders throughout the year, the Board Chair annually leads a robust outreach program to obtain stockholder feedback on numerous important issues, which in 2023 included our ESG program, sustainable business practices, board composition and refreshment, culture, diversity, equity and inclusion, executive compensation, and the results of the 2023 Annual Meeting of Stockholders. For our engagement in the fall of 2023, Cadence reached out to more than 20 stockholders representing over half of our outstanding shares.

Cadence continues to welcome stockholder feedback on these and other matters of importance and will incorporate such feedback appropriately into its decision-making and approach to stockholder engagement and corporate governance. The Board’s leadership and management plan to continue to engage with stockholders throughout 2024.

COMMUNICATION WITH DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the following address:

Cadence Design Systems, Inc.

Board of Directors

c/o the Office of the Corporate Secretary

2655 Seely Avenue, Building 5

San Jose, California 95134

The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed will be advised of any communication withheld for legal or other considerations as soon as practicable.

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, the nine nominees named below for election to the Board. Each director elected at the Annual Meeting will hold office until Cadence’s 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death.

Each nominee listed below is currently a Cadence director, and all nominees were previously elected by Cadence stockholders at the 2023 Annual Meeting of Stockholders.

DIRECTOR QUALIFICATIONS AND DIVERSITY OF BACKGROUND

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business and that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing the Board membership criteria and recommending them to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, financial literacy, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design, semiconductor and electronics systems technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the needs of the Board from time to time. In addition, the Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate experience, skills and characteristics required of directors in the context of the current composition of the Board and its committees. In seeking diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds and race, ethnicity and gender diversity on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

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DIRECTOR NOMINEE QUALIFICATIONS, SKILLS AND EXPERIENCE

Set forth below is a summary of the qualifications, skills and experience of the director nominees determined by the Corporate Governance and Nominating Committee to be important for an effective Board.

Summary of Qualifications, Skills and Experience

Compensation / Human Capital Management (“HCM”) Experience in compensation, organizational management, leadership, talent development and identifying, recruiting and motivating top talent	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Experience in corporate governance and compliance at the public company board level	✓	✓	✓	✓	✓	✓	✓	✓	✓

Cybersecurity Understanding cybersecurity risks in enterprise operations		✓	✓	✓	✓	✓		✓

Financial Expertise Experience in evaluating financial statements and capital structures and overseeing financial reporting and internal controls	✓	✓	✓	✓	✓		✓		✓

Government / Regulatory / Public Policy Experience in or working with governmental and regulatory organizations		✓	✓

International Experience with global businesses, operations, strategy and customer bases	✓	✓	✓	✓	✓	✓		✓	✓

Marketing Experience in marketing and branding of products and services and identifying and developing new markets for products and services	✓	✓	✓	✓	✓	✓			✓

Operations

Current or former executives with significant operating experience, who are able to provide insight into developing, implementing and assessing an enterprise’s operating plan, business and strategy

	✓	✓	✓	✓	✓	✓			✓

Risk Management Experience in overseeing risk management and understanding risks faced by enterprise operations	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning Experience in providing insight into developing, implementing and assessing corporate growth strategy, including through acquisitions and other business transactions	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology / Semiconductor / Electronic Design Automation (“EDA”)

Understanding of EDA, semiconductor and electronics systems technologies and related industries; ability to understand and oversee the overall business and strategy of Cadence as an industry leader

	✓			✓	✓		✓	✓	✓

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DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee believes that all nine director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies set forth below contain information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each person should serve as a director, in light of our business and structure.

Mark W. Adams
Cadence Committees: Compensation (Chair) Finance Occupation: President and Chief Executive Officer, SMART Global Holdings, Inc. Age: 59 Director Since: 2015

Mr. Adams has served as President and Chief Executive Officer of SMART Global Holdings, Inc., a compute, memory and LED solutions provider, since August 2020. He served as Chief Executive Officer of Lumileds Holding B.V., a light engine technology company, from February 2017 to February 2019 and served as President of Micron Technology, Inc., a semiconductor solutions company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in several positions at Micron Technology, Inc., including interim Chief Financial Officer, Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as Chief Operating Officer of Lexar Media, Inc. in 2006 and as Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006.

Mr. Adams also serves as a director of SMART Global Holdings, Inc. and served as a director of Seagate Technology plc from January 2017 to October 2022.

Mr. Adams has extensive executive leadership and management experience from his roles as a chief executive officer and other management positions at a range of technology companies, including in the areas of finance, sales and operations. In addition to his experience as a technology company executive, Mr. Adams contributes to the expertise of our Board from serving and having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Financial Expertise • International • Marketing	• Operations • Risk Management • Strategic Planning • Technology / Semiconductor / EDA

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Ita Brennan
Cadence Committees: Audit Corporate Governance and Nominating (Chair) Occupation: Former Senior Vice President and Chief Financial Officer, Arista Networks, Inc. Age: 57 Director Since: 2020

Ms. Brennan served as Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, from May 2015 to February 2024. Prior to joining Arista she held several key finance roles, including Chief Financial Officer of QuantumScape Corporation and Chief Financial Officer of Infinera Corporation.

Ms. Brennan also serves as a director of Planet Labs PBC and served as a director of LogMeln, Inc. from November 2018 to September 2020.

Ms. Brennan has extensive financial and accounting expertise and executive leadership experience from her roles as chief financial officer and other finance positions at companies in the technology industry. In addition to her experience as a chief financial officer, Ms. Brennan contributes to the expertise of our Board from serving and having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Cybersecurity • Financial Expertise • Government / Regulatory / Public Policy	• International • Marketing • Operations • Risk Management • Strategic Planning

Lewis Chew
Cadence Committees: Audit (Chair) Finance Occupation: Former Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc. Age: 61 Director Since: 2020

Mr. Chew served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company, from June 2012 to October 2021. He served as Senior Vice President of Finance and Chief Financial Officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components, from 2001 to 2011. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm.

Mr. Chew also serves as a director of Arista Networks, Inc. and served as a director of PG&E Corporation and Pacific Gas and Electric Company from 2009 to 2019. In addition, Mr. Chew is standing for election as a director at Intuitive Surgical, Inc., and plans to serve as a director if he is elected at the company’s annual meeting.

Mr. Chew has extensive financial and accounting expertise and executive leadership experience from his roles as chief financial officer at other technology companies and as a partner at a Big 4 accounting firm. In addition to his experience as a chief financial officer and an accounting firm partner, Mr. Chew contributes to the expertise of our Board from serving and having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Cybersecurity • Financial Expertise • Government / Regulatory / Public Policy	• International • Marketing • Operations • Risk Management • Strategic Planning

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Anirudh Devgan, Ph.D.
Cadence Committees: N/A Occupation: President and CEO Cadence Design Systems, Inc. Age: 54 Director Since: 2021

Dr. Devgan has served as CEO of Cadence since December 2021 and President of Cadence since November 2017 and has been a member of the Board since August 2021. Prior to becoming President, he was Executive Vice President and General Manager of the Digital & Signoff and System & Verification groups at Cadence. Prior to joining Cadence in 2012, Dr. Devgan was General Manager and Corporate Vice President of the Custom Design Business Unit at Magma Design Automation. Previous roles include management and technical positions at IBM, where he received numerous awards including the IBM Outstanding Innovation Award. Dr. Devgan is the recipient of the IEEE/SEMI Phil Kaufman Award, has been inducted into the National Academy of Engineering, is an IEEE Fellow, has written numerous research papers, and holds several patents.

As our President and CEO with over a decade of service in executive leadership roles at Cadence, Dr. Devgan has thorough knowledge of our strategy, operations, culture and competitive landscape. In addition to Dr. Devgan’s Cadence experiences and insights, he has extensive industry relationships, awards and recognitions, including as an inventor, as well as operational and industry experience acquired from his roles at other technology companies, all of which contribute to his service on our Board.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Cybersecurity • Financial Expertise • International	• Marketing • Operations • Risk Management • Strategic Planning • Technology / Semiconductor / EDA

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ML Krakauer
Cadence Committees: Compensation Corporate Governance and Nominating Occupation: Former Executive Vice President and Chief Information Officer, Dell Corporation Age: 67 Director Since: 2022

Ms. Krakauer has served as Board Chair since May 2023 and as a director of Cadence since January 2022. Ms. Krakauer retired as executive vice president, Chief Information Officer of Dell Corporation, a global information technology company, in January 2017. Prior to that, she served in various executive positions at EMC Corporation, a global IT infrastructure company, which she joined in 2008, including Executive Vice President, Chief Information Officer in 2016; Executive Vice President, Business Development, Global Enterprise Services during 2015; and Executive Vice President, Global Human Resources from 2012 to 2015. Ms. Krakauer also held executive general management roles at Hewlett-Packard Enterprise, Compaq Computer Corporation and Digital Equipment Corporation.

Ms. Krakauer also serves as a director of Proterra Inc. and served as a director of Xilinx, Inc. from October 2017 to February 2022, DXC Technology Company from May 2018 to July 2022 and Mercury Systems, Inc. from July 2017 to October 2023.

Ms. Krakauer has extensive information technology and cybersecurity expertise and executive leadership experience from her chief information officer, business development and human resources management roles at technology companies. In addition to her executive leadership experience, Ms. Krakauer contributes to the expertise of our Board from serving and having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Cybersecurity • Financial Expertise • International	• Marketing • Operations • Risk Management • Strategic Planning • Technology / Semiconductor / EDA

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Julia Liuson
Cadence Committees: Compensation Corporate Governance and Nominating Occupation: President of the Developer Division of Microsoft Corporation Age: 53 Director Since: 2021

Ms. Liuson has served as President of the Developer Division of Microsoft Corporation, a global technology provider, since November 2021 and previously served as Corporate Vice President of the Developer Division from 2012 to November 2021. Prior to 2012, Ms. Liuson served in several leadership roles in product and engineering in the Microsoft Visual Studio product line and served as General Manager of Microsoft’s Server and Tools business in Shanghai. Ms. Liuson first joined Microsoft in 1992 and began her career as a software design engineer.

Ms. Liuson has extensive product and engineering expertise, technology industry knowledge, cybersecurity experience and operational leadership experience, including in Asia, from her over thirty years at Microsoft Corporation. Ms. Liuson contributes her strategic and international technology industry insights as a member of our Board.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Cybersecurity • International	• Marketing • Operations • Risk Management • Strategic Planning

James D. Plummer, Ph.D.
Cadence Committees: Audit Corporate Governance and Nominating Occupation: John M. Fluke Professor of Electrical Engineering, Stanford University Age: 79 Director Since: 2011

Dr. Plummer has been a professor of electrical engineering at Stanford University since 1978 and served as the Dean of the Stanford School of Engineering from 1999 to 2014. Dr. Plummer has received numerous awards for his research and is a member of the National Academy of Engineering. Dr. Plummer directed the Stanford Nanofabrication Facility from 1994 to 2000.

Dr. Plummer served as a director of Intel Corporation from 2005 to 2017 and International Rectifier Corporation from 1994 to 2014. In 2023, he was also selected to serve as the inaugural chair of the National Semiconductor Technology Center’s board of trustees.

Dr. Plummer has extensive electrical engineering and technical expertise in the broad field of silicon devices and technology, a deep understanding of our industry and competitive landscape, and industry recognition and relationships from his academic and research roles. In addition to his academic and industry expertise, Dr. Plummer contributes to the expertise of our Board from having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Financial Expertise	• Risk Management • Strategic Planning • Technology / Semiconductor / EDA

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Alberto Sangiovanni-Vincentelli, Ph.D.

Cadence Committees:

Corporate Governance and Nominating

Finance

Occupation:

Edgar L. and Harold H. Buttner Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley

Age:

76

Director Since:

1992

Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a professor of electrical engineering and computer sciences at the University of California, Berkeley since 1976. He has also served as the President of Fondazione Chips-IT since December 2023. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his exceptional impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in EDA in 2009, the EDAA Lifetime Achievement Award in 2012 and the BBVA Foundation Frontiers Knowledge Award in Information and Communications Technologies in 2023.

Dr. Sangiovanni-Vincentelli also serves as a director of Cy4Gate SpA and KPIT Technologies Ltd.

As a pioneer in the EDA industry, co-founder of a predecessor company of Cadence and member of our Board for over 30 years, Dr. Sangiovanni-Vincentelli has a thorough understanding of our business, culture and history. As an accomplished academic and engineer, he also brings critical perspective on industry developments and engineering advancements and contributes his expertise in science, technology and innovation to our Board.

Skills & Qualifications:
• Compensation / HCM • Corporate Governance • Cybersecurity • International	• Risk Management • Strategic Planning • Technology / Semiconductor / EDA

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Young K. Sohn
Cadence Committees: Finance (Chair) Occupation: Managing Partner, Walden Catalyst Management LLC Age: 67 Director Since: 2013

Mr. Sohn has served as senior advisor at Samsung Electronics, a consumer electronics company, since 2021, and as a founding managing partner at Walden Catalyst Management LLC, a venture capital firm, since November 2021. He previously served as Corporate President and Chief Strategy Officer of Samsung Electronics from 2012 to 2020. Mr. Sohn also served as a senior advisor to Silver Lake Management LLC, a private investment firm, from 2012 through January 2021. In addition, Mr. Sohn served as President and Chief Executive Officer of Inphi Corporation, a provider of high-speed mixed signal semiconductor solutions, from 2007 to 2012. Prior to joining Inphi Corporation, he served as President of Agilent Technologies, Inc.’s Semiconductor Group from 2003 until 2005, as Chief Executive Officer of Oak Technology, Inc. from 1999 until it was acquired by Zoran Corporation in 2003, and in executive positions at Quantum Corporation from 1992 to 1999, including co-President and General Manager.

Mr. Sohn served as a director of Arm Holdings plc from 2007 to 2012, Cymer, Inc. from 2003 to 2013 and Inphi Corporation from 2007 to 2012.

Mr. Sohn has extensive finance, operations and investment expertise in the semiconductor and broader technology industry from his leadership and advisory roles at technology companies and investment firms. Mr. Sohn brings broad perspective on corporate strategy and international industry trends to our Board. In addition, Mr. Sohn contributes to the expertise of our Board from having served as a member of other public company boards.

Skills & Qualifications:
	• Compensation / HCM • Corporate Governance • Financial Expertise • International • Marketing	• Operations • Risk Management • Strategic Planning • Technology / Semiconductor / EDA

TENURE OF DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee regularly reviews the tenure of Cadence’s directors and practices a long-term approach to board refreshment, which is a regular topic in the stockholder engagement sessions led by our Board Chair. A number of changes have occurred in our Board over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Our Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. Over half of our director nominees joined the Board within the last five years. The Board will continue to proactively manage its composition to ensure it has the appropriate mix of tenures and the requisite skills to address Cadence’s current and future needs.

The following table sets forth summary of the tenure of the director nominees:

Years of Service (as of the Record Date)

0 – 5 Years	6 – 10 Years	11 – 15 Years	16+ Years

• Anirudh Devgan • Julia Liuson • ML Krakauer • Ita Brennan • Lewis Chew	• Mark W. Adams	• James D. Plummer • Young K. Sohn	• Alberto Sangiovanni- Vincentelli

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VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR the election of each director nominees named in this proxy statement.

The election of directors at the Annual Meeting requires that each director receive the affirmative vote of a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the proposal. The election this year is not contested, so the majority voting standard outlined above applies.

Under the Corporate Governance Guidelines, in order for an incumbent Cadence director to become a nominee at the Annual Meeting, such director must submit an irrevocable resignation that becomes immediately effective if (1) the number of votes cast “for” such director does not exceed the number of votes cast “against” such director in an election that is not a contested election, and (2) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the Annual Meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the election; however, abstentions will not be counted as votes “for” or “against” directors and will not have an effect on the election of directors. Broker non-votes will be treated as not being entitled to vote on the election of directors, and, therefore, will not be counted for purposes of determining whether the directors have been elected. Unless marked to the contrary, proxies received will be voted FOR the election of each of the nine director nominees.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

OVERVIEW

Cadence is requesting that stockholders approve the amendment and restatement of the Cadence Design Systems, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP” and, as further amended and restated, as proposed in this proxy statement, the “Amended and Restated ESPP”). The ESPP was most recently amended by the Board on March 15, 2018 and approved by the stockholders on May 3, 2018. On February 2, 2024, subject to stockholder approval, the Board approved the Amended and Restated ESPP. If approved by stockholders, the Amended and Restated ESPP would enact the following material changes: (i) increase the number of shares of common stock authorized for issuance under the ESPP by 3,500,000 shares for a total of 81,500,000 shares authorized under the Amended and Restated ESPP, (ii) allow the Board or the Compensation Committee to delegate some or all of its administrative authority under the Amended and Restated ESPP to Cadence officers or other persons to the extent permitted under applicable law, and (iii) align the “Change in Control” definition with the definition used under Cadence’s Omnibus Equity Incentive Plan. If the stockholders do not approve the Amended and Restated ESPP, then the ESPP, as currently in effect prior to the amendment and restatement proposed in this proxy statement, will remain in effect.

REASONS FOR THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

The primary purpose of the Amended and Restated ESPP is to ensure that Cadence will have a sufficient reserve of common stock thereunder to continue to grant purchase rights to its employees, in addition to providing for certain updates to reflect legal compliance and administrative matters. The ESPP provides eligible employees with the opportunity to become Cadence stockholders and participate in Cadence’s success, which aligns the interests of participating employees with those of stockholders. The ESPP also helps to attract and retain employees because employee stock purchase plans are a common benefit offered by Cadence’s competitors and other industry leaders. Approximately three-fourths of Cadence’s eligible employees as of the Record Date were enrolled to participate in the current offering period. As evidenced by the high level of employee participation, Cadence believes that the ESPP is a highly valued benefit that is necessary in order for Cadence to compete with other companies in attracting and retaining employees. In addition, as of the Record Date, a total of 2,954,195 shares were available for future purchases under the ESPP and employees purchased a total of 646,863 shares under the ESPP during fiscal year 2023.

SUMMARY OF THE AMENDED AND RESTATED ESPP

The following summary of the material provisions of the Amended and Restated ESPP is qualified in its entirety by the complete text of the Amended and Restated ESPP, a copy of which is attached as Appendix A to this proxy statement. Except as otherwise indicated in this proposal the terms of the Amended and Restated ESPP are materially consistent with the terms of the ESPP as currently in effect prior to the amendment and restatement proposed in this proxy statement.

Purpose

The purpose of the ESPP is to provide a means by which Cadence can offer its employees, as well as the employees of certain affiliates and related entities designated by the Board, an opportunity to purchase Cadence common stock. In doing so, the ESPP assists Cadence in retaining the services of its employees, securing and retaining the services of new employees, and providing incentives for these persons to exert maximum efforts for the success of Cadence.

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The ESPP includes two components: a “423 Component” and a “Non-423 Component.” It is the intention of Cadence to have the 423 Component qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The provisions of the 423 Component, accordingly, will be construed to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the ESPP authorizes the grant of rights under a Non-423 Component that does not qualify as an employee stock purchase plan under Section 423 of the Code. Rights under the Non-423 Component will be granted pursuant to offerings, rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities laws or other objectives for eligible employees, Cadence and designated affiliates and related entities.

Administration

The Board (or its delegate, as described below) administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under the ESPP. The Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Cadence common stock will be granted, the provisions of each offering of these rights (which need not be identical), and whether employees of a designated affiliate or related entity of Cadence will be eligible to participate in the ESPP.

The Board may delegate administration of the ESPP to a committee comprised of not less than two Board members. The Board has delegated administration of the ESPP to the Compensation Committee. The ESPP provides that, subject to applicable law, the Board or Compensation Committee may delegate some or all of its authority thereunder to one or more officers of Cadence or other persons or groups of persons as the Board or Compensation Committee deems necessary, appropriate or advisable.

As used in this proxy statement solely with respect to describing the terms of the ESPP, the “Board” refers to the Board itself as well as to any committee or delegate the Board appoints to administer the ESPP.

All determinations by the Board or committee (and its delegates) in carrying out and administering the ESPP and in construing and interpreting the ESPP and any enrollment form or other instrument or agreement relating to the ESPP will be made in the sole discretion of the Board and will be final, binding and conclusive for all purposes and upon all interested persons.

Offerings

The Board implements the ESPP by offering participation rights to all eligible employees during offering periods designated by the Board, which shall not exceed 27 months. Currently, each ESPP offering period is six months long, commencing on February 1 and August 1 of each year, and ending on July 31 and January 31, respectively. If February 1 or August 1 is not a trading day, the offering period will commence on the first trading day after February 1 or August 1, respectively. If July 31 or January 31 is not a trading day, the offering period will end on the last trading day before July 31 or January 31, respectively.

Eligibility

Subject to any additional requirements consistent with the requirements of Section 423 of the Code (only with respect to the 423 Component), any person employed by Cadence or employed by any affiliate or related entity of Cadence which has been designated by the Board as a “designated company” eligible to participate in the ESPP will be eligible to participate in an offering if the employee was employed by Cadence or a “designated company” on the fifteenth day of the month before the first day of the offering period. The Board may specify that employees must be employed for a minimum period in order to participate in the ESPP, provided that such minimum service period must be less than two years. As of December 31, 2023, Cadence had approximately 11,200 employees, of which approximately 98% were eligible to participate in the ESPP, including all of Cadence’s executive officers. Cadence’s non-employee directors are not eligible to participate in the ESPP.

No employee is eligible to participate in the 423 Component of the ESPP if, immediately after the grant of purchase rights, the employee would, directly or indirectly, own stock or hold options possessing 5% or more of the total combined voting power or value of all classes of stock of Cadence or of any Cadence parent or subsidiary, including any stock which the employee may purchase under outstanding rights and options.

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In addition, as required by Section 423 of the Internal Revenue Code, with respect to the 423 Component, no employee may accrue the right to purchase shares under the ESPP at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time the right is granted, which fair market value is based upon the closing price of the shares) for any calendar year in which such right is outstanding. The Board can, and has, imposed further limitations on the rate at which employees may accrue the right to purchase shares under the ESPP, as discussed below.

Rights granted in any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and Cadence will distribute to a former employee all of his or her accumulated contributions, without interest (unless otherwise specified in the offering or required by applicable law), less any accumulated contributions previously applied to the purchase of common stock on the employee’s behalf during the offering.

Participation in the ESPP

The Board has the discretion to designate the maximum percentage (of up to 15%) of gross earnings (before withholding of taxes and other amounts) and dollar amount that eligible employees may contribute toward the purchase of common stock under the ESPP, which the Board may modify from time to time. In the current offering period, eligible employees are permitted to contribute the lesser of a maximum of 15% of their eligible gross earnings (before withholding of taxes and other amounts) and $25,000, and are not permitted to purchase more than 10,000 shares of common stock during any offering period.

Upon an employee’s withdrawal from an offering, Cadence will distribute to the employee his or her accumulated contributions, without interest (unless otherwise specified in the offering or required by applicable law), less any accumulated contributions previously applied to the purchase of common stock on the employee’s behalf during the offering.

Purchase Price

The purchase price at which shares of common stock are sold in an offering under the ESPP shall not be less than the lower of:

(a)	85% of the closing price of a share of common stock on the first day of the offering period; or

(b)	85% of the closing price of a share of common stock on the last day of the offering period.

Purchase of Shares

A participant accumulates the purchase price of the shares by contributions over the course of the offering period. Unless otherwise specifically provided in the offering or permitted by applicable law, a participant may not (i) begin such contributions after the beginning of the offering, (ii) make payments into his or her account by means other than payroll deductions and (iii) make additional payments into his or her account, provided that such participant has not already contributed the maximum dollar amount allowable for the offering.

In connection with offerings made under the ESPP, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum number of shares of common stock that may be purchased in that offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of common stock available for the offering, the Board will make a pro rata allocation of available shares in as nearly a uniform manner as is practicable and equitable as determined by the Board. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the then applicable purchase price.

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Shares Subject to the ESPP

Upon stockholder approval of this proposal, an additional 3,500,000 shares of common stock would be reserved for issuance under the Amended and Restated ESPP for an aggregate of 81,500,000 shares authorized. An aggregate of 2,954,195 shares were available for issuance under the ESPP as of the Record Date. The proposed increase in the number of shares authorized for issuance under the Amended and Restated ESPP represents approximately 1.28% of Cadence’s outstanding common stock as of the Record Date. If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under the rights again become available for issuance under the ESPP.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of Cadence, all offerings will terminate prior to the consummation of the proposed transaction or, at the Board’s discretion, the purchase date of any offering will be accelerated so that the outstanding rights may be exercised before or concurrent with the proposed transaction. In the event of a “Change in Control” (as defined in the Amended and Restated ESPP), all offerings will terminate immediately prior to the consummation of the Change in Control, unless otherwise provided by the Board. The Board, at its discretion, in lieu of assumption or substitution of the rights under the Amended and Restated ESPP, may provide that participants may exercise outstanding rights. If the Board makes a right exercisable in lieu of assumption or substitution in the event of a Change in Control, the Board must notify participants that their rights under the ESPP will be fully exercisable for a period of 20 days from the date of such notice, or such other period of time as the Board determines, and the right shall terminate upon the expiration of such period. In the case of a spin-off or similar transaction, the Board may take actions including shortening an offering.

Adjustment Provisions

Upon an increase or decrease in the number of issued shares of Cadence common stock resulting from a stock split, the payment of a stock dividend or any other increase or decrease in the number or value of shares of Cadence common stock effected without receipt of consideration by Cadence, the number of shares authorized for issuance under the ESPP, and the number of shares and the price per share of common stock covered by each right under the ESPP that has not yet been exercised, will be proportionately adjusted for any increase or decrease.

Duration, Amendment and Termination

The Board may suspend or terminate the ESPP without stockholder approval at any time. Unless terminated earlier, the ESPP will terminate when all of the shares reserved for issuance under the ESPP, as increased or adjusted from time to time, have been issued.

The Board may also amend the ESPP at any time. However, any amendment of the ESPP must be approved by the stockholders to the extent stockholder approval is necessary for the ESPP to satisfy Section 423 (with respect to the 423 Component) of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other applicable securities exchange listing requirements. Generally, under the Code, stockholder approval must be obtained within twelve months before or after its adoption by the Board if the amendment would, among other things:

(a)	increase the number of shares of common stock reserved for issuance under the ESPP;

(b)	modify the provisions regarding eligibility for participation in the ESPP, but only to the extent that Section 423 of the Internal Revenue Code requires stockholder approval of such modification; or

(c)	modify the ESPP in any other way, but only to the extent that Section 423 of the Internal Revenue Code requires stockholder approval of such modification.

Rights granted before any amendment or termination of the ESPP will not be altered or impaired by any amendment or termination of the ESPP without the consent of the employee to whom such rights were granted or as expressly contemplated in the ESPP.

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FEDERAL INCOME TAX INFORMATION

The following is only a summary of the federal income tax consequences with respect to the grant and exercise of rights granted under the ESPP based upon applicable federal law as currently in effect, is not complete, does not discuss the income tax laws of any locality, state or foreign country in which a participant may reside, is subject to change and is not intended to be relied upon as tax advice. Participants in the ESPP should consult their own tax advisors regarding the specific tax consequences to them of participating in the ESPP.

423 Component

Rights granted under the 423 Component of the ESPP are intended to qualify for favorable federal income tax treatment associated with an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code, which requires stockholder approval of the ESPP and certain amendments.

A participant will be taxed on amounts withheld for the purchase of shares of common stock under the 423 Component of the ESPP as if such amounts were actually received. No other income will be taxable to a participant as a result of participating in the 423 Component of the ESPP until the disposition of the acquired shares, and the effect of taxation will depend on the holding period of the acquired shares.

If there is a specified per participant maximum number of shares that may be purchased during an offering period and if the stock is disposed of more than two years after the first day of the offering period (the “grant date”) and more than one year after the purchase date, if later, then the participant will recognize ordinary income equal to the lesser of:

(a)	the amount, if any, by which the fair market value of the shares at the time of such disposition exceeds the purchase price paid; and

(b)	the amount by which the fair market value of the shares as of the beginning of the offering period exceeds the purchase price determined as of the beginning of the offering period.

Any further gain or any loss will be taxed as a long-term capital gain or loss. Generally, long-term capital gains are currently subject to lower tax rates than ordinary income. Cadence will not be allowed a deduction if the holding period requirements described in this section are satisfied. If the shares are sold or disposed of before the expiration of either of the two holding periods described above, then the amount by which the fair market value of the shares on the purchase date exceeds the purchase price will be treated as ordinary income at the time of disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. Cadence will be entitled to a deduction equal to the ordinary income recognized by the employee, but will not be entitled to any deduction with respect to the amount recognized by such employee as capital gain.

Non-423 Component

The Non-423 Component is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. A participant will be taxed on amounts withheld for the purchase of shares of common stock under the Non-423 Component of the ESPP as if such amounts were actually received. A participant will also recognize taxable income as a result of purchasing shares under the Non-423 Component of the ESPP. The participant will recognize ordinary income on the purchase date in an amount equal to the difference between the fair market value of the shares purchased on the purchase date and the purchase price paid for the shares and Cadence will be entitled to a corresponding deduction. Upon subsequent resale of the shares, the difference between the sale price and the fair market value on the purchase date will be treated either as a capital gain or loss.

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STOCK PRICE

On the Record Date, the closing price of Cadence common stock as reported by Nasdaq was $317.31.

NEW PLAN BENEFITS

Because benefits under the ESPP depend on employees’ voluntary elections to participate and the fair market value of Cadence common stock at various future dates, it is not possible as of the date of this proxy statement to accurately determine future benefits that will be received by executive officers and other employees under the ESPP.

ESPP SHARES PURCHASED SINCE INCEPTION

The table below provides details on shares purchased under the ESPP from the inception of the ESPP through January 30, 2024.

Name and Position	No. of Shares
Anirudh Devgan, President and Chief Executive Officer	2,222
John M. Wall, Senior Vice President and Chief Financial Officer	29,749
Neil Zaman, Senior Vice President and Chief Revenue Officer	28,760
Paul Cunningham, Senior Vice President GM, System Verification Group	4,710
Chin-Chi Teng, Senior Vice President GM, Digital & Signoff Group	27,249
All current Executive Officers (as a group)	115,588
All current Non-Executive Officer Directors (as a group)	0
ESPP Participant who is 5% holder	0
All current Non-Executive Officer Employees (as a group)	75,483,431

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the Amended and Restated ESPP.

The affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. Stockholders will be treated as present whether they attend the Annual Meeting virtually or by proxy. Abstentions will be treated as being present and entitled to vote on this proposal and, therefore, will have the effect of votes against this proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether this proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR the approval of the Amended and Restated ESPP.

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PROPOSAL 3: APPROVAL AND ADOPTION OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO LIMIT MONETARY LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW

OVERVIEW

Cadence requests that its stockholders approve and adopt an amendment of the Restated Certificate of Incorporation (the “Charter”) to limit the monetary liability of certain officers to the fullest extent currently permitted by Delaware law. The Charter currently provides for the exculpation of directors in specific circumstances but does not include a provision that allows for the exculpation of officers. The proposed amendment (the “Officer Exculpation Amendment”) would extend exculpation protections to certain officers.

Pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article VII of the Charter already eliminates the monetary liability of directors for certain breaches of their fiduciary duty of care. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for the following officers in certain actions: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer, (ii) an individual identified as a named executive officer in the corporation’s public SEC filings and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Consistent with Section 102(b)(7) of the DGCL, the Officer Exculpation Amendment would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim. The DGCL does not permit the elimination of liability of these officers for:

•	Any breach of the duty of loyalty to the company or its stockholders;

•	Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

•	Any transaction from which the officer derived an improper personal benefit.

The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the company, such as a derivative claim.

The Board approved, adopted and declared advisable the Officer Exculpation Amendment on February 2, 2024.

REASONS FOR THE PROPOSED OFFICER EXCULPATION AMENDMENT

The Board took into account the narrow class and type of claims for which these officers would be exculpated, and the benefits it believes the Officer Exculpation Amendment would accrue to Cadence, including, without limitation, (i) the mitigation of the risk of an officer’s financial liability without intentional misconduct, (ii) the ability to attract and retain talented officers and (iii) the potential to reduce future litigation costs associated with frivolous lawsuits. After balancing these considerations, the Board determined that it is in the best interests of Cadence and its stockholders to adopt the Officer Exculpation Amendment.

The summary of the Officer Exculpation Amendment contained in this proposal is qualified in its entirety by reference to the full text of such amendment as set forth in Appendix B to this proxy statement.

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VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval and adoption of the amendment of the Restated Certificate of Incorporation to limit monetary liability of certain officers as permitted by law.

The affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions and broker non-votes will each have the effect of votes against this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval and adoption of the Officer Exculpation Amendment.

The approval of this proposal is not conditioned upon approval of Proposal 4, which is the other Charter proposal described in this proxy statement. As a result, if this proposal is approved by Cadence stockholders, the Board has authorized the officers of Cadence to file with the Delaware Secretary of State a certificate of amendment that includes the Officer Exculpation Amendment set forth in Appendix B, regardless of whether Proposal 4 is also approved. The Officer Exculpation Amendment will become effective on the date it is filed with the Delaware Secretary of State (or at such later effective date set forth in the Officer Exculpation Amendment). The Board retains the discretion to abandon and not implement the Officer Exculpation Amendment at any time before it becomes effective. If this proposal is not approved by the requisite vote, the Officer Exculpation Amendment will not be implemented.

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PROPOSAL 4: APPROVAL AND ADOPTION OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT

OVERVIEW

Cadence requests that its stockholders approve and adopt an amendment of the Charter regarding stockholder action by written consent in lieu of a meeting that balances the important right of allowing stockholders to act by written consent with procedural and other safeguards described below that the Board believes are in the best interests of Cadence and its stockholders. Certain of these provisions were previously included in Cadence’s Bylaws. The Board amended Cadence’s Bylaws on November 2, 2023 to, among other things, delete these provisions after questions were raised about their enforceability as Bylaw provisions. The provisions in the proposed amendment (the “Written Consent Amendment”) are similar to the deleted Bylaw provisions but do not pose the same issues regarding enforceability.

Delaware law permits Cadence stockholders to act between stockholder meetings if consents setting forth an action are signed by persons holding at least the same amount of stock that would be necessary to authorize the action if it were adopted at a meeting where all stock was present and voted. The Board may fix a record date to determine the Cadence stockholders entitled to act by consent. If the action to be taken by consent does not require prior Board approval and the Board does not fix a record date, then the record date is the first date that a Cadence stockholder delivers a consent to Cadence. Delaware law allows Cadence to place additional procedures and safeguards regarding action by written consent in the Charter. The Written Consent Amendment would enact the following provisions.

•

As previously included in the provisions recently deleted from Cadence’s Bylaws, to reduce the risk that a small group of short-term, special interest or self-interested stockholders initiate actions that are not in the best interest of Cadence or its stockholders and reduce the financial and administrative burdens on Cadence, stockholders of record must request that the Board fix a record date to determine the stockholders entitled to act by consent and the record date must be requested by Cadence stockholders who “own” (as ownership is determined under the Written Consent Amendment and Cadence’s Bylaws) in the aggregate not less than 25% of all outstanding shares of common stock entitled to vote on the matter.

•

As previously included in the provisions recently deleted from Cadence’s Bylaws, to protect against stockholder disenfranchisement, written consents must be solicited from all stockholders in accordance with Regulation 14A of the Exchange Act to ensure that a written consent solicitation statement is publicly filed and gives each stockholder the right to consider and act on a proposal. This protection would also eliminate the possibility that a small group of stockholders could act without a public and transparent discussion of the merits of any proposed action and without input from all stockholders as well as ensure that stockholders can consider the advice of senior officers and directors who owe a fiduciary duty to Cadence and its stockholders.

•

As previously included in the provisions recently deleted from Cadence’s Bylaws, to provide transparency, any holder of common stock seeking to act by written consent must provide approximately the same information as currently required to propose a matter to be acted upon at a stockholder meeting or to nominate a director.

•

To provide the Board with a reasonable timeframe to properly evaluate and respond to a record date request, the Board must act, with respect to a valid request, to set a record date by the later of (i) 20 days after the date on which the request is received and (ii) 5 days after delivery by the stockholder of any information requested by Cadence to determine the validity of the request and whether the request relates to an action that may be authorized or taken by written consent. The record date must be no more than 10 days after the Board action to set a record date. Should the Board fail to set a record date by the

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required date, the record date shall be the date the first signed stockholder written consent is properly delivered to Cadence; provided that if prior action by the Board is required under the DGCL, the record date shall be the date on which the Board adopts the resolution taking such prior action.

•	To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available in a limited number of circumstances, including:

•

If the record date request does not comply with the requirements of the Written Consent Amendment or was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act or other applicable law;

•

If the record date request is received by Cadence during the period commencing 90 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;

•	If the record date request relates to an item of business that is not a proper subject for stockholder action under applicable law;

•

An identical or substantially similar item of business (as determined in good faith by the Board, a “Similar Item”) was presented at any meeting of stockholders held within the 90 days prior to delivery of the record date request to Cadence; or

•

A Similar Item is included in Cadence’s notice of meeting as an item of business to be brought before a meeting of stockholders that has been called but not yet held or that is called to be held within 90 days after delivery of the record date request to Cadence.

Under the Written Consent Amendment, the election or removal of directors is deemed a “Similar Item” with respect to other items of business impacting the size or composition of the Board.

The Board approved, adopted and declared advisable the Written Consent Amendment on February 2, 2024.

REASONS FOR THE PROPOSED WRITTEN CONSENT AMENDMENT

After careful consideration, the Board has determined that adoption of this proposal would allow stockholders to retain their ability to fully exercise their voting rights without needing to convene at a meeting of stockholders while also protecting Cadence and its stockholders from abuse of the written consent process.

The summary of the Written Consent Amendment is qualified in its entirety by reference to the full text of such amendment as set forth in Appendix C to this proxy statement. In addition, this proposal, if approved, will amend Article VIII of the Charter to include the Written Consent Amendment, and re-number the existing Article VIII and Article IX to Article IX and Article X, respectively, including any cross-references to such sections in the Charter, as shown in Appendix C to this proxy statement.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval and adoption of the amendment of the Charter regarding stockholder action by written consent.

The affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes will each have the effect of votes against this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval and adoption of the Written Consent Amendment.

The approval of this proposal is not conditioned upon approval of Proposal 3. As a result, if this proposal is approved by Cadence stockholders, the Board has authorized the officers of Cadence to file with the Delaware Secretary of State a certificate of amendment that includes the Written Consent Amendment set forth in Appendix C, regardless of whether Proposal 3 is also approved. The Written Consent Amendment will become effective on the date it is filed with the Delaware Secretary of State (or at such later effective date set forth in the Written Consent Amendment). The Board retains the discretion to abandon and not implement the Written Consent Amendment at any time before it becomes effective. If this proposal is not approved by the requisite vote, the Written Consent Amendment will not be implemented.

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PROPOSAL 5: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, Cadence stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of Cadence’s named executive officers as disclosed in this proxy statement. This proposal, which is commonly known as the “say-on-pay” proposal, provides stockholders the opportunity to express their views on the named executive officers’ compensation. Cadence has held a vote on the say-on-pay proposal annually, as determined by the Board and consistent with the past advisory vote by Cadence stockholders. The next say-on-pay proposal is expected to occur at the 2025 Annual Meeting of Stockholders.

The Board and the Compensation Committee value feedback from Cadence stockholders on executive compensation and will review and consider the voting results when evaluating Cadence’s executive compensation program. At the 2023 Annual Meeting of Stockholders, approximately 89% of votes cast by Cadence stockholders approved the compensation of the named executive officers as disclosed in the 2023 proxy statement. Over the past five years, our say-on-pay proposals have had an average level of stockholder support of approximately 92% of the votes cast. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and the related tables and narrative in this proxy statement for the details of Cadence’s executive compensation program. As described in “Compensation Discussion and Analysis” below, the Board and the Compensation Committee designed Cadence’s executive compensation program to support the long-term success of Cadence and the creation of stockholder value. Cadence’s executive compensation program for fiscal 2023 tied a significant majority of the named executive officers’ compensation to performance. As a result, the pay-for-performance component in Cadence’s executive compensation program should be considered an important factor in Cadence’s strong performance in fiscal 2023, including its revenue of $4.090 billion for the year.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team, including the named executive officers, was key to Cadence’s execution and strong performance in fiscal 2023, which contributed to a total stockholder return of 526% over the five fiscal year period through 2023. In accordance with Section 14A of the Exchange Act, Cadence is asking its stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Cadence’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.

Cadence stockholders should note that because the advisory vote on named executive officer compensation occurs well after the beginning of the compensation year, and because the different elements of Cadence’s executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change such executive compensation program in consideration of any one year’s advisory vote on named executive officer compensation by the time of the following year’s annual meeting of stockholders.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR the advisory resolution to approve named executive officer compensation.

The affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. Stockholders will be treated as present whether they attend the Annual Meeting virtually or by proxy. Abstentions will be treated as being present and entitled to vote on this proposal and, therefore, will have the effect of votes against this proposal. Broker non-votes will be treated as not being entitled to vote on this proposal and, therefore, will not be counted for purposes of determining whether this proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR the advisory resolution to approve named executive officer compensation.

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PROPOSAL 6: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Cadence’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PwC has served as our independent registered public accounting firm since February 26, 2020. Pursuant to the Audit Committee charter, the Audit Committee and the Board have directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If Cadence stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of PwC as Cadence’s independent registered public accounting firm.

The affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. Stockholders will be treated as present whether they attend the Annual Meeting virtually or by proxy. Abstentions will be treated as being present and entitled to vote on this proposal and, therefore, will have the effect of votes against this proposal. This proposal is considered a routine matter, and brokers are therefore permitted to exercise discretionary voting authority and vote shares held by them if the beneficial owners of the shares do not provide voting instructions. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of PwC.

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AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of four directors of Cadence who are “independent” as defined by Nasdaq’s listing standards and the Exchange Act. The Audit Committee met five times in fiscal 2023.

The Audit Committee operates under a charter that is available on the Corporate Governance page at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with Cadence’s management and PricewaterhouseCoopers LLP (“PwC”), Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, as well as PwC’s independence from Cadence and its management. In addition, the Audit Committee has received from PwC the written disclosures and letter regarding PwC’s communications with the Audit Committee concerning these matters and PwC’s independence, as required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of non-audit services by PwC to Cadence is compatible with PwC’s independence.

In reliance on the reviews and discussions referred to above, the then-current members of the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

AUDIT COMMITTEE

Lewis Chew, Chair

Ita Brennan

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

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FEES BILLED TO CADENCE BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2023 AND 2022

The following table presents fees incurred by Cadence for professional services rendered by PwC for the fiscal years ended December 31, 2023 and 2022:

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022

	(In thousands)

Audit Fees(1)	$4,624	$4,491

Audit-Related Fees(2)	—	—

Total Audit and Audit-Related Fees	4,624	4,491

Tax Fees(3)	269	288

All Other Fees(4)	10	9

Total Fees	$4,903	$4,788

(1)

Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s annual report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s quarterly reports on Form 10-Q and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or other engagements.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” There were no audit-related fees for fiscal 2023 or fiscal 2022.

(3)	Includes fees for tax compliance, tax planning, tax consulting and transfer pricing services.

(4)

Includes fees for products and services provided by the independent registered public accounting firm, other than the services reported above. Other fees in fiscal 2023 and fiscal 2022 include subscription fees paid to access web-based research software and regulatory applications.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves, or where permitted by the rules of the SEC, subsequently approves, the audit services and non-audit services provided by Cadence’s independent registered public accounting firm. In accordance with its charter, the Audit Committee has delegated its authority to pre-approve services to the Chair of the Audit Committee or, if the Chair is unavailable, another member of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at its next regularly scheduled meeting. All of the audit and non-audit fees reported in the table above were approved by the Audit Committee.

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PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING VOTE ON GOLDEN PARACHUTES

Cadence received a stockholder proposal from John R. Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns 50 shares of Cadence common stock (the “Proponent”). The Proponent has given Cadence notice of the intent to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.

In accordance with the Federal securities laws, the proposal and supporting statement are presented below as submitted by the Proponent and are quoted verbatim. The proposal and supporting statement may contain assertions about Cadence that Cadence believes are incorrect. The Board has not attempted to refute all assertions and Cadence has not corrected any errors in the proposal or supporting statement.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of the proposal and recommends that stockholders vote AGAINST the proposal.

Proposal 7 – Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

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The topic of this proposal received between 51% and 65% support at:

FedEx

Spirit AeroSystems

Alaska Air

Fiserv

Please vote yes:

Shareholder Opportunity to Vote on Excessive Golden Parachutes – Proposal 7

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote AGAINST this proposal. The Board has carefully considered this proposal and believes that it is unnecessary and not in the best interests of Cadence and its stockholders. Consequently, the Board recommends a vote AGAINST this proposal for the following reasons.

Cadence’s existing severance and change in control arrangements are reasonable, tailored to the needs of Cadence, and already include a 2.99 times limit on cash severance payments.

To ensure our compensation arrangements remain competitive with our peers, the Compensation Committee regularly reviews industry practices and considers how those practices compare to Cadence’s severance and change in control arrangements.

Cadence’s current cash severance levels, which are only paid in connection with involuntary terminations, are carefully considered, consistent with market practices, and are less than 1.6 times the sum of each executive’s base salary and target bonus, even in a change in control scenario. Cadence’s executives are not entitled to tax gross-ups in connection with any “excess parachute payments” paid in connection with a change in control.

Additionally, while the Board believes that Cadence’s severance arrangements are reasonable and consistent with current market practice, the Compensation Committee recently adopted a new policy to further align our compensation program with stockholder expectations on executive termination pay. The policy provides that Cadence will not enter into arrangements with executive officers providing for cash severance payments in excess of 2.99 times the sum of an executive officer’s annual salary and target bonus without seeking stockholder ratification. As noted above, Cadence’s current cash severance levels are substantially lower than the limit under the policy. Given Cadence’s current severance arrangements and existing 2.99 times policy, the proposal is unnecessary.

The proposal would place Cadence at a competitive disadvantage by limiting Cadence’s ability to attract and retain executives.

Under the proposal, the value of equity that vests in a termination scenario would count against the 2.99 times limit. This limitation would significantly impact Cadence’s ability to attract and retain highly qualified executives with competitive compensation packages and creates uncertainty that would be undesirable for prospective senior executives — particularly if our competitors have not adopted similar restrictions. Our executive severance arrangements provide for partial equity award vesting acceleration upon a qualifying termination of employment that is not in connection with a change in control, and only provide for full equity award vesting acceleration if a qualifying termination of employment occurs in connection with a change in control. Given that our executives’ compensation is heavily weighted towards equity awards, providing for equity award vesting acceleration in the event of a qualifying termination is important to our executive retention strategy. The proposal could have the

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result of needing to offer larger pay packages to attract or retain executives. The Board and the Compensation Committee believe that the existing arrangements are appropriate and effective at aligning the interests of our employees with those of our stockholders.

The proposal discourages the use of at-risk, long-term equity incentive awards, which are a key element of Cadence’s executive compensation.

Target direct compensation is comprised of 90.1% long-term equity incentives for our chief executive officer and 79.6% long-term equity incentives for our other named executive officers, excluding any LTP Awards (as defined below in “Compensation Discussion and Analysis”). The LTP Awards further enhance those percentages and reinforce the Compensation Committee’s focus on aligning compensation with stock performance and value creation. Cadence’s stock options provide an opportunity to reward our executives solely to the extent the stock price increases after the date of grant, and the LTP Awards are entirely performance-based and provide value to the recipients only if there are sustained and significant increases in stockholder value during the multi-year performance period of the awards. The proposal would limit our executives’ ability to realize the full value of these awards by imposing an arbitrary limit on all severance benefits, thereby discouraging the use of such equity incentive awards. This would be detrimental to Cadence and its stockholders because these awards are tied to maximizing long-term stockholder value and delivering significant performance results.

Stockholders already have an opportunity to express their approval of Cadence’s compensation practices.

Cadence’s stockholders regularly support our executive compensation program through an annual “say-on-pay” vote. At the 2023 Annual Meeting, stockholders expressed strong support for Cadence’s executive compensation program, with approximately 89% of the votes cast for approval of the advisory “say-on-pay” vote, and an average level of stockholder support of approximately 92% of the votes cast for approval of the advisory “say-on-pay” vote over the past five years. In addition, at the 2023 Annual Meeting of Stockholders, stockholders overwhelmingly approved an amendment to Cadence’s Omnibus Equity Incentive Plan, with such amendment receiving approval from approximately 95% of the votes cast.

The proposal would create a misalignment between executives and stockholders regarding change in control transactions.

Given the high risk of job loss during a change in control transaction, executives may be motivated to seek new employment, rather than stay through the duration of the transaction. If a potential change in control transaction is in the best interests of our stockholders, our executives should focus their full energy on pursuing such transaction, even if it may result in their termination, and not worry about whether stockholders will approve their equity award vesting in connection with a termination. Our current executive compensation program reinforces this message and encourages executives to focus on long-term stockholder interests, rather than personal interests.

For the reasons above, the Board recommends a vote AGAINST Proposal 7.

The affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. Stockholders will be treated as present whether they attend the Annual Meeting virtually or by proxy. Abstentions will be treated as being present and entitled to vote on this proposal and, therefore, will have the effect of votes against this proposal. Broker non-votes will be treated as not being entitled to vote on this proposal and, therefore, will not be counted for purposes of determining whether this proposal has been approved. Unless marked to the contrary, proxies received will be voted AGAINST this proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 4, 2024, the Record Date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the 2023 Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total (%)

Greater than Five Percent Stockholders:

BlackRock, Inc.(2)	30,577,232	11.21

55 East 52nd Street New York, NY 10055

The Vanguard Group(3)	24,503,387	8.99

100 Vanguard Blvd. Malvern, PA 19355

Directors and Executive Officers:

Mark W. Adams(4)(5)(7)	13,153	*

Ita Brennan(4)(5)	7,796	*

Lewis Chew(4)(5)	7,843	*

Paul Cunningham(4)(6)	111,440	*

Anirudh Devgan(4)(6)	595,096	*

ML Krakauer(4)(5)	3,705	*

Julia Liuson(4)(5)	5,153	*

James D. Plummer(4)(5)(8)	29,887	*

Alberto Sangiovanni-Vincentelli(4)(5)	54,256	*

John B. Shoven(4)(5)(9)	203,787	*

Young K. Sohn(4)(5)	14,146	*

Chin-Chi Teng(4)(6)	214,792	*

John M. Wall(4)(6)	89,097	*

Neil Zaman(4)(6)	90,311	*

All current executive officers and directors as a group (16 persons)(10)	1,684,745	*

*	Less than 1%.

(1)

This table is based upon information provided by stockholders pursuant to Schedules 13G filed with the SEC and by Cadence’s executive officers and directors. Unless otherwise indicated in the footnotes to this table

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and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the Record Date. Applicable percentages are based on 272,600,859 shares of Cadence common stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.

(2)

As of December 31, 2023, based on Amendment No. 17 to its Schedule 13G filed with the SEC on January 31, 2024, BlackRock, Inc. indicated that it beneficially owns 30,577,232 shares, for which it has sole voting power with respect to 28,072,195 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 30,577,232 shares and shared dispositive power with respect to none of the shares.

(3)

As of December 29, 2023, based on Amendment No. 13 to its Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group indicated that it beneficially owns 24,503,387 shares, for which it has sole voting power with respect to none of the shares, shared voting power with respect to 363,025 shares, sole dispositive power with respect to 23,333,191 shares and shared dispositive power with respect to 1,170,196 shares.

(4)

Includes shares that executive officers named in the 2023 Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options as follows:

Mark W. Adams	0	James D. Plummer	0
Ita Brennan	0	Alberto Sangiovanni-Vincentelli	0
Lewis Chew	0	John B. Shoven	0
Paul Cunningham	27,494	Young K. Sohn	0
Anirudh Devgan	458,641	Chin-Chi Teng	106,187
ML Krakauer	0	John M. Wall	12,545
Julia Liuson	0	Neil Zaman	29,161

(5)

Includes shares underlying restricted stock awards that are subject to vesting within 60 days after the Record Date provided that the recipient continuously serves as a member of the Board until the Annual Meeting, which consists of the following amounts for each of the non-employee directors of Cadence:

Mark W. Adams	1,073	James D. Plummer	1,073
Ita Brennan	1,073	Alberto Sangiovanni-Vincentelli	1,073
Lewis Chew	1,073	John B. Shoven	1,073
ML Krakauer	1,073	Young K. Sohn	1,073
Julia Liuson	1,073

(6)

Excludes LTP Awards (defined below in “Compensation Discussion and Analysis”) that are subject to vesting on March 15, 2024 to the extent that performance objectives are achieved, which consists of the following amounts for each of the executive officers named in the 2023 Summary Compensation Table presented under “Compensation of Executive Officers”:

Paul Cunningham	43,101	John M. Wall	39,750
Anirudh Devgan	79,500	Neil Zaman	39,750
Chin-Chi Teng	39,750

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(7)	Includes 11,007 shares held by the Adams Family Trust dated 10/27/2000, of which Mr. Adams and his spouse are trustees, and for which Mr. Adams shares voting and investment power with his spouse.

(8)	Includes 25,335 shares held by the Plummer Family Trust, of which Dr. Plummer and his spouse are trustees, and for which Dr. Plummer shares voting and investment power with his spouse.

(9)	Includes 197,254 shares held by the Shoven Family Trust dated 03/01/2012, of which Dr. Shoven and his spouse are trustees, and for which Dr. Shoven shares voting and investment power with his spouse.

(10)	Includes 1,675,088 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the directors and executive officers of Cadence and persons who beneficially own more than 10% of a registered class of Cadence’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.

To Cadence’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations from executive officers and directors that no other reports were required during fiscal 2023, all reports required by Section 16(a) applicable to its executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during fiscal 2023 other than the following: On May 8, 2023, a late Form 4 was filed on behalf of Mr. Sohn to report a transfer of shares to his ex-wife. On July 31, 2023, a late Form 4 was filed on behalf of Dr. Plummer to report a gifting transfer of shares to Plummer Family Trust. On November 3, 2023, a late Form 4 was filed on behalf of Mr. Adams to report a gifting of shares to Adams Family Trust.

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COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation program for Cadence’s named executive officers (the “NEOs”). Cadence’s NEOs for fiscal 2023 were the CEO, the CFO and the three most highly compensated executive officers other than the CEO and the CFO:

•	Anirudh Devgan, President and CEO

•	John M. Wall, Senior Vice President and CFO

•	Neil Zaman, Senior Vice President and Chief Revenue Officer

•	Paul Cunningham, Senior Vice President, System Verification Group

•	Chin-Chi Teng, Senior Vice President, Digital & Signoff Group

EXECUTIVE SUMMARY

Cadence’s Fiscal 2023 Performance Highlights

Cadence delivered strong financial results in fiscal 2023, driven by growth across all our businesses. Robust design activity and customer demand, coupled with our strong execution, helped us to achieve 15% year-over-year revenue growth. Secular trends of digital transformation, hyperscale computing and autonomous driving, all bolstered by an artificial intelligence (“AI”) super-cycle, fueled strong design activity across the semi and systems space. We achieved record year-end backlog of $6.0 billion and current remaining performance obligations (“cPRO”) of $3.2 billion.

In particular, in fiscal 2023, Cadence:

•	Further broadened Cadence.AI generative AI portfolio with introduction of Voltus InsightAI for intelligent power analysis and Celsius Studio for AI-driven full system thermal analysis,

•

Grew System Design and Analysis 22% year-over-year, with strong momentum from our Multiphysics platform delivering superior results to customers across multiple segments including Aerospace & Defense, and Automotive,

•

Announced Millennium™ Enterprise Multiphysics Platform, the industry’s first hardware/software platform combining AI, high performance computing and digital twin technology delivering 20x energy efficiency and up to 100x design impact,

•	Expanded long-standing collaboration with strategic partners Nvidia and Arm, and

•	Achieved another record year for Palladium and Protium hardware systems with momentum across AI, hyperscale, automotive and mobile segments.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team was key to Cadence’s continued execution and strong performance in fiscal 2023, which contributed to a total stockholder return (“TSR”) of 71% in fiscal 2023 and 526% over the five fiscal year period through 2023. In addition, during such five fiscal year period, Cadence’s cumulative total return has significantly outperformed that of the S&P 500 Index, the S&P 500 Information Technology Index and the Nasdaq Composite Index, as shown in the graph below. Over the five fiscal year period through 2023, Cadence’s market capitalization increased from $12.1 billion to $74.0 billion.

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(*)

The graph assumes that the value of the investment in Cadence common stock and in each index on December 29, 2018 (including reinvestment of dividends) was $100 and tracks it each year thereafter on the last day of Cadence’s fiscal year through December 31, 2023, and, for each index, on the last day of the calendar year.

Cadence’s Fiscal 2023 Compensation Structure and Mix

Cadence’s fiscal 2023 executive compensation program was designed to be consistent with its executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as summarized below.

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As with prior years, a significant majority of the NEOs’ target direct compensation was delivered in the form of at-risk compensation. The graphics below show that the fiscal 2023 target direct compensation, which excludes special awards (if any), for the CEO and the other NEOs was heavily weighted towards at-risk, variable incentive awards (in the form of both short-term cash incentives and equity incentives) rather than base salaries.

CEO TARGET COMPENSATION MIX	OTHER NEO AVERAGE TARGET COMPENSATION MIX

See “Elements of Fiscal 2023 Executive Compensation” below for a more detailed discussion of Cadence’s fiscal 2023 executive compensation program.

Cadence’s Executive Compensation Practices

Cadence continued its commitment to sound corporate governance in its executive compensation program, as demonstrated by the following highlights:

•

Compensation Recovery (“Clawback”) Policy. Cadence has a compensation recovery policy that generally provides for the mandatory recovery of erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.

•	Anti-Hedging Policy. Cadence’s Securities Trading Policy prohibits hedging, short-sales and similar transactions by Cadence employees, including its executive officers.

•	No Material Perquisites Provided to Executive Officers. Cadence did not provide material perquisites to its executive officers.

•	No Tax Gross-Ups. Cadence did not provide tax gross-ups to any of its executive officers and executive officers are not entitled to receive tax gross-ups in connection with a change in control.

•

Regular Compensation Risk Review. The Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies and programs on an annual basis and assesses such risks as part of its regular decision-making process.

•

Stock Ownership Guidelines. All of Cadence’s executive officers are in compliance with Cadence’s Stock Ownership Guidelines, which require ownership of shares of Cadence common stock with a minimum value of three times the annual base salary for Cadence’s CEO and the annual base salary for Cadence’s other executive officers, in each case within five years of appointment.

•

Independent Compensation Consultant. The Compensation Committee engages its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and has no prior relationship with any of Cadence’s executive officers.

SAY-ON-PAY

At the 2023 Annual Meeting, stockholders again expressed strong support for Cadence’s executive compensation program, with approximately 89% of the votes cast for approval of the advisory “say-on-pay” vote, and an average

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level of stockholder support of approximately 92% of the votes cast for approval of the advisory “say-on-pay” vote over the past five years. The Compensation Committee determined that the company’s executive compensation objectives and compensation elements continued to be appropriate and did not make any changes to the company’s executive compensation program in response to the 2023 say-on-pay vote. In addition, our stockholders regularly affirm that they support our executive compensation program during our routine engagement with them.

DETERMINING EXECUTIVE COMPENSATION

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives by means that are designed to be aligned with the long-term interests of its stockholders.

Cadence’s executive compensation program is based on the following principles:

•

Total direct compensation and other compensation elements are targeted to be competitive with peer companies and market practices, taking into account each executive officer’s scope of responsibility, impact, criticality and individual performance; and

•	A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s short-term and long-term financial, operational and stock performance.

The Compensation Committee oversees the executive compensation program and assesses executive compensation on a continuous basis to monitor Cadence’s adherence to these principles. The executive compensation program is designed to be results-oriented and dependent on the achievement of key financial goals, strategic objectives and the long-term performance of Cadence’s stock.

Competitive Compensation Levels

For fiscal 2023, the Compensation Committee assessed the competitiveness of each element of the executive officers’ total direct compensation, including the annualized impact of any outstanding Long Term Plan (“LTP”) Awards, against Cadence’s peer group, as discussed below. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

In particular, the Compensation Committee considered the competitiveness of the executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for executive talent (the “Peer Group”). In order to accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group includes publicly listed companies located throughout the United States that the Compensation Committee deems comparable to Cadence in revenue, market capitalization and scope, are in similar technical fields, and compete in the same talent market as Cadence, each as further described in the Peer Group selection criteria chart below. The Peer Group excludes companies that are foreign or are in businesses or industries that are not considered by the Compensation Committee to be reasonably comparable.

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Selection Criteria	Fiscal 2023 Peer Group

Geographic Location	Located in the United States

Industry	Application Software, Communications Equipment, Electronic Components, Electronic Equipment and Instruments, Semiconductor, Internet Services and Infrastructure, IT Consulting and Other Services, Semiconductor Equipment, and Systems Software

Financial Scope	Revenue and market capitalization of approximately one-third to three times that of Cadence’s trailing twelve-month revenue and market capitalization at the time the Peer Group is determined

In August 2022, the Compensation Committee reviewed the Peer Group that would be used to evaluate fiscal 2023 compensation decisions and removed six companies and replaced with five companies. Three of our Fiscal 2022 Peer Group companies (Citrix Systems, Maxim Integrated Products, and Xilinx) were acquired or in the process of being acquired and were no longer relevant peers. Additionally, given Cadence’s continued revenue and market value growth, three existing Fiscal 2022 Peer Group companies (Dolby Laboratories, National Instruments, and Nutanix) were removed since they were undersized relative to our financial screening criteria (between 0.33x – 3x of Cadence on revenues and less than 0.33x of Cadence on market value). The Compensation Committee reviewed companies that fit the criteria listed above and added five companies that were determined to have closer business and overall scope with Cadence. These new companies included CrowdStrike Holdings, Datadog, Microchip Technology, Palo Alto Networks, and Veeva Systems. The resulting Peer Group had a median revenue of approximately $4.6 billion (calculated based on the most recently available trailing four fiscal quarters as of June 30, 2022) and a median market value of approximately $35 billion (calculated based on the 90-day average as of July 28, 2022). Cadence’s revenue for the same period was approximately $3.3 billion and had a market value of $42 billion. The Compensation Committee considered the balanced positioning on both revenue and market value when making these adjustments.

The Peer Group approved by the Compensation Committee for evaluating fiscal 2023 competitive compensation levels is comprised of the following companies:

Fiscal 2023 Peer Group

ANSYS, Inc.	Keysight Technologies, Inc.	Skyworks Solutions, Inc.

Autodesk, Inc.	Marvell Technology, Inc.	Splunk Inc.

Arista Networks	Microchip Technology	Synopsys, Inc.

CrowdStrike Holdings	Palo Alto Networks	Veeva Systems

Datadog	PTC Inc.	Workday, Inc.

Fortinet, Inc.	ServiceNow, Inc.

In August 2023, the Compensation Committee reviewed the Peer Group that would be used to evaluate fiscal 2024 compensation decisions and added Advanced Micro Devices (AMD) to the existing peer group.

Compensation Determinations

Consistent with the principles of Cadence’s executive compensation program outlined above, the Compensation Committee determines the market levels of each executive officer’s compensation by reference to the compensation paid by the companies in the Peer Group, with consideration to similar titles and responsibilities. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive compensation, grants of equity incentive compensation (based on the grant date fair value of such equity awards), and the annualized value of outstanding LTP Awards. For example, the following graph illustrates how

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the Compensation Committee views the LTP Awards granted to Dr. Devgan in 2019 and 2022 over their respective five-year performance periods compared to the grant date fair value disclosure rules provided by the SEC.

Cadence does not target executive compensation at a specific level or percentile relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of executive compensation. Instead, when determining compensation for the executive officers, the Compensation Committee takes into account each of the following compensation factors, without prescribing particular weightings:

•	Cadence Compensation Factors:

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group

•	Cadence’s budget considerations

•	Individual Compensation Factors:

•	Compensation paid to executives with similar titles and responsibilities as the individual at the companies in the Peer Group

•	Individual performance over the preceding year

•	Strategic importance of the individual’s position

•	Criticality, experience and ability of the individual to impact corporate and/or business group results

•	Marketability and scarcity in the market of the individual’s skills and talents

•	Expected future contributions of the individual

•	Historical compensation of the individual

•	Retention risks related to the individual

•	Relative positioning/performance of the individual versus other Cadence executives

The Compensation Committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the CEO, the CEO makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and equity incentive compensation based upon an assessment of the “Cadence Compensation Factors” and the “Individual Compensation Factors” outlined above. The Compensation Committee then reviews these assessments and recommendations and determines whether to approve or modify the CEO’s recommendations. The Compensation Committee also evaluates the CEO based on the compensation factors described above, and the assessment from such evaluation is used to determine the CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the CEO’s and the other NEOs’ compensation.

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ELEMENTS OF FISCAL 2023 EXECUTIVE COMPENSATION

The fiscal 2023 compensation of Cadence’s executive officers, including the NEOs, was comprised of the following main elements:

•	Total direct compensation, consisting of:

•	Base salary

•	Short-term cash incentive compensation

•	Equity incentive compensation (including stock options and incentive stock awards)

•	Other compensation and benefits, consisting of:

•	Broad-based employee benefit plans

•	Non-qualified deferred compensation plan

•	Severance benefits

Consistent with Cadence’s executive compensation principles outlined above, an executive officer’s total direct compensation is based on Cadence’s performance and on the performance of the individual executive officer, as well as on the Compensation Committee’s view of the level of total direct compensation sufficient to attract, motivate and retain qualified executives. Cadence does not have a pre-established policy or target for allocating compensation between fixed and variable pay elements or for allocating among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic objectives. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for Cadence. Accordingly, the executive officers’ compensation is heavily weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are considered essential for the attraction and retention of talented executive officers and are determined using the compensation factors described above. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of a fiscal year or in connection with an executive officer’s promotion or change in responsibilities.

In February 2023, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the base salaries of the NEOs. The base salaries for each NEO were increased by $25,000 considering several factors, including the competitive market context, internal calibration, and each NEO’s performance in their respective roles.

The fiscal 2022 and 2023 base salaries of the NEOs are shown in the chart below.

Name	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary

Anirudh Devgan	$725,000	$750,000

John M. Wall	550,000	575,000

Neil Zaman	550,000	575,000

Paul Cunningham	450,000	475,000

Chin-Chi Teng	450,000	475,000

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Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan (“SEBP”)

Overview. Cadence provides its executive officers with the opportunity to earn short-term cash incentive compensation under its SEBP. The purpose of SEBP is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results and individual performance. Cash bonus payouts under SEBP for fiscal 2023 were determined semi-annually based on base salary earned in each half of the fiscal year.

For each executive officer other than the CEO, the CEO makes an assessment and recommendation for each individual’s target bonus. The Compensation Committee reviews the CEO’s recommendation, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendation. For the CEO, the Compensation Committee is solely responsible for assigning a target bonus based on its review of the performance of Cadence and the CEO, as described above under “Compensation Determinations.”

In February 2023, consistent with the process discussed in “Compensation Determinations” above, the Compensation Committee reviewed the target bonus levels of the NEOs and determined that the fiscal 2022 target bonus levels as a percentage of base salary for the NEOs were appropriate and would remain unchanged for fiscal 2023.

The base salaries, target bonus levels under SEBP, and actual bonuses earned by the NEOs for fiscal 2023 (as determined using the criteria described below) are set forth in the table below.

		Senior Executive Bonus Plan

Name	Base Salary	Target Bonus (as % of Base Salary)	Target Bonus	Actual Bonus

Anirudh Devgan	$750,000	125%	$937,500	$1,187,386

John M. Wall	575,000	100	575,000	705,606

Neil Zaman	575,000	100	575,000	712,722

Paul Cunningham	475,000	100	475,000	594,990

Chin-Chi Teng	475,000	100	475,000	580,438

Performance Factors. Each NEO’s actual bonus under SEBP for fiscal 2023 was determined by multiplying his or her base salary earned during the bonus period by his or her target bonus percentage, the product of which is then multiplied by two factors: (i) a “Company Performance Factor” and (ii) an “Individual Performance Factor.” In fiscal 2023, the Company Performance Factor was comprised of (a) a “Revenue Component” (weighted 45%) and (b) an “Operating Margin Component” (weighted 55%), and the Individual Performance Factor was comprised of (y) a “Cadence Culture Modifier” (weighted 20%) and (z) an “Executive Leadership Component” (weighted 80%). The combination of these performance factors is intended to ensure that all critical aspects of performance are considered in determining short-term cash incentive awards.

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The bonus determination under SEBP is illustrated below:

Determination of Company Performance Factor. The Company Performance Factor is designed to reflect Cadence’s overall financial performance. The weightings and performance components used to determine the Company Performance Factor are reviewed by the Compensation Committee, in consultation with the CEO, for each performance period to evaluate whether the weightings and performance components align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s business and financial performance and directly impact long-term stockholder value.

The Revenue Component is a percentage ranging from 0% to 150% that is a function of Cadence’s total revenue for the performance period as compared to the pre-established revenue target (the “Revenue Target”) for the same performance period.

The Operating Margin Component is a percentage ranging from 0% to 150% that is a function of Cadence’s non-GAAP operating margin for the performance period divided by a pre-established non-GAAP operating margin target (the “Operating Margin Target”) for the same performance period. For purposes of SEBP, non-GAAP operating margin is defined as the ratio of non-GAAP income from operations (that is, GAAP operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified deferred compensation expenses or credits, restructuring and other charges or credits, acquisition- and integration-related costs, and special charges) divided by total revenue.

For both components of the Company Performance Factor, the Compensation Committee excludes the impact of acquisitions made by Cadence during the applicable performance period if such acquisitions were not taken into account in the setting of the targets.

For each half of fiscal 2023, the revenue and non-GAAP operating margin performance targets and actual performance against such targets used to determine the Company Performance Factor were as follows:

	1st Half 2023		2nd Half 2023

	Revenue (in millions)	Non-GAAP Operating Margin	Revenue (in millions)	Non-GAAP Operating Margin

2023 SEBP Target	$1,990	41.5%	$2,072	41.5%

Actual Achievement	$1,998	41.9%	$2,092	42.2	%(1)

Company Performance Factor	102.41%		104.59%

(1)

Non-GAAP operating margin for the second half of fiscal 2023 excludes a special bonus paid to employees below the NEO level for exceptional performance, which had an insignificant impact on payments to the NEOs.

Determination of Individual Performance Factor. As described under “Performance Factors” above, for fiscal 2023, the Individual Performance Factor consisted of two components (both expressed as a percentage ranging from 0% to 150%): (i) a Cadence Culture Modifier based on criteria such as diversity, equity and inclusion, sustainability and climate and talent development and (ii) an Executive Leadership Component based on criteria such as the achievement of strategic objectives, leadership within the organization, talent acquisition and retention, and fiscal management.

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At the beginning of the fiscal year, the Compensation Committee meets to review performance criteria for the Cadence Culture Modifier and Executive Leadership components. These criteria generally reflect a combination of quantitative and qualitative metrics for each executive with specific attention to their individual focus area to deliver on the business unit results or other corporate priorities in driving long term value creation. The Compensation Committee believes that the criteria are rigorous yet achievable and provide good balance with the company-wide performance metrics in the Company Performance Factor detailed above. Performance against these goals is measured at the end of each performance period during the year (1st Half and 2nd Half) and is evaluated on a holistic basis with input from the CEO (for the non-CEO performance assessments).

The Individual Performance Factor criteria specific to each NEO that were considered by the Compensation Committee for fiscal 2023 are set forth below:

•

Dr. Devgan: Led the company to achieve leading levels of shareholder returns with record revenue and profitability. Drove market expansion with significant new products, including transformative artificial intelligence (AI) solutions and acquisitions that broadened our Total Available Market in furtherance of Cadence’s Intelligent System Design strategy. To ensure that Cadence is a leader in innovation, Dr. Devgan sponsored talent initiatives that moved the needle on diversity of experience and thought, and he and his team continued to elevate Cadence as a leading technology company and employer.

•

Mr. Wall: Exceeded all financial targets for the year: revenue, operating margin, cash from operations and earnings per share and reached the milestone of $4B+ in revenue and 40%+ non-GAAP operating margin (30%+ GAAP operating margin). Executed to long-term operating model, and sponsored advancement of Cadence’s sustainable business practices. Contributed to the development Cadence’s next generation of leaders.

•

Mr. Zaman: Exceeded revenue and bookings targets and drove expansion into new markets. Partnered effectively with market-shaping customers and drove operational excellence across the Worldwide Field Operations organization. Sponsored unique university programs that are focused on diversity of experience and comprehensive development of Cadence’s junior talent.

•

Dr. Cunningham: Took the System Verification business to a new level of success, crossing an important $1B revenue milestone. Drove a record year for the hardware business through significant expansions with several key customers. Continued to grow a strong leadership team.

•

Dr. Teng: Proliferation of digital full flow solutions at market-leading customers and key wins with large hyper-scalers. Led the company’s artificial intelligence initiatives. Strong contributor to the company’s top talent hiring from universities, ensuring Cadence builds a strong bench of next generation, innovative, diverse talent.

Actual Bonus Payments. Based on its assessment of Cadence’s performance and individual performance as described above, the Compensation Committee approved the following bonus payouts under SEBP for each half of fiscal 2023:

	1st Half 2023		2nd Half 2023

Name	(% of Target)(1)	($)	(% of Target)(1)	($)

Anirudh Devgan	123.2	577,496	130.1	609,890

John M. Wall	115.1	330,938	130.3	374,667

Neil Zaman	116.7	335,649	131.2	377,073

Paul Cunningham	121.5	288,463	129.1	306,527

Chin-Chi Teng	114.5	271,924	129.9	308,514

(1)	The percentage of target is equal to (a) the actual bonus amount divided by (b) the actual base salary earned during each bonus period multiplied by the target bonus percentage.

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Equity Incentive Compensation

Overview. Consistent with the principles of Cadence’s compensation for its executive officers outlined above, equity incentives are designed to provide executive officers with an ownership stake in Cadence, promote stock ownership to align the executive officers’ interests with those of other Cadence stockholders, and create significant incentives for executive retention. Specifically, equity incentives in the form of stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant, which aligns the interests of executive officers with those of Cadence stockholders. Further, the executive officers generally must remain employed at Cadence during the period required for the stock options to vest, except as otherwise provided for in the award agreement or the Company’s severance arrangements. Equity incentive awards in the form of incentive stock awards also align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases. The vesting of incentive stock awards granted to Cadence’s executive officers is also subject to performance goals originally intended to qualify the awards as “performance-based compensation” under section 162(m) of the Internal Revenue Code before passage of the Tax Cuts and Jobs Act. Although the performance-based compensation exemption under section 162(m) of the Internal Revenue Code has been repealed, the Compensation Committee continued to maintain the performance goal requirement for incentive stock awards granted in fiscal 2023.

Additionally, as an important component of executive officers’ equity incentive compensation, since 2016 the Compensation Committee has made grants of LTP Awards every three years. The Compensation Committee granted LTP Awards to all then-serving executive officers in fiscal 2016, fiscal 2019 and fiscal 2022. The Compensation Committee, with input and collaboration from its independent compensation consultant, designed the LTP Awards to further focus the executive officers on building strong, sustained levels of growth, to provide a pay opportunity for exceptional market performance by Cadence, and to inspire innovation and resourcefulness to achieve Cadence’s strategic priorities over a multi-year performance period. By design, the LTP Awards provide value to the recipients only if there is a significant increase in stockholder value during the multi-year performance period of the awards. The Compensation Committee continues to assess Cadence’s equity incentive compensation program and may make future grants of LTP Awards with similar or different design parameters as prior LTP Awards, as it deems appropriate.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers each of the compensation factors set forth under “Compensation Determinations,” without prescribing particular weight to any of the compensation factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the equity compensation for all of the executive officers except himself.

Fiscal 2023 Equity Grants. The Compensation Committee believes equity incentive grants provide the appropriate level of executive alignment with Cadence stockholder interests and reward Cadence’s executives for building long-term stockholder value. The fiscal 2023 equity grants were designed to create balance among stock options (which provide value only if the stock price increases) and incentive stock awards (which provide more certain retention value subject to the fulfillment of certain vesting conditions, while still providing an incentive to improve Cadence’s stock performance).

In March 2023, the Compensation Committee approved stock option and incentive stock award grants for the NEOs as part of the annual equity program. Approximately 50% of the fiscal 2023 equity grants for the CEO consisted of stock options, and approximately 34% of the other NEOs’ annual fiscal 2023 equity grants in the aggregate consisted of stock options, with the remainder of the equity grants being incentive stock awards. The Compensation Committee continued to place significant weight on stock options to focus on stock price appreciation over the seven-year term of the stock option. The stock options granted to the NEOs in March 2023 vest monthly over four years from the date of grant and expire seven years from the date of grant. The incentive stock awards granted to the NEOs in March 2023 vest over three years, with one-third of the award shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to achievement of the performance goal requirement described above.

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Please see the Grants of Plan-Based Awards table for a description of the grants awarded to our named executive officers during 2023. The values included in the Summary Compensation Table and the Grants of Plan-Based Awards Table reflect the accounting grant date fair value of the grants. These values do not reflect amounts actually realizable by our executive officers.

Outstanding LTP Awards. LTP Award grants on March 15, 2019 (the “2019 LTP Awards”) to the then-serving executive officers were eligible to begin vesting when Cadence’s 20-day average stock price exceeded a threshold of $77.80 per share and full vesting is scheduled to occur when the average stock price reaches a goal of $138 per share, with the first vesting date on March 15, 2022 and subject to a vesting cap of 33% of the award shares. The 2019 LTP Awards also require relative TSR to exceed the 35th percentile of the companies in both the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019 in order for the awards to vest. Cadence’s 20-day average stock price on March 15, 2022 was $146.72 and its TSR relative to the comparator groups was in the 89th percentile. Accordingly, 33% of the shares under each 2019 LTP Award vested on March 15, 2022. Cadence’s 20-day average stock price on March 15, 2023 was $196.09 and its TSR relative to the comparator groups was in the 91st percentile. Accordingly, an additional 34% of the shares under each 2019 LTP Award vested on March 15, 2023; together with the 33% vesting from the March 15, 2022 first measurement date, the total vesting from the 2019 LTP Award is within the cumulative 67% vesting cap through the second measurement date.

LTP Award grants on January 13, 2022 (the “2022 LTP Awards”) to the then-serving executive officers are eligible to begin vesting when Cadence’s 20-day average stock price exceeded a threshold of $245 per share and full vesting is scheduled to occur when the average stock price reaches a goal of $359 per share, with the first vesting date on March 15, 2025 and subject to a vesting cap of 33% of the award shares. The 2022 LTP Awards also require relative TSR to exceed the 35th percentile of the companies in both the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of January 13, 2022 in order for the awards to vest. Any shares that vest on a measurement date are subject to a one-year holding period and will not be delivered to the executive until the first anniversary of such measurement date. No shares have been earned or vested given the first measurement date is March 15, 2025.

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(1)

While Cadence’s recent and strong share price performance early in 2024 is well positioned against the 2022 LTP performance threshold of $245.00 and the share price target of $282.62 required for the first 33% vesting opportunity, nothing has been earned or vested and actual performance will be measured in early 2025. In order for anything to be earned at the first vesting event in 2025, Cadence’s stock price will need to remain above the $245 stock price threshold while also being above the relative TSR performance threshold. Additionally, no more than 33% of the shares on a cumulative basis can vest on the 2025 first measurement date even if the performance conditions necessary for vesting are achieved as of such date.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Historically, grants to the executive officers have generally been made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. The Compensation Committee reviewed this policy in February 2022 and revised its grant timing policy, effective with the 2022 grants, to provide that annual grants to the executive officers will be made March 15th of each year rather than at the February Compensation Committee meeting. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions.

Deferred Compensation

In fiscal 2023, all of the NEOs were eligible to defer compensation otherwise payable to them under a nonqualified deferred compensation plan maintained by Cadence (the “Deferred Compensation Plan”). The Deferred

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Compensation Plan is designed to allow for salary deferral above the limits imposed by the Internal Revenue Code for 401(k) plans on an income tax-deferred basis. Under the Deferred Compensation Plan, non-employee directors and selected employees who are classified as officers, vice presidents, directors, or an equivalent title are eligible to participate. Amounts deferred under the Deferred Compensation Plan are held in accounts with values indexed to the performance of mutual funds or money market accounts selected by the participant. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. Unlike 401(k) plans with contributions housed in a trust and protected from creditors under the Employee Retirement Income Security Act of 1974 (ERISA), the Deferred Compensation Plan is unfunded and is subject to the claims of creditors. As a result, participants in the Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The executive officers, including the NEOs, are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Cadence does not currently offer guaranteed pension benefits in the United States. Cadence periodically assesses the competitiveness of its broad-based employee benefit plans. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence did not provide material perquisites to any NEO in fiscal 2023. Cadence does not provide its executive officers with club memberships, financial planning assistance, personal use of private aircraft or tax gross-up payments.

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control arrangements and considers how those practices compare to Cadence’s severance and change in control arrangements. Cadence has entered into an employment agreement with Dr. Devgan that provides for benefits upon termination of employment under certain circumstances, such as in connection with a change in control of Cadence.

Cadence’s Executive Severance Plan provides certain severance benefits to individuals promoted to or hired as executive officers of Cadence, to the extent designated as a participant in the Executive Severance Plan by the Compensation Committee. Each of the NEOs other than Dr. Devgan have been designated as a participant in the Executive Severance Plan. In designing the Executive Severance Plan, the Compensation Committee structured the severance benefit levels based on Cadence’s historical practices, as reflected in the executive employment agreement in place with Dr. Devgan.

Cadence provides these severance benefits as a means of retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, the employment agreements and the Executive Severance Plan provide for severance benefits upon Cadence’s termination of the executive’s employment without “cause.” The employment agreements, but not the Executive Severance Plan, provide severance benefits upon resignation by the executive in connection with a “constructive termination” without a change in control. In the event of a change in control of Cadence, and if the executive’s employment is terminated without “cause” or by the executive in connection with a “constructive termination,” the executive will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation, or loss of employment.

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The highest cash severance entitlement Cadence provides is less than 1.6 times base salary plus target bonus for a termination without “cause” or by the executive in connection with a “constructive termination” in the event of a change in control of Cadence.

See “Potential Payments upon Termination or Change in Control” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence’s Stock Ownership Guidelines require that Cadence’s executive officers hold shares of Cadence common stock with a value equal to or greater than a specific value, as set forth below. These guidelines are designed to further align the interests of Cadence’s executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance.

Position	Minimum Value of Shares	Years to Meet Guidelines

Executive Chair (if applicable)	3X annual base salary	5 years

Chief Executive Officer	3X annual base salary	5 years

Other Executive Officers	1X annual base salary	5 years

Compliance with the Stock Ownership Guidelines is measured on the last trading day of each fiscal year in which the guidelines are applicable (the “Ownership Measurement Date”), based on the average closing price of Cadence common stock during the 20 trading day period ending on the Ownership Measurement Date (the “Measurement Price”). As of December 29, 2023 (the last trading day of Cadence’s fiscal 2023), all NEOs satisfied Cadence’s Stock Ownership Guidelines.

Should any executive officer not meet the Stock Ownership Guidelines on the Ownership Measurement Date based on the Measurement Price or on any other date based on the closing price of Cadence common stock on such date, such executive officer is required to retain an amount equal to 100% of the “net shares” received as a result of the exercise, vesting or settlement of any Cadence equity award granted to such executive officer until the guideline is met. “Net shares” are those shares that remain after the shares are sold or withheld to pay any applicable exercise price or taxes for the award. The Compensation Committee retains the discretion to grant a hardship exception to an executive officer if he or she fails to meet the guidelines as of the Ownership Measurement Date.

The following forms of equity interests in Cadence count towards satisfaction of the Stock Ownership Guidelines: restricted or incentive shares (whether vested or unvested), shares subject to RSUs, shares obtained through Cadence’s Employee Stock Purchase Plan (the “ESPP”), shares obtained through the exercise of stock options or upon settlement of restricted stock, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or his or her family and restricted shares granted under Cadence’s equity plans.

COMPENSATION RECOVERY (“CLAWBACK”) POLICY

Cadence has adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by Nasdaq, which generally provides that if Cadence is required to prepare an accounting restatement (including a restatement to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), Cadence must recover from its current and former executive officers any incentive-based compensation that was erroneously received on or after October 2, 2023 and during the three years preceding the date that Cadence is required to prepare such accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based

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compensation received over the amount that otherwise would have been received based on the restated financial measure. Additionally, for any incentive-based compensation received before October 2, 2023, Cadence’s historical clawback policy will continue to apply, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to executive officers on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and considered in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

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COMPENSATION COMMITTEE REPORT

The current members of the Compensation Committee have reviewed and discussed the “Compensation Discussion and Analysis” above with management. Based on this review and discussion, the current members of the Compensation Committee recommended to the Board the inclusion of the “Compensation Discussion and Analysis” in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

COMPENSATION COMMITTEE

Mark W. Adams, Chair

ML Krakauer

Julia Liuson

John B. Shoven, Ph.D.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2023, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director of Cadence or member of the Compensation Committee.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded to, paid to, or earned by Cadence’s NEOs in fiscal 2023 and, to the extent required by SEC disclosure rules, in fiscal 2022 and fiscal 2021.

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)

Anirudh Devgan President and Chief Executive Officer	2023	750,000	7,702,791	7,689,913	1,187,386	11,772	17,341,862
	2022	725,000	25,318,495	4,779,658	1,381,859	11,022	32,216,034
	2021	604,808	2,499,956	17,496,404	1,109,054	25,572	21,735,794
John M. Wall Senior Vice President and Chief Financial Officer	2023	575,000	3,050,188	1,568,773	705,606	11,772	5,911,339
	2022	550,000	8,528,597	1,218,800	845,326	11,022	11,153,745
	2021	500,000	7,310,069	1,189,938	788,207	10,572	9,798,786

Neil Zaman Senior Vice President and Chief Revenue Officer	2023	575,000	2,711,278	1,394,457	712,722	11,772	5,405,229
	2022	550,000	8,370,707	1,137,557	845,326	11,022	10,914,612
	2021	500,000	1,980,035	1,019,901	784,476	10,572	4,294,984

Paul Cunningham Senior Vice President GM, System Verification Group	2023	475,000	2,541,824	1,307,264	594,990	11,222	4,930,300
	2022	450,000	7,461,699	975,070	661,438	10,036	9,558,243

Chin-Chi Teng Senior Vice President, GM, Digital & Signoff Group	2023	475,000	2,541,824	1,307,264	580,438	13,183	4,917,709
	2022	450,000	7,461,699	975,070	650,089	12,260	9,549,118
	2021	425,000	1,484,957	764,946	657,251	11,638	3,343,792

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and the Deferred Compensation Plan.

(2)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2023 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2023 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the assumptions used to calculate the valuation of the awards for prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s annual reports on Form 10-K for the corresponding years. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by the holder over a number of years, and the stock awards are subject to performance conditions. The terms of the applicable awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2023” and “Outstanding Equity Awards at 2023 Fiscal Year End.” The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(3)

The amount shown includes both the grants of incentive stock awards (“ISAs”) and long-term equity awards subject to stockholder return targets (“LTP Awards”). LTP Awards were granted to all of the NEOs in fiscal 2022. As a result of the foregoing, stock award values and total compensation for years in which an executive officer received an LTP Award are significantly higher than Cadence’s historical compensation levels.

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The per share and aggregate grant date fair values of the ISAs granted in fiscal 2023, calculated pursuant to FASB ASC 718, are set forth below.

	ISAs
Name	Shares	Per Share ($)	Aggregate ($)
Anirudh Devgan	37,956	202.94	7,702,791
John M. Wall	15,030	202.94	3,050,188
Neil Zaman	13,360	202.94	2,711,278
Paul Cunningham	12,525	202.94	2,541,824
Chin-Chi Teng	12,525	202.94	2,541,824

(4)

The amounts listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts for fiscal 2023:

•	For Dr. Devgan, the amount shown includes $9,900 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Mr. Wall, the amount shown includes $9,900 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Mr. Zaman, the amount shown includes $9,900 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Dr. Cunningham, the amount shown includes $9,900 for 401(k) matching contributions and $1,322 for term life insurance premium payments.

•	For Dr. Teng, the amount shown includes $9,900 for 401(k) matching contributions and $3,283 for term life insurance premium payments.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anirudh Devgan	3/15/23	—	—	—	—	—	—	37,956	—	—	7,702,791
	3/15/23	—	—	—	—	—	—	—	108,390	202.94	7,689,913
	SEBP	—	937,500	2,109,375	—	—	—	—	—	—	—
John M. Wall	3/15/23	—	—	—	—	—	—	15,030	—	—	3,050,188
	3/15/23	—	—	—	—	—	—	—	22,112	202.94	1,568,773
	SEBP	—	575,000	1,293,750	—	—	—	—	—	—	—
Neil Zaman	3/15/23	—	—	—	—	—	—	13,360	—	—	2,711,278
	3/15/23	—	—	—	—	—	—	—	19,655	202.94	1,394,457
	SEBP	—	575,000	1,293,750	—	—	—	—	—	—	—
Paul Cunningham	3/15/23	—	—	—	—	—	—	12,525	—	—	2,541,824
	3/15/23	—	—	—	—	—	—	—	18,426	202.94	1,307,264
	SEBP	—	475,000	1,068,750	—	—	—	—	—	—	—
Chin-Chi Teng	3/15/23	—	—	—	—	—	—	12,525	—	—	2,541,824
	3/15/23	—	—	—	—	—	—	—	18,426	202.94	1,307,264
	SEBP	—	475,000	1,068,750	—	—	—	—	—	—	—

(1)

The Non-Equity Incentive Plan Awards consist of cash bonuses under the SEBP. Pursuant to the terms of the SEBP, bonus amounts are based on base salary earned during the year by each NEO. The minimum dollar amount for each such bonus award is $0.

(2)

The incentive stock awards granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2023 were granted under the Omnibus Plan and vest over three years, with 1/3rd of the shares subject to each such stock award vesting twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of certain specified performance goals.

(3)

The stock options granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2023 were granted under the Omnibus Plan and vest over four years, with 1/48th of the shares vesting each month after the date of grant.

(4)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

(5)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2023 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2023 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value of the stock awards and stock options granted during fiscal 2023 is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

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NARRATIVE DISCLOSURE TO 2023 SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023 TABLE

Employment Terms

Certain elements of compensation set forth in the 2023 Summary Compensation Table and the table entitled “Grants of Plan-Based Awards in Fiscal Year 2023” reflect the terms of agreements between Cadence and each of the NEOs that was in effect as of December 31, 2023.

•

Anirudh Devgan. On December 15, 2021, the Company entered into an amended and restated employment agreement with Dr. Devgan describing the terms of his employment as President and CEO. The payments and benefits to which Dr. Devgan is entitled under his employment agreement include an annual base salary of $725,000 and participation in the SEBP, with an annual target bonus opportunity of 125% of annual base salary. In 2023, Dr. Devgan’s base salary was increased to $750,000 and his annual target bonus was 125% of his base salary.

•

John M. Wall. Cadence is a party to a letter agreement with Mr. Wall entered into on September 12, 2017 confirming his promotion to Senior Vice President and CFO that then provided for a base salary of $360,000 per year and Mr. Wall’s participation in the SEBP with an annual target bonus of 75% of his base salary. Over the years, Mr. Wall has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2023, his base salary was increased to $575,000 and his annual target bonus was 100% of his base salary.

•

Neil Zaman. Cadence is a party to a letter agreement confirming Mr. Zaman’s promotion to Senior Vice President, Worldwide Field Operations that then provided for a base salary of $350,000 per year and Mr. Zaman’s participation in the SEBP with an annual target bonus of 100% of his base salary. Over the years, Mr. Zaman has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2023, his base salary was increased to $575,000 and his annual target bonus was 100% of his base salary.

•

Paul Cunningham. Prior to 2021, Dr. Cunningham was Corporate Vice President and General Manager, Research & Development. In 2021, Dr. Cunningham was promoted to Senior Vice President and General Manager, Research & Development that provided for a base salary of $400,000 per year and for Dr. Cunningham’s participation in the SEBP with an annual target bonus of 75% of his base salary. Dr. Cunningham has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2023, his base salary was increased to $475,000 and his annual target bonus was 100% of his base salary.

•

Chin-Chi Teng. Cadence is a party to a letter agreement with Dr. Teng entered into on August 28, 2020 confirming his promotion to Senior Vice President, Research and Development that then provided for a base salary of $375,000 per year and Dr. Teng’s participation in the SEBP with an annual target bonus of 75% of his base salary. In 2023, his base salary was increased to $475,000 and his annual target bonus was 100% of his base salary.

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END

	Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anirudh Devgan	2/6/18	99,886	(3)	0	39.58	2/6/2025	—		—	—		—
	2/22/19	93,151	(3)	0	56.57	2/22/2026	—		—	—		—
	2/14/20	68,828		2,993	78.76	2/14/2027	—		—	—		—
	2/25/21	44,351		18,263	138.02	2/25/2028	—		—	—		—
	12/15/21	140,496		140,497	184.27	12/15/2028	—		—	—		—
	3/15/22	42,700		54,901	142.5	3/15/2029	—		—	—		—
	3/15/23	20,323		88,067	202.94	3/15/2030
	3/15/19	—		—	—	—	—		—	79,500	(4)	21,653,415
	2/25/21	—		—	—	—	3,018	(5)	822,013	—		—
	3/15/22	—		—	—	—	16,787	(6)	4,572,275	—		—
	3/15/23	—		—	—	—	37,956	(7)	10,338,076	—		—
	1/13/22	—		—	—	—				409,208	(8)	111,455,983
John M. Wall	2/14/20	4,391		1,609	78.76	2/14/2027	—		—	—		—
	2/25/21	16,587		6,831	138.02	2/25/2028	—		—	—		—
	2/25/21	4,524		1,863	138.02	2/25/2028	—		—	—		—
	3/15/22	10,888		14,000	142.50	3/15/2029	—		—	—		—
	3/15/23	4,146		17,966	202.94	3/15/2030	—		—	—		—
	3/15/19	—		—	—	—	—		—	39,750	(4)	10,826,708
	2/25/21	—		—	—	—	2,191	(5)	596,763	—		—
	2/25/21	—		—	—	—	597	(5)	162,605	—		—
	3/15/22	—		—	—	—	8,310	(6)	2,263,395	—		—
	12/15/21	—		—	—	—	9,046	(9)	2,463,859	—		—
	1/13/22	—		—	—	—				122,763	(8)	33,436,958
	3/15/23	—		—	—	—	15,030	(7)	4,093,721	—		—
Neil Zaman	2/14/20	6,733		1,497	78.76	2/14/2027	—		—	—		—
	2/25/21	4,169		5,837	138.02	2/25/2028	—		—	—		—
	2/25/21	3,920		1,615	138.02	2/25/2028	—		—	—		—
	3/15/22	10,162		13,067	142.5	3/15/2029	—		—	—		—
	3/15/23	3,685		15,970	202.94	3/15/2030	—		—	—		—
	3/15/19	—		—	—	—	—		—	39,750	(4)	10,826,708
	2/25/21	—		—	—	—	1,873	(5)	510,149	—		—
	2/25/21	—		—	—	—	518	(5)	141,088	—		—
	3/15/22	—		—	—	—	7,755	(6)	2,112,229	—		—
	1/13/22						—		—	122,763	(8)	33,436,958
	3/15/23	—		—	—	—	13,360	(7)	3,638,863	—		—
Paul Cunningham	2/25/21	10,857		4,471	138.02	2/25/2028	—		—	—		—
	3/15/22	8,711		11,200	142.50	3/15/2029	—		—	—		—
	3/15/23	3,454		14,972	202.94	3/15/2030
	7/1/20									43,101	(10)	11,739,419
	2/25/21	—		—	—	—	1,434	(5)	390,579	—		—
	3/15/22	—		—	—	—	6,648	(6)	1,810,716	—		—
	3/15/23	—		—	—	—	12,525	(7)	3,411,434	—		—
	1/13/22	—		—	—	—	—		—	110,941	(8)	30,217,000

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	Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chin-Chi Teng	2/22/19	35,260	(3)	0	56.57	2/22/2026	—		—	—		—
	2/14/20	34,413		1,497	78.76	2/14/2027	—		—	—		—
	2/14/20	4,301		188	78.76	2/14/2027	—		—	—		—
	2/25/21	13,571		5,589	138.02	2/25/2028	—		—	—		—
	3/15/22	8,711		11,200	142.5	3/15/2029	—		—	—		—
	3/15/23	3,454		14,972	202.94	3/15/2030
	3/15/19	—		—	—	—	—		—	39,750	(4)	10,826,708
	2/25/21	—		—	—	—	1,793	(5)	488,359	—		—
	3/15/22	—		—	—	—	6,648	(6)	1,810,716	—		—
	3/15/23	—		—	—	—	12,525	(7)	3,411,434	—		—
	1/13/22	—		—	—	—	—		—	110,941	(8)	30,217,000

(1)	Unless otherwise indicated, these stock options vest at a rate of 1/48th every month after the date of grant and expire on the seven-year anniversary of the grant date.

(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share.

(3)	Stock option fully vested as of January 2, 2024.

(4)

LTP Award was granted on March 15, 2019 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 (the award grant date) through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provided for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reached the vesting range by such dates, subject to vesting limits of 33% of the “Base Shares” for the 2022 measurement date and 67% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award.

(5)

Restricted stock was granted on February 25, 2021 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(6)

Restricted stock was granted on March 15, 2022 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

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(7)

Restricted stock was granted on March 15, 2023 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(8)

LTP Award was granted on January 13, 2022 and vests upon achieving TSR of (i) 50% (corresponding to a $245 stock price) above which vesting begins or (ii) 120% (corresponding to a $359 stock price) at or above which 100% vesting would occur, from the $163.16 closing trading price on January 13, 2022 (the award grant date) through March 15, 2027 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 50% and 120% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2025 and March 15, 2026 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% of the total shares for the 2025 measurement date and 67% of the total shares for the 2026 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from January 13, 2022 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of January 13, 2022.

(9)

Restricted stock was granted on December 15, 2021 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments.

(10)

LTP Award was granted on July 1, 2020 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 20% of the “Base Shares” for the 2022 measurement date and 40% of the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023

The following table sets forth information with respect to the exercise of stock options by the NEOs during fiscal 2023 and the vesting during fiscal 2023 of stock awards previously granted to the NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Anirudh Devgan	—	—	79,412	16,328,431

John M. Wall	69,864	10,241,904	51,435	11,035,818

Neil Zaman	15,017	1,807,708	40,832	8,403,587

Paul Cunningham	—	—	24,328	5,057,796

Chin-Chi Teng	2,000	280,100	38,876	7,981,924

(1)

Amounts shown for option awards are determined by multiplying (i) the number of shares of Cadence common stock to which the exercise of the options related, by (ii) the difference between the per share sales price of Cadence common stock at exercise and the exercise price of the options.

(2)	Amounts shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Cadence common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2023

Under the Deferred Compensation Plan, Cadence employees who are classified as officers, vice presidents, directors, or an equivalent title and selected as eligible, as well as non-employee directors, may elect to defer compensation otherwise payable to them. Eligible employees may elect to defer up to 80% of their base salary and up to 100% of their non-equity incentive plan compensation while non-employee directors may elect to defer up to 100% of their directors’ fees. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Participants may elect to receive distributions from their account upon termination of employment or service with Cadence, the passage of a specified number of years or the attainment of a specified age. In addition, participants may elect to receive distributions in a lump-sum payment or annual installments over a five-, ten- or fifteen-year period. The participant’s account will be distributed upon termination of employment if it occurs prior to the participant’s elected period of service, years or age, in the form selected.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)

Anirudh Devgan	7,086	—	372	—	101,817

John M. Wall	558,045	—	85,185	—	3,462,183

Neil Zaman	—	—	—	—	—

Paul Cunningham	—	—	—	—	—

Chin-Chi Teng	379,013	—	93,047	(232,317)	2,822,432

(1)	The amounts reported in this column are reported as either “Salary” or “Non-Equity Incentive Plan Compensation” for such NEO in the 2023 Summary Compensation Table.

(2)

Amounts in this column take into consideration the following executive contribution amounts that were previously reported in the Summary Compensation Table as compensation for 2022 and 2021: Dr. Devgan, $12,587, Mr. Wall, $1,444,637 and Dr. Teng, $674,315.

(3)	Amounts in this column take into account transactional fees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS AND THE EXECUTIVE SEVERANCE PLAN

The information below describes certain compensation that would have become payable to the NEOs under existing plans and contractual arrangements, assuming that a termination of employment or a change in control combined with a termination of employment had occurred on December 31, 2023, based upon the $272.37 per share closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023), given the compensation and service levels of each NEO. In addition to the benefits described below, upon any termination of employment, the NEOs who elect to participate in the Deferred Compensation Plan would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2023 table above.

As of December 31, 2023, Dr. Devgan was subject to an employment agreement with Cadence, while Messrs. Cunningham, Teng, Wall and Zaman were participants in the Executive Severance Plan. Dr. Devgan’s employment agreement contains severance provisions that remain in effect, and Dr. Devgan does not participate in the Executive Severance Plan.

Dr. Devgan’s employment agreement and the Executive Severance Plan generally provide for the payment of benefits (i) if the executive’s employment with Cadence is terminated by Cadence without “cause” (as defined below), (ii) upon a termination of employment due to death or “permanent disability” (as defined below), and (iii) upon a termination of employment either by Cadence without “cause” or by the executive in connection with a “constructive termination” (as defined below) that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending thirteen months following such “change in control.” In addition, Dr. Devgan’s employment agreement provides for the payment of benefits if his employment with Cadence is terminated by him in connection with a “constructive termination.” The Executive Severance Plan, however, does not provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination” unless the “constructive termination” occurs within the period commencing three months prior to a “change in control” of Cadence and ending thirteen months following such “change in control.” Dr. Devgan’s employment agreements and the Executive Severance Plan do not provide for any benefits upon a termination by Cadence for “cause” or upon a voluntary resignation by the executive.

For purposes of Dr. Devgan’s employment agreement and the Executive Severance Plan, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows:

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of duties;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engagement in any material act of theft or material misappropriation of company property in connection with employment;

•	material breach of Cadence’s Bylaws or any other agreement with Cadence or its affiliates (including the Code of Business Conduct and proprietary information and inventions agreement); or

•	material failure or refusal to perform the assigned duties.

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“Constructive termination” generally means the occurrence of any one of the following events:

•

for Dr. Devgan – a material adverse change, without his written consent, in his authority, duties, title or reporting relationship causing his position to be of materially less stature or responsibility, including removal from his current position;

•

for Dr. Devgan – in the event he is, prior to a “change in control,” identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, he is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control”;

•	for Dr. Devgan – any material breach by Cadence of any provision of the employment agreement;

•	Cadence’s removal of the executive from his or her current position;

•	a reduction, without written consent, in base salary by more than 10% or a reduction by more than 10% in the stated target bonus opportunity;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation; or

•	any failure by Cadence to obtain the written assumption of the employment agreement or the Executive Severance Plan by any successor to Cadence.

“Change in control” generally means the occurrence of any one of the following events:

•	any person is or becomes the beneficial owner of more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•

any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•

the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than twelve months and that renders the executive unable to perform effectively all of the essential functions of the position pursuant to the employment agreement or the Executive Severance Plan, with or without reasonable accommodation.

If the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) under the applicable employment agreement or Executive Severance Plan, or if the executive terminates employment in connection with a “constructive termination” under the applicable employment agreement or Executive Severance Plan, the executive will be entitled to the benefits provided for in a transition agreement provided for in the applicable employment agreement or Executive Severance Plan in exchange for the executive’s execution and delivery of a general release of claims in favor of Cadence. The transition agreements

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provide for a transition period commencing on the date that the executive no longer holds his or her executive position and ending on the earliest of (i) the date on which the executive resigns as an employee of Cadence, (ii) the date on which Cadence terminates the executive’s employment due to a material breach by the executive of his or her duties or obligations under the transition agreement, and (iii) one year from the transition commencement date. During such transition period Cadence would provide the following payments and benefits:

•

continued employment by Cadence as a non-executive employee for up to a one-year transition period at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the commencement of the transition period;

•	provided the executive elects COBRA coverage, continued coverage during the one-year transition period under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•

accelerated vesting, as of the commencement of the transition period, of the executive’s outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding twelve-month period (or, in the case of Dr. Devgan, the succeeding 18-month period); provided that, if the executive remains employed pursuant to the transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the commencement of the transition period will continue to vest through the end of the applicable performance period only to the extent such performance period ends within twelve months (or, in the case of Dr. Devgan, 18 months) after the commencement of the transition period, the applicable performance conditions are satisfied and the executive remains employed pursuant to the transition agreement through the end of the applicable performance period;

•

a lump-sum payment equal to one year’s base salary at the highest annualized rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the commencement of the transition period (the “First Transition Payment Date”); and

•

a lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (125% for Dr. Devgan, 100% for Messrs. Teng, Wall and Zaman and 75% for Dr. Cunningham), payable 30 to 60 days following the end of the transition period (the “Second Transition Payment Date”), provided the executive does not resign from employment with Cadence and Cadence does not terminate the executive’s employment due to a material breach of the executive’s duties under the transition agreement.

In addition, Dr. Devgan’s employment agreement and the Executive Severance Plan provide that if, within three months before or thirteen months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates employment in connection with a “constructive termination,” then, in exchange for the executive’s execution and delivery of a transition and release agreement, in lieu of the equity acceleration described above, 100% of the executive’s outstanding and unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreements). All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives will also receive: (i) an additional lump-sum payment equal to 50% of the executive’s annual base salary at the highest rate in effect during the executive’s employment on the First Transition Payment Date, and (ii) an additional lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (62.5% for Dr. Devgan, 50% for Messrs. Teng, Wall and Zaman and 37.5% for Dr. Cunningham) on the Second Transition Payment Date. The executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

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Under Dr. Devgan’s employment agreement and the Executive Severance Plan, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if the executive or executive’s estate executes and delivers a release agreement:

•

accelerated vesting, as of the date of the executive’s termination of employment, of outstanding unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding twelve-month period, and such awards and all previously vested equity awards will remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•

solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for twelve months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

Notwithstanding the foregoing, the severance and change in control provisions of the LTP Awards, which are discussed above in “Compensation Discussion and Analysis,” supersede the equity acceleration terms of Dr. Devgan’s employment agreement and the Executive Severance Plan described above.

The receipt of benefits following termination of employment under Dr. Devgan’s employment agreement and the Executive Severance Plan is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under Dr. Devgan’s employment agreement and the Executive Severance Plan, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of the transition agreements. During the transition period, the affected executive is entitled to receive the payments described above and is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationships with its current or prospective clients, customers, joint-venture partners or financial backers. Further, such executive must continue to cooperate with Cadence in matters related to the executive’s employment. Any violation of the provisions of the transition agreement shall result in the cessation of Cadence’s obligation to provide the then-unpaid portion of the affected executive’s termination benefits.

LIFE INSURANCE

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible U.S.-based employees, including each of its executive officers, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of December 31, 2023, was $1,900,000 for each of Messrs. Cunningham and Teng and $2,000,000 for each of Messrs. Devgan, Wall and Zaman.

POTENTIAL PAYMENTS

The tables below set forth the estimated value of the potential payments to the NEOs, assuming the executive’s employment was terminated on December 31, 2023, based upon the $272.37 per share closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023), under Dr. Devgan’s employment agreement or the Executive Severance Plan in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments or due to any reduction under Section 280G of the Internal Revenue Code.

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Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	24,000	750,000	937,500	42,246	19,891,676	40,886,530	62,531,952

John M. Wall(5)	24,000	575,000	575,000	28,269	2,504,421	21,079,113	24,785,802

Neil Zaman(5)	24,000	575,000	575,000	42,246	2,243,262	18,179,189	21,638,697

Paul Cunningham(5)	24,000	475,000	356,250	42,246	1,481,056	17,164,356	19,542,908

Chin-Chi Teng(5)	24,000	475,000	475,000	42,246	1,935,996	17,701,452	20,653,695

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $272.37 per share on such date.

(5)

Under the terms of the Executive Severance Plan, Messrs. Cunningham, Teng, Wall and Zaman would have been eligible for severance benefits following a termination of employment by Cadence without “cause,” but would not have been entitled to severance benefits following a “constructive termination” unless in connection with a “change in control.”

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	24,000	1,125,000	1,406,250	42,246	28,655,379	45,556,879	76,809,754

John M. Wall	24,000	862,500	862,500	28,269	4,545,117	24,492,600	30,814,986

Neil Zaman	24,000	862,500	862,500	42,246	4,096,819	21,314,587	27,202,651

Paul Cunningham	24,000	712,500	534,375	42,246	3,094,729	20,286,935	24,694,785

Chin-Chi Teng	24,000	712,500	712,500	42,246	3,571,165	20,622,767	25,685,178

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(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the difference between the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share. In addition, these amounts include the value of LTP Awards that would have vested assuming an acquisition price of $272.37 per share.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or Due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each NEO, assuming the executive’s employment had terminated on December 31, 2023 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company-Paid COBRA Premiums (Upon Termination of Employment Due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)	Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total (Upon Termination of Employment Due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment Due to Death) ($)

Anirudh Devgan	42,246	13,921,611	37,639,607	49,722,120	49,679,874

John M. Wall	28,269	2,504,421	21,079,113	23,611,802	23,583,533

Neil Zaman	42,246	2,243,262	18,179,189	20,464,697	20,422,451

Paul Cunningham	42,246	1,481,056	17,164,356	18,687,658	18,645,412

Chin-Chi Teng	42,246	1,935,996	17,701,452	19,679,695	19,637,449

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 29, 2023 (the last business day of Cadence’s fiscal 2023) of $272.37 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $272.37 per share on such date.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its employee stock purchase plan, as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,164,870(1)	$107.93(2)	19,253,543(3)

Equity compensation plans not approved by security holders(4)	—	—	348,754(4)

Total	5,164,870	$107.93	19,602,297

(1)

Amount consists of 2,366,700 outstanding options, 985,323 outstanding time-based RSUs and 1,812,847 outstanding performance-based RSUs (assuming maximum performance). This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	The weighted average exercise price includes only the exercise prices of outstanding options and does not include outstanding RSUs, which have no exercise price.

(3)

This amount includes 3,280,244 shares available for issuance under the ESPP as of December 31, 2023 (of which 326,049 shares were purchased in the offering period in effect on December 31, 2023 that ended on January 31, 2024).

(4)

These shares are available for issuance under the nusemi inc 2015 Equity Incentive Plan (the “Nusemi Plan”) as of December 31, 2023. The Nusemi Plan was assumed by Cadence in connection with the acquisition of nusemi inc in October 2017. Awards may be granted under the Nusemi Plan in the form of restricted stock and stock options, and will not be granted to individuals who were employees of Cadence at the time of the nusemi inc acquisition.

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PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Cadence is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Dr. Devgan, Cadence’s CEO. To understand this disclosure, Cadence believes that it is important to give context to Cadence’s operations. Cadence’s corporate headquarters is in San Jose, California and Cadence has employees in 26 countries. As a global organization, approximately 68% of Cadence’s employees were located outside of the U.S. as of December 31, 2023.

As discussed above in the “Compensation Discussion and Analysis,” Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with Cadence’s executive compensation program, Cadence’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, Cadence’s pay structures vary among its employees based on position and geographic location, with significant consideration given to competitive market practices.

IDENTIFICATION OF MEDIAN EMPLOYEE

Cadence selected December 31, 2023, the last day of fiscal 2023, as the date on which to determine its median employee for purposes of calculating the fiscal 2023 pay ratio. As of that date, Cadence had approximately 11,200 employees, including full-time and part-time employees, temporary employees and interns. For purposes of identifying the median employee, Cadence considered the aggregate of all the following compensation elements for each of its employees, as compiled from Cadence’s internal records as of December 31, 2023:

•	Target base salary or base pay

•	Target bonuses

•	Grant date fair value of equity awards granted in fiscal 2023

Cadence selected the above compensation elements because they represent Cadence’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the exchange rates for each of the twelve periods in Cadence’s fiscal year ended December 31, 2023. In identifying its median employee, Cadence did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.

In determining the annual total compensation disclosed below for the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of Cadence’s NEOs.

PAY RATIO

For 2023, Cadence’s last completed fiscal year:

•	The median of the annual total compensation of all of Cadence’s employees, other than Dr. Devgan, was $114,804.

•	Dr. Devgan’s annual total compensation, as reported in the “Total” column of the 2023 Summary Compensation Table presented above under “Compensation of Executive Officers,” was $17,341,862.

Based on this information, the ratio of the annual total compensation of Dr. Devgan to the median of the annual total compensation of all of Cadence’s employees other than Dr. Devgan is estimated to be 151 to 1.

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PAY VERSUS PERFORMANCE

As highlighted in “Compensation Discussion and Analysis,” one of the primary principles of our compensation program is to ensure that there is a substantial portion of compensation of executive officer pay that is at-risk
and is highly dependent on Cadence’s short-term and long-term financial, operational, and stock price performance.
For our executives, over 75% of their opportunity is tied to long-term equity incentives which will depend on our stock price performance while roughly 10% to 15% of our executive pay is tied to annual financial and operational performance. As a result, we would expect that our Compensation Actually Paid in the table below will have a stronger correlation with our TSR and stock price performance than our annual financial and operational performance. We expect a strong correlation to stock price performance through the combination of (a) having a significant portion of executive pay tied to long-term incentives (“LTI”) and (b) using options as part of our annual LTI mix (50% for our CEO and 34% for our other NEOs) and periodic LTP awards that require meeting material stock price growth hurdles before any value is delivered to our executives. Driven by continued strong business performance (including increased revenues, operating margin, and net income) Cadence’s stock price increased by approximately 70% in 2023.
In the charts and descriptions of the relationships presented below we note the following:

(a)	We show two Principal Executive Officers (“PEOs”) over the four-year period due to our CEO transition in 2021 (Dr. Devgan is PEO #1 for 2023, 2022 and 2021 and Mr. Tan is PEO #2 for 2021 and 2020).

(b)
There is a notable difference in the Compensation Actually Paid for 2020 compared to 2021 despite continued stock price performance in 2021. The higher Compensation Actually Paid values for 2020 when compared to 2021 reflect three primary factors: (a) the Compensation Actually Paid calculation measures the change in fair value of equity awards (not the absolute value), (b) our stock price grew 97% in 2020 compared to a 37% increase in 2021 indicating that the change in the fair value of equity awards would be larger in 2020 compared to 2021, and (c) we had five LTP tranches as part of the 2020 calculation (two outstanding LTP I awards and three outstanding LTP III awards) compared to four LTP tranches as part of the 2021 calculation (one outstanding LTP I award and three outstanding LTP III awards).

(c)
There is also a notable difference in the Compensation Actually Paid for 2023 compared to 2022 given strong stock price performance in 2023. The higher Compensation Actually Paid values for 2023 when compared to 2022 reflect two primary factors: (a) the Compensation Actually Paid calculation measures the change in fair value of equity awards (not the absolute value), (b) our stock price grew 70% in 2023 compared to a 14% decrease in 2022 indicating that the change in the fair value of equity awards would be larger in 2023 compared to 2022.

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The following table sets forth additional compensation information of our PEO and our other
(non-PEO)
NEOs along with TSR, net income, and
non-GAAP
operating income performance results for our fiscal years 2020, 2021, 2022 and 2023.

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Comp Table Total for PEO#1 (2)	Compensation Actually Paid to PEO#1 (3)(4)	Summary Comp Table Total for PEO#2 (2)	Compensation Actually Paid to PEO#2 (3)(5)	Average Summary Comp Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (3)(6)	Cadence Design Systems’ Total Shareholder Return (7)	Peer Group Total Shareholder Return (7)	GAAP Net Income	Non-GAAP Operating Income (8)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$17,341,862	$119,135,192	N/A	N/A	$ 5,291,144	$34,337,386	$393	$211	$1,041,144,000	$1,717,212,000

2022	$32,216,034	$ 24,757,155	N/A	N/A	$10,293,930	$ 7,377,865	$232	$135	$ 848,952,000	$1,436,000,000

2021	$21,735,794	$ 39,820,493	$11,166,016	$60,351,290	$ 5,188,515	$14,539,214	$269	$190	$ 695,955,000	$1,111,000,000

2020	N/A	N/A	$ 9,604,640	$93,290,140	$ 4,251,412	$21,315,667	$197	$142	$ 590,644,000	$ 944,000,000

(1)	NEOs included in the above compensation columns reflect the following:

Year	PEO #1	PEO #2	Non-PEO NEOs
2023 2022	Dr. Devgan Dr. Devgan	— —	Messrs. Wall, Zaman, Cunningham and Teng Messrs. Wall, Zaman, Cunningham and Teng
2021	Dr. Devgan	Mr. Tan	Messrs. Wall, Zaman, Teng and Beckley
2020	—	Mr. Tan	Messrs. Devgan, Wall, and Teng and Ms. Flaminia

(2)
Amounts reported in this column represent (i) the total compensation as reported in the Summary Compensation Table for the applicable year in the case of Dr. Devgan and Mr. Tan (for each year they served as PEO) and (ii) the average of the total compensation as reported in the Summary Compensation Table for Cadence’s other NEOs for the applicable year.

(3)
The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in Accounting Standards Codification Topic No. 718: Compensation–Stock Compensation (“ASC Topic 718”). The fair values of restricted share awards that are subject to solely service-based vesting criteria equals the closing price on applicable year-end
date(s) or, in the case of vesting dates, the closing price on the applicable vesting dates. The fair values of LTP awards that vest upon the attainment of both stock price targets and TSR hurdles relative to a group of peer companies were estimated with a Monte Carlo simulation model as of the applicable year-end
date(s) using the same methodology as used to estimate the grant date fair value, but using each company’s closing stock price on the applicable revaluation date as the current market price and volatility assumptions and risk free rates determined as of the revaluation date based on the length of the LTP award’s remaining performance measurement period. The vest date values of the LTP awards equals the closing price on the applicable vesting dates. The fair values of stock options were estimated using the Black Scholes option pricing model as of the applicable year-end
or vesting date(s), using the same methodology as used to estimate the grant date fair value but using (a) the closing stock price on applicable revaluation date as the current market price, (b) an expected remaining life assumption that is based on the stock options remaining contractual term as the applicable revaluation date and the degree to which the revaluation date stock price is greater than or less than the exercise price, with stock options that have an exercise price that is less than the revaluation date stock price having a shorter remaining expected life and stock options that have an exercise price that is greater than the revaluation date stock price having a longer remaining expected life, (c) expected volatility assumptions and risk free rates determined as of the revaluation date based on the length of the expected remaining life, and (d) an expected dividend rate of 0%. For additional information on the assumptions used to estimate the fair value of the awards, see the Notes to Consolidated Financial Statements in Cadence’s Annual Reports on Form
10-K
for the fiscal year ended December 31, 2023 and prior fiscal years.

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(4)	Compensation Actually Paid to PEO #1 (Dr. Devgan) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$17,341,862	$32,216,034	$21,735,794	—

Less, value of Stock Awards reported in SCT	($15,392,704	($30,098,153	($19,996,360)	—
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$20,512,907	$33,730,111	$20,926,797	—
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	$65,834,172	($31,069,495)	($4,318,614)	—
Plus, FMV of Awards Granted and Vested in the indicated Year	$1,733,185	$962,229	$557,207	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$29,105,769	$19,016,429	$20,915,668
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	($0)

Total Adjustments	$101,793,329	($7,458,879)	$18,084,699

Actual Compensation Paid	$119,135,192	$24,757,155	$39,820,493

(5)	Compensation Actually Paid to PEO #2 (Mr. Tan) reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	—	—	$11,166,016	$9,604,640

Less, value of Stock Awards reported in SCT		—	($8,999,650)	($7,498,545)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	—	—	$12,344,763	$16,413,875
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	—	—	$6,806,871	$48,081,970
Plus, FMV of Awards Granted and Vested in the indicated Year	—	—	$1,003,000	$1,244,473
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	—	—	$38,030,290	$25,443,727
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—	($0)	($0)

Total Adjustments	—	—	$49,185,274	$83,685,500

Actual Compensation Paid	—	—	$60,351,290	$93,290,140

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(6)	The average Compensation Actually Paid to the non-PEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	2023	2022	2021	2020
Total Reported in Summary Compensation Table (SCT)	$5,291,144	$10,293,930	$5,188,515	$4,251,412

Less, value of Stock Awards reported in SCT	($4,105,718)	($9,032,300)	($3,999,937)	($3,206,240)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$5,483,961	$10,165,513	$5,017,287	$6,219,548
Plus, Change in Fair Value of Prior Years awards that are Outstanding and Unvested	$16,894,138	($11,766,789)	($1,923,004)	$8,360,210
Plus, FMV of Awards Granted and Vested in the indicated Year	$314,241	$216,729	$208,366	$236,946
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	$10,459,620	$7,500,782	$10,047,986	$5,453,791
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	($0)	($0)	($0)	($0)

Total Adjustments	$29,046,242	($2,916,064)	$9,350,699	$17,064,255

Actual Compensation Paid	$34,337,386	$7,377,865	$14,539,214	$21,315,667

(7)
Peer group TSR reflects the S&P 500 Information Technology Index performance as reflected in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023 pursuant to Item 201(e) of Regulation
S-K.
For Cadence’s and the peer group’s TSR, each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 28, 2019.

(8)
We identified
Non-GAAP
Operating Income Dollars as our company selected measure which is defined as operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified
deferred compensation expenses or credits, restructuring charges or credits, acquisition- and integration-related costs, and special charges.

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Compensation Actually Paid versus Total Shareholder Return
As indicated above, we believe there is a strong alignment between Compensation Actually Paid and our TSR as we have outperformed our peer group. Specifically, when our stock price has grown (in 2020, 2021, and 2023), the Compensation Actually Paid has been above our Summary Compensation Table values and when our stock price has decreased (2022) the Compensation Actually Paid has been below our Summary Compensation Table values (and lower than prior years). The 2020 Compensation Actually Paid values for Mr. Tan reflect the impact of prior option awards and prior LTP awards that had meaningful changes in fair value because of our significant stock price gains in 2020. As noted above, the lower Compensation Actually Paid values in 2021 compared to 2020 are a result of several factors including lower price growth and fewer outstanding LTP awards included in the calculations. The higher Compensation Actually Paid values in 2023 compared to 2022 are a result of several factors including significant stock price growth and the use of options and periodic LTP grants in the program.

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Compensation Actually Paid versus GAAP Net Income and
non-GAAP
Operating Income (Company Selected Metric)
As alluded to above, and compared to correlation with TSR, we see a weaker correlation between our financial and operational metrics and Compensation Actually Paid. In each of the past three years our GAAP Net Income and non-GAAP
Operating Income has grown; however, our Compensation Actually Paid has varied over that same period of time (higher values in 2020, 2021, 2023 and lower values in 2022). This underscores that our compensation program is materially tied to stock price performance and creates alignment with the stockholder experience.

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The following is a list of financial performance and
non-financial
performance measures, which in our assessment represent the most important measures used by Cadence to link Compensation Actually Paid to the NEOs for 2023:
Revenue
Non-GAAP
Operating Income Dollars
Non-GAAP
Operating Income Margin
Stock Price Performance
Cadence Culture Modifier
For additional details regarding these performance measures, please see the sections titled “Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan” and “Equity Incentive Compensation” in our “Compensation Discussion and Analysis” elsewhere in this proxy statement.

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CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTY

The Board has adopted written Related Party Transaction Policies and Procedures, which require that all “interested transactions” (as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved is or is be expected to exceed $120,000 since the beginning of Cadence’s last fiscal year;

•	Cadence or any of its subsidiaries is a participant; and

•

Any “related party” has or will have a direct or indirect material interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, direct or indirect owner of another entity (other than a partnership)).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•

Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in law and anyone residing in such person’s home (other than a tenant or employee).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advance approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has preapproved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

◾	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements,

◾

The executive officer is not an immediate family member of a “related party,” the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a named executive officer and the Compensation Committee approved (or recommended that the Board approve) such compensation, or

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◾	The related transaction involves the recovery of erroneously awarded compensation that is disclosed pursuant to the SEC’s compensation disclosure requirements;

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•

Any transaction with another company in which the related party’s only relationship is as a non-executive employee, advisor, director and/or equity owner of, together with all other related parties, less than 10% of that company’s shares, if the aggregate amount involved, since the beginning of Cadence’s last fiscal year, does not exceed the greater of (i) $200,000 and/or (ii) 5% of the recipient’s total annual revenues;

•

Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related party’s only relationship is as a non-executive employee, advisor or director, and from which the related party is not expected to realize any personal benefit or gain, if the aggregate amount involved, since the beginning of Cadence’s last fiscal year, does not exceed $1,000,000, or if donations are made pursuant to Cadence’s matching program as a result of contributions by employees, pursuant to a program that is available on the same terms to all employees of Cadence;

•	Any transaction where the related party’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Board has also delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000. Further, if a director serves as an executive officer of another company with which Cadence does business, the Corporate Governance and Nominating Committee may establish guidelines, via resolutions, under which certain transactions are deemed pre-approved and the Corporate Governance and Nominating Committee, on at least an annual basis, reviews both Cadence’s relationship with the director-affiliated company and the guidelines that have been established for management of that relationship.

TRANSACTIONS WITH RELATED PARTIES

Lip-Bu Tan, who served as Executive Chair of the Board until the 2023 Annual Meeting of Stockholders, is the founder and Chair of Walden International (together with its affiliates, “Walden”), an international venture capital firm that invests in privately held companies. In addition to serving in various roles with Walden, from time to time Mr. Tan or his family members also make direct investments alongside Walden or in other companies in the semiconductor and electronics systems industry. Certain companies that are customers of Cadence have, from time to time, invested in Walden funds and Cadence has at times invested in companies in which Walden has also invested. While none of the foregoing transactions, individually or in the aggregate, is material to Cadence or Mr. Tan, the Board has nonetheless implemented policies and procedures designed to ensure that any such transactions are appropriately reviewed and monitored by the Corporate Governance and Nominating Committee and that any such transactions are on an arm’s length basis.

As disclosed previously, in 2021 Cadence entered into several agreements with Ennocad (Chengdu) Electronic Technology Co., Ltd. (“Ennocad”), a company in which a Walden investment fund affiliated with Mr. Tan owns an approximately 14% interest. Under these agreements, Ennocad served for a three-year term as a provider of emulation and prototyping hardware services via a cloud platform to customers in China with contingent, performance-based exclusivity rights in China. Cadence sold hardware products to Ennocad and received royalty payments on cloud services provided by Ennocad to end users. The 2021 agreements expired at the end of 2023, and in January 2024 Cadence and Ennocad agreed to a two-year extension. Having considered Mr. Tan’s interests (including through Walden) and the applicable terms, the Corporate Governance and Nominating Committee approved the transaction.

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INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the DGCL. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the DGCL and Cadence’s Bylaws.

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INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

Time and Location

The Annual Meeting is scheduled to take place on May 2, 2024, at 1:00 p.m. Pacific Time and will be held by virtual meeting format only.

To attend the Annual Meeting, go to www.meetnow.global/M5WZT79. Online access to the virtual meeting will begin at 12:45 p.m. Pacific Time to allow time for log-in. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

Accessing the Virtual Meeting as a Stockholder or Guest

•

Attending as a Stockholder. Registered and beneficial stockholders as of the Record Date may log into the virtual meeting as a “stockholder,” which will allow them to ask questions and vote during the meeting. You will need a control number to log in as a stockholder, as more fully described below.

•

Attending as a Guest. Stockholders and members of the public may also attend the virtual meeting by logging in as a “guest,” which does not require a control number. Guests cannot ask questions or vote during the meeting.

Registered Stockholders

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are a “registered stockholder” and the “stockholder of record” of those shares. In such case, you will receive a notice card or proxy card with a 15-digit control number from Computershare in the mail (or electronically if you so elected). Such control number may be used to access the virtual meeting website as a stockholder.

Beneficial Stockholders

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (commonly referred to as being held “in street name”), you are a “beneficial stockholder” and your broker, bank or other nominee is considered the “stockholder of record” of those shares. In such case, you have the right to direct your broker, bank or other nominee on how to vote your shares and will receive in the mail (or electronically if you so elected) a voting instruction form with a control number from such broker, bank or other nominee.

Beneficial stockholders can attend the virtual Annual Meeting in two ways:

•

Pre-Registration with Legal Proxy. Beneficial stockholders may attend and vote at the virtual meeting by following the standard pre-registration process. To pre-register, send an email to legalproxy@computershare.com before 5:00 p.m. Pacific Time on April 29, 2024 and include your mailing address and an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received from your broker, bank or other nominee and click on “Vote” or (2) request one through your bank, broker or other nominee. After you transmit the legal proxy to the foregoing email address, you will receive a control number from Computershare, our virtual meeting provider, to access the virtual meeting website as a “stockholder.”

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Note that once you request a legal proxy, all control numbers you previously received from your broker (see next paragraph) and any votes that you have previously cast will be invalidated. Thus, you will need to attend the Annual Meeting with the new control number from Computershare and vote your shares during the Annual Meeting.

•

Direct Access with Broker Control Number. In an effort to make our virtual Annual Meeting more easily accessible, Cadence has again engaged a service being offered by Computershare through which the vast majority of beneficial stockholders may access the virtual meeting website as a “stockholder” using the control number directly provided by their broker, bank or other nominee on their voting instruction form, without the need for pre-registration with a legal proxy. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through either www.proxyvote.com or www.proxypush.com, then you may access, participate in and vote at the Annual Meeting by entering the control number provided on your voting instruction form into the log-in page of the virtual meeting website. Attending the Annual Meeting using this method of access will have no effect on any previously cast votes unless you elect to change your vote at the Annual Meeting.

If your voting instruction form or notice directs you to a voting platform other than the two websites mentioned above, then it means that your broker, bank or other nominee is not a participant in this service and therefore, you must follow the “Pre-Registration with Legal Proxy” process in order to participate in the virtual Annual Meeting as a “stockholder.”

Stockholder Questions

Questions from stockholders will be answered during the Annual Meeting, subject to the rules of conduct of the meeting that will be published on the virtual meeting website and time constraints. If we receive substantially similar questions, we may group such questions together and provide a summary. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints or otherwise, Cadence will post answers to such questions on our Investor Relations page at www.cadence.com as soon as practicable after the Annual Meeting.

QUESTIONS AND ANSWERS RELATING TO PROXY MATERIALS

1.	Why am I receiving these proxy materials?

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, for the Annual Meeting to be held on May 2, 2024, at 1:00 p.m. Pacific Time, or at any adjournment or postponement thereof. The purpose of the Annual Meeting is set forth in this proxy statement and in the accompanying Notice of Annual Meeting.

This proxy statement contains important information to consider when deciding how to vote on the matters brought before the Annual Meeting. Stockholders entitled to vote at the Annual Meeting are encouraged to read it carefully.

Cadence intends to publish this proxy statement on the Investor Relations page at www.cadence.com on or about March 21, 2024.

2.	How may I obtain Cadence’s annual report on Form 10-K?

A copy of Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge on the internet from the SEC at www.sec.gov and on our Investor Relations page at www.cadence.com.

3.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials? How may I obtain a paper copy of the proxy materials?

Pursuant to the rules adopted by the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. This

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process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources.

On or about March 21, 2024, Cadence will mail to each stockholder entitled to vote at the Annual Meeting (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials that contains instructions on how to access and review the proxy materials (including Cadence’s proxy statement and annual report) on the internet and how to access a proxy card to vote on the internet or by telephone.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

4.	How can I access the proxy materials over the internet?

Your Notice of Internet Availability of Proxy Materials will contain instructions on how to access and view the proxy materials on the internet and how to request a paper copy of the proxy materials.

The proxy materials are also available on the Investor Relations page at www.cadence.com.

5.	I received one copy of the proxy materials. May I get additional copies?

You may request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com.

6.

What if I received a notice from my broker stating that it will be “householding” deliveries to my address? What if I received more than one copy of the Notice of Internet Availability of Proxy Materials and proxy materials?

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. If you received a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of such materials, you may also submit a request to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com, and we will promptly provide them to you.

QUESTIONS AND ANSWERS RELATING TO VOTING

7.	Who may vote at the Annual Meeting?

You may vote if you owned shares of Cadence common stock, $0.01 par value per share, as of the close of business on March 4, 2024, which is the Record Date for the Annual Meeting. At the close of business on the Record Date, Cadence had 272,600,859 shares of common stock outstanding and entitled to vote.

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Each share outstanding on the Record Date is entitled to one vote at the Annual Meeting. You are entitled to vote shares that are (i) held directly in your name or (ii) held for you as the beneficial owner in a brokerage account or through a broker, bank or other nominee rather than directly in your name.

8.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares of Cadence common stock.

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (that is, “in street name”), you are considered the “beneficial owner” of those shares of Cadence common stock. In that case, your broker, bank or other nominee is considered the “stockholder of record” with respect to those shares of Cadence common stock and should be forwarding the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote those shares of Cadence common stock.

9.	How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record as of the close of business on the Record Date, you have three options for submitting your vote prior to the Annual Meeting: (i) via the internet, (ii) by telephone or (iii) by mail (by completing, signing, dating and mailing a paper proxy card, which a stockholder may request as outlined in the Notice of Internet Availability of Proxy Materials).

If you attend the Annual Meeting by logging into the virtual meeting as a stockholder, you may also submit your vote via the virtual meeting website, in which case any votes that were previously submitted — whether via the internet, telephone or mail — will be superseded by the vote that is cast at the Annual Meeting.

Whether your proxy is submitted via the internet, telephone or mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by you.

10.	How do I vote my shares if I am a beneficial owner through a broker, bank or other nominee?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares of Cadence common stock held through a broker, bank or other nominee may be voted at the Annual Meeting by you only if you log into the virtual meeting website as a stockholder. The two methods for doing so are described above under “Attending the Annual Meeting.”

11.	What is the vote required to pass each of the proposals?

Proposal 1 – regarding the election of directors, each director must receive a majority of the votes cast (the number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the proposal.

Proposals 2, 5, 6 and 7 – the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on each proposal is required for approval of each proposal.

Proposals 3 and 4 – the affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote at the Annual Meeting is required for approval of each proposal.

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12.	Who will bear the cost of this proxy solicitation?

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the Annual Meeting.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of Cadence common stock for their costs of forwarding solicitation materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by MacKenzie Partners, Inc. Cadence has retained MacKenzie Partners to solicit proxies for an aggregate fee of approximately $16,500 plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

If you have any questions or need any assistance in voting your shares, please contact MacKenzie Partners toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

13.	What are broker non-votes and how are the broker non-votes counted?

Broker non-votes occur when a bank, broker or other nominee (i.e., the record holder) has not received voting instructions from the beneficial owner on a matter for which the record holder does not have discretionary power to vote. For such matters, broker non-votes are counted as present for purposes of determining the presence of a quorum. Broker non-votes will have no effect on voting on the matter where the vote required is the affirmative vote of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on such matter. Where the vote required is the affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote at the Annual Meeting, broker non-votes will have the effect of votes against the proposal.

14.	When does a broker have discretion to vote my shares?

Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.

The following proposals are considered non-routine matters: Proposal 1 – regarding the election of directors, Proposal 2 – regarding the approval of the amendment of the ESPP, Proposal 3 – regarding the approval of the Officer Exculpation Amendment, Proposal 4 – regarding the approval of the Written Consent Amendment, Proposal 5 – regarding an advisory resolution to approve named executive officer compensation, and Proposal 7 – regarding the stockholder proposal to vote on golden parachutes. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2, 3, 4, 5 or 7.

Proposal 6 – regarding the ratification of the selection of Cadence’s independent registered public accounting firm is considered a routine matter, and brokers are therefore permitted to vote shares held by them without instruction from beneficial owners.

15.	How are abstentions counted?

Abstentions are counted as present for purposes of determining the presence of a quorum, but how abstentions affect the outcome of a vote differs based on the required vote for the proposal.

Proposal 1 – regarding the election of directors, abstentions count neither as a vote “for” nor a vote “against” a director.

Proposals 2, 3, 4, 5, 6 and 7 – abstentions will have the same effect as a vote against that proposal.

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16.	Can I change a vote I have previously cast?

If you are a stockholder of record, you may change or withdraw your proxy at any time before it is actually voted, irrespective of whether your proxy was submitted via the internet, telephone or mail. Your proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the Annual Meeting and voting via the virtual meeting website. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy.

If you are a beneficial owner who holds your stock through a bank, broker or other nominee, you must contact the bank, broker or other nominee that holds your shares for specific instructions on how to change or revoke your vote, or attend the Annual Meeting logged in as a stockholder and vote via the virtual meeting website.

17.	How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

Proposal 1:	FOR the election of each of the nine director nominees named in this proxy statement;

Proposal 2:	FOR the approval of the amendment of the ESPP;

Proposal 3:	FOR the approval of the Officer Exculpation Amendment;

Proposal 4:	FOR the approval of the Written Consent Amendment;

Proposal 5:	FOR the advisory resolution to approve named executive officer compensation;

Proposal 6:	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm for its fiscal year ending December 31, 2024; and

Proposal 7:	AGAINST the stockholder proposal to vote on golden parachutes.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL MEETING

18.	What constitutes a quorum for the Annual Meeting?

The presence, including by proxy, of a majority of the voting power of the shares of Cadence common stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Annual Meeting.

19.	Who is the inspector of elections for the Annual Meeting?

Computershare has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUESTIONS AND ANSWERS RELATING TO STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

20.	Can stockholders submit proposals for inclusion in Cadence’s proxy materials for the next annual meeting?

Stockholder proposals (other than director nominations) must comply with the requirements of Rule 14a-8 of the Exchange Act and must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and received no later than the close of business (5:00 p.m. Pacific Time) on November 20, 2024 to be included in the proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders.

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21.	Can stockholders nominate directors for inclusion in Cadence’s proxy statement for the next annual meeting?

Cadence’s Bylaws provide that, under certain circumstances, director candidates nominated by a stockholder or group of stockholders may be included in Cadence’s annual meeting proxy statement. These proxy access provisions of Cadence’s Bylaws provide, among other things, that a stockholder or group of no more than 20 stockholders seeking to include director candidates in Cadence’s proxy statement must own at least 3% of Cadence’s outstanding shares of common stock continuously for at least the previous three years. The number of stockholder-nominated candidates to be included in any set of proxy statement cannot exceed the greater of two individuals or 20% of the number of directors (rounded down to the nearest whole number), which number may be reduced under certain circumstances, as described in Cadence’s Bylaws. The nominating stockholder or group of stockholders must also deliver the information required by Cadence’s Bylaws and satisfy the other applicable requirements of Cadence’s Bylaws, and each nominee must meet the qualifications set forth in Cadence’s Bylaws.

Notices to include stockholder-nominated candidates in Cadence’s proxy statement for the 2025 Annual Meeting of Stockholders must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on January 2, 2025 and no earlier than the close of business on December 3, 2024, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2025 Annual Meeting of Stockholders changes by more than 30 days from the first anniversary of the the Annual Meeting, nomination notices must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

22.

What is the deadline for stockholders to submit director nominations or other proposals for consideration at the next annual meeting that stockholders do not seek to include in Cadence’s proxy materials?

For director nominations or other business proposals that the stockholder does not seek to include in Cadence’s 2025 proxy materials pursuant to the proxy access provisions set forth in Cadence’s Bylaws or Rule 14a-8 under the Exchange Act, the nominations or proposals must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on February 1, 2025 and no earlier than the close of business on January 2, 2025. and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2025 Annual Meeting of Stockholders changes by more than 30 days from the first anniversary of the the Annual Meeting, any such stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

In order for stockholders to give timely notice of director nominations at our 2025 Annual Meeting of Stockholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadlines as disclosed above which are set forth in Cadence’s Bylaws and must also include the information in the notice required by Cadence’s Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

March 21, 2024	Karna Nisewaner
Senior Vice President, General Counsel and Corporate Secretary

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 CAN BE FOUND ON THE INVESTOR RELATIONS PAGE AT WWW.CADENCE.COM OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

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APPENDIX A: Cadence Design Systems, Inc. Amended and Restated Employee Stock Purchase Plan

CADENCE DESIGN SYSTEMS, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN1

1.	Purpose.

(a)

The purpose of the Plan is to provide a means by which Employees of the Company and certain Designated Companies may be given an opportunity to purchase Shares of the Company. The terms of Rights granted pursuant to the Plan shall remain in effect in accordance with the version of the Plan in effect as of the date such Rights were granted.

(b)

The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Designated Companies.

(c)

The Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Rights under a Non-423 Component that does not qualify as an Employee Stock Purchase Plan; such Rights shall be granted pursuant to Offerings, rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company and Designated Companies. Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.	Definitions.

(a)

“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees in one or more Offerings.

(b)

“Affiliate” means any entity, other than a Related Entity, and whether now or hereafter existing, (i) which, directly or indirectly, is controlled by, controls or is under common control with the Company, or (ii) in which the Company has a significant equity interest.

(c)

“Applicable Law” means the Code and any applicable U.S. and non-U.S. securities, exchange control, tax, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (or under the authority of the New York Stock Exchange, NASDAQ Stock Market or the Financial Industry Regulatory Authority).

[1]	Amendment Approved by the Board on February 2, 2024 and the stockholders on May 2, 2024 (Subject to stockholder approval)

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(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(f)	“Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

(g)	“Company” means Cadence Design Systems, Inc., a Delaware corporation.

(h)

“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of Rights under the Plan (including, but not limited to, contributions made by a Participant in the event that payroll deductions are not permissible or problematic under Applicable Law).

(i)	“Designated Affiliate” means any Affiliate selected by the Board as eligible to participate in the Non-423 Component.

(j)	“Designated Company” means a Designated Affiliate or Designated Related Entity.

(k)	“Designated Related Entity” means any Related Entity selected by the Board as eligible to participate in the 423 Component or Non-423 Component.

(l)	“Director” means a member of the Board.

(m)

“Eligible Employee” means an Employee who meets the requirements approved by the Board for eligibility to participate in the Offering. The Board shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(n)

“Employee” means any person, including officers and Directors, employed by the Company, a Related Entity or an Affiliate. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or any Related Entity or Affiliate.

(o)	“Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(p)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q)

“Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely by the Board for an Offering.

(r)	“Non-423 Component” means an employee stock purchase plan which is not intended to meet the requirements set forth in Code Section 423 and the regulations thereunder.

(s)

“Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

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(t)	“Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(u)	“Offering Date” means a date selected by the Board for an Offering to commence.

(v)	“Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(w)	“Plan” means this Amended and Restated Employee Stock Purchase Plan, including both the 423 Component and Non-423 Component, as amended from time to time.

(x)

“Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(y)

“Related Entity” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)	“Right” means an option to purchase Shares granted pursuant to the Plan.

(aa)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(bb)	“Securities Act” means the United States Securities Act of 1933, as amended.

(cc)	“Share” means a share of the common stock of the Company.

3.	Administration.

(a)

The Board shall administer the Plan unless and until the Board delegates administration to a Committee or other delegates, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)	The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical), including which Designated Related Entities and Designated Affiliates shall participate in the 423 Component or the Non-423 Component.

(ii)	To designate from time to time which Related Entities and Affiliates of the Company shall be eligible to participate in the Plan as Designated Related Entities and Designated Affiliates.

(iii)

To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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(iv)	To amend the Plan as provided in Section 14.

(v)

Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the purpose of the Plan, as provided in Section 1.

(vi)

To adopt such Offerings, rules, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of the foregoing, with respect to the participation of such Employees in the Plan, the Board is authorized to determine, among other things, eligibility requirements, earnings definitions, how Contributions are taken, whether Contributions are held in a financial institution or trust account, payment of any interest on Contributions, procedures for conversion of local currency, beneficiary designation requirements, restrictions on Shares and tax withholding and reporting requirements.

(vii)	To make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)

The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Non-Employee Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. In addition, to the extent not prohibited by applicable law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board or Committee may retain the authority to concurrently administer the Plan with any such delegatee and may, at any time, revest in the Board or the Committee some or all of the powers previously delegated.

(d)

Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(e)

All determinations by the Board or Committee (and its delegates) in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the sole discretion of the Board or Committee, as applicable, and will be final, binding and conclusive for all purposes and upon all interested persons.

4.	Shares Subject to the Plan.

(a)

Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 81,500,000 Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

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(b)	The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	Grant of Rights; Offering.

(c)

The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and, with respect to the 423 Component, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the terms approved by the Board for an Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless otherwise determined by the Board, each Offering to the Eligible Employees shall be deemed a separate offering under the Plan for purposes of Section 423 of the Code.

(d)

If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	Eligibility.

(a)

Rights may be granted only to Employees of the Company or a Designated Company. Except as provided in subsection 6(b) or as required by Applicable Law, an Employee shall not be eligible to be granted Rights under the Plan unless, on the fifteenth day of the month before the Offering Date, such Employee has been in the employ of the Company or a Designated Company, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b)

The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii)	the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)	the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c)

No Employee shall be eligible for the grant of any Rights under the 423 Component if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate.

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For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d)

An Eligible Employee may be granted Rights under the 423 Component only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars (US$25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e)

The Board may provide in an Offering under the 423 Component that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(f)

An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering thereunder if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering thereunder to violate Section 423 of the Code.

(g)

Notwithstanding the foregoing provisions of this Section 6, for Rights granted under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Non-423 Component or an Offering if the Board determines, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

7.	Rights; Purchase Price.

(a)

On each Offering Date, subject to applicable limitations under the Plan, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i)

with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii)

with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b)	The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c)

In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights

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granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d)	The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i)	an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii)	an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	Participation; Withdrawal; Termination.

(a)

An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time and in such form as the Company provides. Each such agreement shall authorize Contributions in the form of payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined by the Board in each Offering). Contributions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be held separately or deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such Contributions. If payroll deductions are impermissible or problematic under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, a Participant may (i) begin such Contributions after the beginning of the Offering, (ii) make payments into his or her account by means other than payroll deductions (e.g., cash, check, etc.), and (iii) make additional payments into his or her account, provided that such Participant has not already contributed the maximum dollar amount allowable for the Offering.

(b)

At any time during an Offering, a Participant may terminate his or her Contributions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all accumulated Contributions credited to such Participant’s account (reduced to the extent, if any, such Contributions have been used to acquire Shares for the Participant) under the Offering, without interest (unless otherwise specified in the Offering or required by Applicable Law), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)

Rights granted to a Participant pursuant to any Offering under the Plan shall terminate immediately upon cessation of such Participant’s employment with the Company or a Designated Company for any reason. In the event of such termination, the Company shall distribute to such terminated Participant all accumulated Contributions credited to such terminated Participant’s account (reduced to the extent, if any, such Contributions have been used to acquire Shares for the terminated Participant) under the Offering, without interest (unless otherwise specified in the Offering or required by Applicable Law). If the accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the Offering or required by Applicable Law). If the accumulated Contributions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest (unless otherwise specified in the Offering or required by Applicable Law).

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(d)

If a Participant transfers employment with the Company to any Designated Company or vice-versa, or if a Participant transfers employment with one Designated Company to another Designated Company, the Participant shall continue to participate in the Offering in which he or she was enrolled for the duration of the current Offering Period (except as set forth herein or unless otherwise determined by the Company in its sole discretion), but upon commencement of a new Offering Period, the Participant shall automatically be deemed to be enrolled in the new Offering applicable to the Company or Designated Company to which the Participant transferred employment. A Participant transferring employment from the Company or any Designated Company participating in the 423 Component to a Designated Company participating in the Non-423 Component shall remain in the 423 Component Offering until the next Offering Period, provided he or she continues to be eligible to purchase shares under Code section 423 requirements and if the Participant is not eligible under the Code section 423 requirements, he or she shall immediately transfer to the Non-423 Component and may purchase Shares under that Offering. Notwithstanding the foregoing, the Board may establish other rules governing a Participant’s transfer of employment between the Company and Designated Companies or between Designated Companies, including without limitation, a requirement that a Participant withdraw from participation in the Plan prior to such transfer, subject to Participant’s right to re-enroll if so eligible after the transfer.

(e)

During a Participant’s lifetime, Rights will be exercisable only by such Participant. Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company and valid under Applicable Law, by a beneficiary designation as described in Section 15.

9.	Exercise.

(a)

On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated Contributions (without any increase for interest, unless otherwise specified in the Offering) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan, unless specifically provided for in the Offering.

(b)

Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated Contributions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest (unless otherwise specified in the Offering or required by Applicable Law). If such remaining accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the Offering or required by Applicable Law). If such remaining accumulated Contributions have been deposited in a separate account with a financial institution, as provided in subsection 8(a), then the distribution shall be made from such separate account, without interest (unless otherwise specified in the Offering or required by Applicable Law).

(c)

The amount, if any, of accumulated Contributions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest (unless otherwise specified in the Offering or required by Applicable Law), into the next Offering.

(d)

No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. and non-U.S. state, and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase

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Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered or not in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire Shares) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering or required by Applicable Law). If the accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the Offering or required by Applicable Law). If the accumulated Contributions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest (unless otherwise specified in the Offering or required by Applicable Law).

10.	Covenants of the Company.

(a)	During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b)

The Company shall seek to obtain from each U.S. and non-U.S. federal, state, or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	Use of Proceeds from Shares.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	Rights as a Stockholder and Employee.

(a)

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

(b)

Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company, any Related Entity or any Affiliate, or restrict the right of the Company, any Related Entity or any Affiliate to terminate such Employee’s employment.

13.	Adjustments Upon Changes in Securities.

(a)

Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on common stock of the Company) or any other increase or decrease in the number or value of Shares effected without receipt of consideration by the Company (including as a result of a spin-off or similar transaction); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

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(b)

In the event of the dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such event, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right.

(c)

In the event of a Change in Control (as defined below) any and all Offerings shall terminate immediately prior to the consummation of such Change in Control, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a Change in Control, then the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period. In the case of a spin-off or similar transaction, the Board may take action to shorten an Offering Period, in addition to those adjustments set forth in Section 13(a). For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any of the following events: (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (iii) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (iv) any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; or (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board (the “Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future.

(d)

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14.	Amendment of the Plan.

(a)

The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Entity or Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i)	Increase the amount of Shares reserved for Rights under the Plan;

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(ii)

Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii)	Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b)

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under the 423 Component into compliance therewith.

(c)

Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the 423 Component of the Plan comply with the requirements of Section 423 of the Code.

15.	Designation of Beneficiary.

(a)

The Company may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, the Company may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Subject to compliance with Applicable Law, any such designation and/or change to a prior designation must be on a form approved by the Company.

(b)

In the event of the death of a Participant and in the absence of a beneficiary validly designated in accordance with Section 15(a) and who is living at the time of such Participant’s death, subject to compliance with Applicable Law, the Company shall deliver any Shares and/or cash, if any, from the Participant’s account under the Plan to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	Termination or Suspension of the Plan.

(a)

The Board, in its discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)

Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the 423 Component comply with the requirements of Section 423 of the Code.

17.	Code Section 409A; Tax Qualification; Tax Withholding.

(a)

Rights granted under the 423 Component are exempt from the application of Section 409A of the Code, including United States Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Rights granted under the Non-423 Component to U.S. taxpayers

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are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to the provisions of Section 17(b) below, Rights granted to U.S. taxpayers under the Non-423 Component shall be subject to such terms and conditions that will permit such Rights to satisfy the requirements of the short-term deferral exception available under Section 409A, including the requirement that the Shares subject to such Rights be delivered within the short-term deferral period. Further, subject to Section 17(b), in the case of a Participant who would otherwise be subject to Section 409A, to the extent the Board determines that Rights granted under the Non-423 Component (including the exercise, payment, settlement or deferral of such Rights) are subject to Section 409A, the Rights shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if Rights that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant, or for any action taken by the Board with respect to such Rights.

(b)

Although the Company may endeavor to (i) qualify Rights for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

(c)

At the time a Participant’s Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant shall make adequate provision for any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participating Employee’s participation in the Plan (“Tax-Related Items”). In its sole discretion, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s compensation, (ii) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value at least sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares (subject to such Board approval as may be required by Applicable Law), (iii) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, or (iv) by such other withholding method set forth in the Participant’s participation agreement. The determination of fair market value for purposes of withholding or reporting of Tax-Related Items may be made in the Committee’s discretion subject to Applicable Law and is not required to be consistent with the determination of Fair Market Value for other purposes.

18.

Severability. If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan and the Plan will be construed as though such invalid provision was omitted.

19.	Governing Law. The Plan shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

20.	Effective Date of Plan. The Plan shall become effective upon adoption by the Board.

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APPENDIX B: Proposed Amendment to Cadence Design Systems, Inc. Restated Certificate of Incorporation to Limit Monetary Liability of Certain Officers as Permitted By Law

ARTICLE VII

No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or officer derived an improper personal benefit, (iv) of a director under Section 174 of the General Corporation Law of the State of Delaware, or (v) of an officer in any action by or in the right of the corporation.

Any repeal or modification of the foregoing provisions of this Article VII shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification.

For the purposes of this Article VII, “officer” has the meaning set forth in Section 102(b)(7) of the General Corporation Law of the State of Delaware.

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APPENDIX C: Proposed Amendment to Cadence Design Systems, Inc. Restated Certificate of Incorporation Regarding Stockholder Action by Written Consent

ARTICLE VIII

Any action required or permitted to be taken by stockholders at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the General Corporation Law of Delaware, provided that no such action may be taken except in accordance with the provisions (in each case, as amended from time to time) of each of this Article, the Bylaws of the corporation and applicable law.

1.

REQUEST FOR RECORD DATE. The record date for determining the stockholders entitled to consent to a corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article VIII. Any stockholder of record seeking to have the stockholders of the corporation authorize or take corporate action by written consent without a meeting shall, by written notice delivered to the Secretary of the corporation at the principal executive offices of the corporation and signed by holders of record at the time such request is delivered Owning (as defined in Article I, Section 1.13(a)(viii) of the Bylaws of the corporation as amended from time to time) in the aggregate not less than 25% of all outstanding shares of Common Stock entitled to vote on the matter (the “Requisite Percentage”), request the Board of Directors to fix a record date for such consent. Each written request must contain the information set forth in Section 2 of this Article VIII. The Board of Directors shall, by the later of (i) 20 days after the date on which a request is received and (ii) 5 days after delivery to the Secretary of the corporation of any information requested by the corporation to determine the validity of such request or whether the request relates to an action that may be taken by written consent pursuant to this Article VIII, determine the validity of the request and whether the request relates to an action that may be authorized or taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If a request has been delivered to the Secretary of the corporation in compliance with this Article VIII but no record date has been fixed by the Board of Directors by the date required by this Section 1, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Secretary of the corporation in the manner described in this Article VIII; provided that if prior action by the Board of Directors is required by applicable law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.

REQUEST REQUIREMENTS. Any request must be delivered by holders of record Owning at least the Requisite Percentage, who shall not revoke such request and who shall continue to Own in the aggregate not less than the Requisite Percentage through the date of delivery of written consents signed by a sufficient number of stockholders to authorize or take such action, and must contain:

(a).	An agreement to solicit consents in accordance with Section 4 of this Article VIII;

(b).	A description of the action proposed to be taken by written consent of stockholders;

(c).	The text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws of the corporation);

(d).	Documentary evidence that the requesting stockholders Own in the aggregate not less than the Requisite Percentage;

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(e).

An agreement by the requesting stockholders to notify the corporation immediately in the case of any disposition prior to the record date set for the action by written consent of any shares of Common Stock Owned of record and an acknowledgment that any such disposition shall be deemed a revocation of such record date request to the extent of such disposition; and

(f).

Any such other information and representations, to the extent applicable, required by the corporation’s Bylaws (as amended from time to time) as though such stockholders were proposing to make a nomination or to bring any other item of business before a meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”)).

(g).

The Board of Directors may require the stockholders submitting a request to furnish other information to determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VIII. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VIII, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date to the same extent as would be required by the advance notice provisions in the Bylaws of the corporation as of the record date for a meeting of stockholders if such action were a nomination or other item of business proposed to be brought before a meeting of stockholders. Any requesting stockholder may revoke a request with respect to such stockholder’s shares at any time by written revocation delivered to the Secretary of the corporation at the principal executive offices of the corporation. If, at any time following such revocation (including any revocation resulting from a disposition of shares), the unrevoked valid requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the action by written consent.

3.

ACTIONS WHICH MAY NOT BE TAKEN BY WRITTEN CONSENT. Stockholders are not entitled to take action by written consent if (a) the record date request for such action does not comply with this Article VIII, (b) such request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act or other applicable law, (c) such request is received by the corporation during the period commencing 90 days before the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (d) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (e) an identical or substantially similar item of business (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at a meeting of stockholders held within 90 days before the record date request for such action is delivered to the Secretary of the corporation, or (f) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called to be held within 90 days after the record date request for such action is delivered to the Secretary of the corporation. For the purposes of this Section 3, the election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

4.

MANNER OF CONSENT SOLICITATION. Stockholders may take action by written consent only if such consents are solicited by the stockholders seeking to take action by written consent from all holders of Common Stock entitled to vote on the matter in accordance with this Article VIII, the Bylaws of the corporation, and Regulation 14A under the Exchange Act without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act and other applicable law.

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5.	CONSENT REQUIREMENTS.

(a).

Every written consent purporting to take or authorize the taking of a corporate action (each such written consent, a “Consent”) shall be signed and delivered in accordance with Section 228 of the General Corporation Law of Delaware. No Consent shall be effective to take the corporate action referred to therein unless Consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner required by Section 228 of the General Corporation Law of Delaware within 60 days of the first date on which a Consent is so delivered to the corporation. Any person executing a Consent may provide, whether through instruction to an agent or otherwise, that such Consent will be effective at a future time, including a time determined upon the happening of an event, occurring not later than 60 days after such instruction is given or such provision is made, if evidence of the instruction or provision is provided to the corporation. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such Consent shall be revocable prior to its becoming effective.

(b).

Delivery must be made in the manner required by Section 228(c) of the General Corporation Law of Delaware. In the event of the delivery to the corporation of Consents, the Secretary or such other officer of the corporation as the Board of Directors may designate shall provide for the safekeeping of such Consents and any related revocations and shall promptly conduct such review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary or such other officer of the corporation, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary or such other officer of the corporation, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents, and such Inspectors shall discharge the functions of the Secretary or such other officer of the corporation, as the case may be, under this Article VIII. If, after such inspection, the Secretary, such other officer of the corporation or Inspectors, as the case may be, determines that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the inspection required by this section, the Secretary, such other officer of the corporation or Inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

6.	EFFECTIVENESS OF REQUESTS AND CONSENTS.

(a).

Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, no action may be taken by written consent of the stockholders except in accordance with this Article VIII and applicable law.

(b).

If the Board of Directors shall determine that any record date request was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VIII, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article VIII, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

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(c).

No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the corporation or Inspectors, as the case may be, certifies to the corporation that the Consents delivered to the Secretary of the corporation in accordance with this Article VIII represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with applicable law and this Article VIII.

7.

CHALLENGE TO VALIDITY OF CONSENT. Nothing contained in this Article VIII shall be construed to imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary, such other officer of the corporation or Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

8.

BOARD-SOLICITED STOCKHOLDER ACTION BY WRITTEN CONSENT. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article VIII shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors, and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

9.

DELIVERY TO THE CORPORATION. Whenever this Article VIII requires one or more persons to deliver a document or information to the corporation or the Secretary thereof (including any notice, request, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. Notwithstanding the foregoing provisions of this Article VIII, Consents may be documented in writing or by electronic transmission, and may be delivered to the corporation, in any manner expressly permitted by Section 228 of the General Corporation Law of Delaware.

ARTICLE IX

1.	DEFINITIONS.

For the purposes of this Article IX and the following Article X:

(a)	“Affiliate” and “Associate” have the meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1987.

(b)	“Beneficially Owns” has the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1987.

(c)

“Business Combination” means (i) any merger, consolidation, combination or reorganization of the corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the corporation or a Subsidiary, (ii) any sale, lease, exchange, transfer, liquidation or other disposition (in one transaction or a series of transactions), including without limitation, a mortgage or any other security device, of assets of the corporation and/or one or more Subsidiaries (including without limitation any voting securities of a Subsidiary) constituting a Substantial Part of the corporation, to a Related Person, (iii) any sale, lease, exchange, transfer, liquidation or other disposition (in one transaction or a series of transactions), including without limitation, a mortgage or any other security device, of assets of a Related Person (including without limitation any voting securities of a subsidiary of such Related Person) constituting a Substantial Part of such Related Person, to the corporation and/or one or more

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Subsidiaries, (iv) the issuance or transfer of any securities (other than by way of a pro rata distribution to all shareholders) of the corporation or a Subsidiary to a Related Person which, when aggregated with all prior issuances and transfers to such Related Person of securities of the corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the corporation or such Subsidiary, (v) the acquisition by the corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (A) the outstanding shares of any class or series of any security issued by the Related Person or (B) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the corporation or a Subsidiary or (y) upon the conversion or exchange of any other security then owned by the corporation or a Subsidiary); (vi) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

(d)

“Continuing Director” means, as to any Related Person, any member of the Board of Directors who (i) is unaffiliated with and is not the Related Person and (ii) was a member of the Board of Directors either on the Effective Date or prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

(e)	“Disinterested Shares” means, as to any Related Person, shares of Voting Stock held by shareholders other than such Related Person.

(f)

“Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for securities listed on the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final. In making such determinations, the Board may rely in good faith upon the books of account or other records of the corporation or statements prepared by its officers or by independent accountants or by an appraiser selected with reasonable care by the Board.

(g)

“Related Person” means and includes an individual, corporation, partnership or other person or entity, or any group of two or more of any of the foregoing that have agreed to act together, which, together with its or their Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the “Threshold Percentage”) or more of the outstanding Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term “Related Person” shall not include any individual, corporation, partnership or other person, entity or group which beneficially owned on March 15, 1987 five percent (5%) or more of the fully diluted capital stock of ECAD, Inc., a California corporation (“Excluded Person”) or any Affiliate or Associate of an Excluded Person.

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(h)

“Subsidiary” means any corporation in which the corporation owns, directly or indirectly, securities which entitle the corporation to elect a majority of the board of directors of such corporation or which otherwise give to the corporation the power to control such corporation.

(i)

“Substantial Part” means more than ten percent (10%) of the fair market value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(j)

“Voting Stock” means all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

2.	VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

Except as otherwise expressly provided in Section 3 of this Article IX, in addition to any affirmative vote required by law or by any other provision of this Restated Certificate of Incorporation, and in addition to any voting rights granted to or held by holders of Preferred Stock, the approval or authorization of any Business Combination shall require (a) the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock, voting together as a single class (the “Voting Requirement”) and (b) the affirmative vote of the holders of a majority of the Disinterested Shares. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.

3.	EXCEPTIONS.

(a)

Section 2 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

(b)

The Voting Requirement of Section 2 of this Article IX shall not be applicable to any particular Business Combination in which shareholders of the corporation, in one or more transactions, are to receive cash, securities or other property in exchange for their shares of capital stock of the corporation, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provisions of this Restated Certificate of Incorporation, if all of the following conditions are met:

(i)

The aggregate amount of cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(A)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Related Person for any shares of Common Stock acquired by it (1) within the period of two (2) years immediately prior to and including the date of the most recent public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction or series of transactions in which it became a Related Person, whichever is higher, or

(B)

the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to as the “Determination Date”), whichever is higher; and

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(ii)

The aggregate amount of the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of any of a particular class or series of outstanding capital stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) of this Section 3 shall be required to be met with respect to every class or series of outstanding capital stock other than Common Stock whether or not the Related Person has previously acquired any shares of that particular class or series of capital stock):

(A)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Related Person for any shares of such class or series of capital stock acquired by it (1) within the period of two (2) years immediately prior to and including the Announcement Date or (2) in the transaction or series of transactions in which it became a Related Person, whichever is higher, or

(B)

(if applicable) the redemption price of the shares of such class or series, or if such shares have no redemption price, the highest amount per share which such class or series was entitled to receive upon liquidation, dissolution or winding up of the corporation as of the Announcement Date or the Determination Date, whichever is higher; or

(C)	the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher; and

(iii)

The consideration to be received by holders of a particular class or series of outstanding capital stock (including, without limitation, Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of capital stock. If the Related Person has paid for shares of any class or series of capital stock with varying forms of consideration, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

(iv)

The Business Combination is approved by the affirmative vote of the holders of a majority of the Disinterested Shares. The price determined in accordance with paragraph (b)(i) and (b)(ii) of this Section 3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

4.	DETERMINATION OF COMPLIANCE.

A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation: (a) whether a person is a Related Person, (b) the number of shares of capital stock a person Beneficially Owns, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph (b) of Section 3 of this Article IX have been met with respect to any Business Combination, and (e) whether the proposed transaction is a Business Combination. A majority of the Continuing Directors shall have the further power to interpret all of the other terms and provisions of this Article IX.

ARTICLE X

In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any “Change”) of Article IX or this Article X of this Restated Certificate of Incorporation must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who

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are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than a majority of the outstanding Voting Stock of the corporation and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Disinterested Shares. Subject to the foregoing, the corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.

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YOUR VOTE IS IMPORTANT The meeting will be held on May 2, 2024 at 1:00 p.m. (P.T.). All votes must be received by the end of the meeting. SCAN the QR code or visit envisionreports.com/CDNS to vote your shares 2024 ANNUAL MEETING – PROXY CARD Attend the meeting on May 2, 2024 at 1:00 p.m. (P.T.), virtually at https://meetnow.global/M5WZT79. CALL 1-800-652-VOTE (8683) within the USA, US territories and CA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE NINE NOMINEES LISTED BELOW: 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Mark W. Adams 02 - Ita Brennan 03 - Lewis Chew  04 - Anirudh Devgan 05 - ML Krakauer 06 - Julia Liuson 07 -James D. Plummer 08 - Alberto Sangiovanni- Vincentelli 09 - Young K. Sohn THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 6: For Against Abstain For Against Abstain 2. Approval of the amendment of the Employee Stock Purchase Plan. 3. Approval of the amendment of the Restated Certificate of Incorporation to limit monetary liability of certain officers as permitted by law. 4. Approval of the amendment of the Restated Certificate of Incorporation regarding stockholder action by written consent. 5. Advisory resolution to approve named executive officer compensation. 6. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2024. THE BOARD OF DIRECTORS RECOMMEND A VOTE AGAINST PROPOSAL 7: For Against Abstain 7. Stockholder proposal regarding vote on golden parachutes.

YOUR VOTE ATTEND MATTERS the meeting on May 2, 2024 • Have a voice at 1:00 p.m. (P.T.). • Keep your account active • Stay informed Important notice regarding the internet availability of proxy materials for the 2024 Annual Meeting of Stockholders of Cadence Design Systems, Inc. The 2024 Annual Report and Proxy Statement for the fiscal year ended December 31, 2023 of Cadence Design Systems, Inc. are available at: envisionreports.com/CDNS IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2024 ANNUAL MEETING – PROXY CARD PROXY SOLICITED FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 2, 2024 The undersigned hereby appoints Anirudh Devgan, John M. Wall and Karna Nisewaner, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2024 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held virtually via the internet at https://meetnow.global/M5WZT79, on May 2, 2024 at 1:00 p.m. Pacific Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if present at the virtual meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked. THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2 THROUGH 6, AND AGAINST PROPOSAL 7. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2024 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION. (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.) AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NON-VOTING ITEMS Change of Address — Please print new address below. Comments — Please print your comments below.